Exhibit 2.2

EXECUTION VERSION

Dated 2nd May, 2014

UNILEVER N.V.

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UNILEVER PLC

- and -

UNILEVER JAPAN HOLDINGS K.K.

- and -

UNILEVER UNITED STATES, INC.

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

NINETEENTH SUPPLEMENTAL TRUST DEED

relating to a

U.S.$15,000,000,000 Debt Issuance Programme

Slaughter and May

One Bunhill Row

London EC1Y 8YY

(MJXT/RJXM)

520579676

THIS NINETEENTH SUPPLEMENTAL TRUST DEED is made this 2nd day of May, 2014

BETWEEN:

(1)	UNILEVER N.V. (“N.V.”), a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC (“PLC”), a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4UJ, United Kingdom, UNILEVER JAPAN HOLDINGS K.K., a company incorporated under the laws of Japan, whose registered office is at 1-1, Kamimeguro 2-chome, Meguro-ku, Tokyo 153-8578, Japan and UNILEVER UNITED STATES, INC. (“UNUS”), a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America; and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (the “Trustee”, which expression shall, wherever the context so admits, include any other trustee or trustees for the time being of these presents).

WHEREAS:

(1)

This Deed is supplemental to the Trust Deed dated 22nd July, 1994 made between the parties hereto (the “Principal Trust Deed”) as amended by the First Supplemental Trust Deed dated 24th July, 1995, the Second Supplemental Trust Deed dated 11th July, 1996, the Third Supplemental Trust Deed dated 13th November, 1997, the Fourth Supplemental Trust Deed dated 11th November, 1998, the Fifth Supplemental Trust Deed dated 4th July, 2000, the Sixth Supplemental Trust Deed dated 2nd July, 2001, the Seventh Supplemental Trust Deed dated 1st July, 2002, the Eighth Supplemental Trust Deed dated 27th June, 2003, the Ninth Supplemental Trust Deed dated 2nd June, 2004, the Tenth Supplemental Trust Deed dated 10th August, 2005, the Eleventh Supplemental Trust Deed dated 15th May, 2007, the Twelfth Supplemental Trust Deed dated 13th May, 2008, the Thirteenth Supplemental Trust Deed dated 11th May, 2009, the Fourteenth Supplemental Trust Deed dated 6th May, 2010, the Fifteenth Supplemental Trust Deed dated 5th May, 2011, the Sixteenth Supplemental Trust Deed dated 4th May, 2012 and the Seventeenth Supplemental Trust Deed dated 3rd May 2013.

(2)	The parties of the first part hereto desire to modify certain provisions of the Principal Trust Deed, as amended.

NOW THIS SEVENTEENTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

All expressions defined in the Principal Trust Deed shall, unless there is anything in the subject or context inconsistent therewith, have the same meanings in this Nineteenth Supplemental Trust Deed.

2.	THE TRUST DEED

(A)	The Principal Trust Deed is hereby amended and restated as of the effective date hereof and as set out in Clause 3 below and shall henceforth be read and construed as one document in the form set out in the Schedule to this Nineteenth Supplemental Trust Deed.

(B)	Save to the extent specifically referred to in this Nineteenth Supplemental Trust Deed, nothing contained in this Nineteenth Supplemental Trust Deed shall be construed as a waiver, variation, modification or amendment of the provisions of the Principal Trust Deed and the Principal Trust Deed, all issued Notes, all issued Coupons and all issued Receipts shall continue in full force and effect. For the avoidance of doubt, this Nineteenth Supplemental Trust Deed only governs Notes issued after the date hereof.

3.	EFFECTIVENESS

The amendments to the Principal Trust Deed effected by this Nineteenth Supplemental Trust Deed shall take effect on the date of execution by the last party to this Nineteenth Supplemental Trust Deed.

4.	NOTICES

Pursuant to Clause 17(A) of the Principal Trust Deed, the Trustee hereby agrees that notice of the execution of this Nineteenth Supplemental Trust Deed need not be given to the Noteholders in accordance with Condition 14 of the Notes.

5.	COUNTERPARTS

This Nineteenth Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this Nineteenth Supplemental Trust Deed by signing any such counterpart.

6.	RIGHTS OF THIRD PARTIES

The parties to this Nineteenth Supplemental Trust Deed do not intend that any term of this Nineteenth Supplemental Trust Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Nineteenth Supplemental Trust Deed.

7.	GOVERNING LAW

This Nineteenth Supplemental Trust Deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England and the provisions relating to jurisdiction contained in Clause 34 of the Principal Trust Deed shall apply, mutatis mutandis, hereto.

2

IN WITNESS whereof this Nineteenth Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

EXECUTED as a deed by	)
UNILEVER PLC	)
acting by	)
under its authority in the presence of:	)

Witness’s signature:

Name:	Richard Mailey

Occupation:	Solicitor

Address:	One Bunhill Row, London EC1Y 8YY

EXECUTED as a deed by
UNILEVER N.V.
(having its corporate seat in Rotterdam, The Netherlands) acting by R.C. HAZELL in the capacity as Duly Authorised Attorney under its authority:

EXECUTED as a deed by
UNILEVER JAPAN HOLDINGS K.K. acting by
under its authority:

EXECUTED as a deed by
UNILEVER UNITED STATES, INC. acting by under its authority:

3

THE COMMON SEAL of
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
was affixed to this deed in the presence of:
Director:
Authorised signatory:

4

SCHEDULE

Dated 22nd July, 1994

as amended and restated on 2nd May, 2014

UNILEVER N.V.

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UNILEVER PLC

- and -

UNILEVER JAPAN HOLDINGS K.K.

- and -

UNILEVER UNITED STATES, INC.

- and-

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED

in respect of a Programme relating to a

U.S.$15,000,000,000

Debt Issuance Programme

(as amended by the First Supplemental Trust Deed dated 24th July, 1995, the Second Supplemental Trust Deed dated 11th July, 1996, the Third Supplemental Trust Deed dated 13th November, 1997, the Fourth Supplemental Trust Deed dated 11th November, 1998, the Fifth Supplemental Deed dated 4th July, 2000, the Sixth Supplemental Trust Deed dated 2nd July, 2001, the Seventh Supplemental Trust Deed dated 1st July, 2002, the Eighth Supplemental Trust Deed dated 27th June, 2003, the Ninth Supplemental Trust Deed dated 2nd June, 2004, the Tenth Supplemental Trust Deed dated 10th August, 2005, the Eleventh Supplemental Trust Deed dated 15th May, 2007, the Twelfth Supplemental Trust Deed dated 13th May, 2008, the Thirteenth Supplemental Trust Deed dated 11th May, 2009, the Fourteenth Supplemental Trust Deed dated 6th May, 2010, the Fifteenth Supplemental Trust Deed dated 5th May, 2011, the Sixteenth Supplemental Trust Deed dated 4th May, 2012, the Seventeenth Supplemental Trust Deed dated 3rd May, 2013 and the Nineteenth Supplemental Trust Deed dated 2nd May, 2014

For the Issuers and the Guarantors:	For the Trustee:
Slaughter and May	Clifford Chance LLP
One Bunhill Row	10 Upper Bank Street
London EC1Y 8YY	London E14 5JJ

520579694

22.	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000 in favour of the Trustee	37

23.	Disapplication	40

24.	Trustee entitled to assume due performance	40

25.	Waiver	40

26.	Power to delegate	41

27.	Competence of a majority of Trustees	41

28.	Appointment of New Trustees	41

29.	Retirement of Trustees	42

30.	Powers of the Trustee are additional	42

31.	Currency Indemnity	43

32.	Notices	43

33.	Contracts (Rights of Third Parties) Act 1999	45

34.	Governing Law	45

THE FIRST SCHEDULE Form of Temporary Global Note		46

THE SECOND SCHEDULE Form of Permanent Global Note		60

THE THIRD SCHEDULE Form of Definitive Note		68

THE FOURTH SCHEDULE Terms and Conditions of the Notes		85

THE FIFTH SCHEDULE Form of Supplemental Deed increasing Programme Limit		104

THE SIXTH SCHEDULE Form of Supplemental Deed joining a New Issuer		105

THE SEVENTH SCHEDULE Form of Supplemental Deed releasing an Issuer		109

THE EIGHTH SCHEDULE Provisions for Meetings of Holders of Notes		111

THIS TRUST DEED is made on the 22nd day of July, 1994 and amended and restated on 2nd May, 2014

BETWEEN:

(1)	UNILEVER N.V. (“N.V.”), a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC (“PLC”), a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4UJ, United Kingdom, UNILEVER JAPAN HOLDINGS K.K. (“UJH”), a company incorporated under the laws of Japan, whose registered office is at 1-1, Kamimeguro 2-chome, Meguro-ku, Tokyo 153-8578, Japan and UNILEVER UNITED STATES, INC. (“UNUS”), a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America; and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (hereinafter called the “Trustee”, which expression shall, wherever the context so admits, include any other trustee or trustees for the time being of these presents).

WHEREAS:

(A)	N.V., PLC, UJH and UNUS have authorised the establishment of a programme for the issuance of debt instruments (the “Programme”) to be constituted in the manner hereinafter appearing.

(B)	N.V., PLC, UJH and UNUS have duly authorised the issue of a maximum aggregate principal amount of U.S.$15,000,000,000 (or its equivalent in other currencies) (or such greater amount as shall be established pursuant to Clause 2(B) hereof) of notes outstanding under the Programme (the “Programme Limit”).

(C)	Each issue will be represented by notes issued in bearer form.

(D)	Pursuant to powers contained in their constitutional documents, N.V., PLC, UJH and UNUS have duly authorised the execution of these presents as the principal instrument subject to which Notes (as defined below) may from time to time be issued by any of the Issuers (as defined below) and constituted.

(E)	Each of the Guarantors (as defined below) has agreed to guarantee in the manner hereinafter appearing such obligations of the Issuers as are hereinafter specified and in respect of whose obligations under these presents and under the Notes the relevant Guarantor has given its guarantee hereunder.

(F)	The Law Debenture Trust Corporation p.l.c. has agreed to act as trustee of these presents for the Noteholders and the Couponholders upon the terms and subject to the conditions hereinafter contained.

NOW THIS DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.	Definitions

(A)	IN these presents (including the recitals), unless there is something in the subject or context inconsistent therewith, the expressions following shall have the meanings hereinafter mentioned (that is to say):

“Auditors” means the auditors for the time being respectively of N.V., PLC, UJH and UNUS as the case may be, and, in the case of joint auditors, the joint auditors thereof or in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purpose;

“Calculation Agency Agreement” means any agreement made between the relevant Issuer, the relevant Guarantors, the Trustee and the Calculation Agent in the form, or substantially in the form of the Calculation Agency Agreement set out in the first schedule to the Paying Agency Agreement;

“Calculation Agent” means the institution appointed as such by the relevant Issuer and relevant Guarantors with the prior approval of the Trustee for any Series of Notes issued by such Issuer and specified in the relevant Final Terms;

“CGN” means a Note in global form which is not a New Global Note, as so specified in the Final Terms relating to the applicable Tranche;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Safekeeper” means an ICSD or such person as may be nominated by the ICSDs to act as common safekeeper;

“Conditions” means:

(i)	in relation to any Tranche of Notes issued prior to the First Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed prior to its amendment by the First Supplemental Trust Deed;

(ii)	in relation to any Tranche of Notes issued on or after the First Effective Date but before the Second Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Schedule to the First Supplemental Trust Deed;

(iii)	in relation to any Tranche of Notes issued on or after the Second Effective Date but before the Third Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Second Effective Date;

(iv)	in relation to any Tranche of Notes issued on or after the Third Effective Date but before the Fourth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Third Effective Date;

(v)	in relation to any Tranche of Notes issued on or after the Fourth Effective Date but before the Fifth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Fourth Effective Date;

(vi)	in relation to any Tranche of Notes issued on or after the Fifth Effective Date but before the Sixth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Fifth Effective Date;

(vii)	in relation to any Tranche of Notes issued on or after the Sixth Effective Date but before the Seventh Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Sixth Effective Date;

(viii)	in relation to any Tranche of Notes issued on or after the Seventh Effective Date but before the Eighth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Seventh Effective Date;

(ix)	in relation to any Tranche of Notes issued on or after the Eighth Effective Date but before the Ninth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Eighth Effective Date;

(x)	in relation to any Tranche of Notes issued on or after the Ninth Effective Date, but before the Tenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Ninth Effective Date;

(xi)	in relation to any Tranche of Notes issued on or after the Tenth Effective Date, but before the Eleventh Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Tenth Effective Date;

(xii)	in relation to any Tranche of Notes issued on or after the Eleventh Effective Date, but before the Twelfth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Eleventh Effective Date;

(xiii)	in relation to any Tranche of Notes issued on or after the Twelfth Effective Date, but before the Thirteenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Twelfth Effective Date;

(xiv)	in relation to any Tranche of Notes issued on or after the Thirteenth Effective Date, but before the Fourteenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Thirteenth Effective Date;

(xv)	in relation to any Tranche of Notes issued on or after the Fourteenth Effective Date, but before the Fifteenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Fourteenth Effective Date;

(xvi)	in relation to any Tranche of Notes issued on or after the Fifteenth Effective Date, but before the Sixteenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Fifteenth Effective Date;

(xvii)	in relation to any Tranche of Notes issued on or after the Sixteenth Effective Date, but before the Seventeenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Sixteenth Effective Date; and

(xviii)	in relation to any Tranche of Notes issued on or after the Seventeenth Effective Date, the terms and conditions applicable thereto, in the form or substantially in the form set out in the Fourth Schedule to this Trust Deed as amended and restated on the Seventeenth Effective Date, in each case, as the same may have been or may be supplemented as described in the Final Terms relating to such Tranche, and as the same may, from time to time, be altered in accordance with the provisions of these presents, and any reference in these presents to a particular numbered Condition shall be construed in relation to such Tranche as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular numbered Condition in the Conditions applicable to such Tranche;

“Couponholders” means the several persons who are for the time being Holders of Coupons;

“Coupons” means the bearer interest coupons (if any) appertaining to Notes or, as the context may require, a specific number thereof and includes any replacement Coupon or Coupons issued pursuant to Condition 13 and, unless the context otherwise requires, includes the Talons, such Coupons being, if appertaining to a Fixed Rate Note, substantially in the form set out in Part B of the Third Schedule or, if appertaining to a Floating Rate Note, substantially in the form set out in Part C of the Third Schedule;

“Dealer” means any person or institution appointed as such pursuant to the Dealer Agreement;

“Dealer Agreement” means the dealer agreement dated 22nd July, 1994 between, inter alia, the Issuers, the Guarantors and the Dealers, the terms of which (as novated,

amended, amended and restated, varied or supplemented from time to time) are incorporated into any sale and purchase agreement relating to Notes reached between the relevant Issuer, the relevant Guarantors and any Dealer(s);

“Definitive Note” means a definitive Note issued or, as the case may require, to be issued by the relevant Issuer in exchange for a Temporary Global Note or a Permanent Global Note or part thereof, such Definitive Note being substantially in the form set out in Part A of the Third Schedule hereto with such modifications as may be agreed between the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having (where so specified in the relevant Final Terms) Coupons attached thereto on issue;

“Eighth Effective Date” means 2nd June, 2004;

“Eleventh Effective Date” means 13th May, 2008;

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Eurosystem” means the central banking system for the Euro;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the Final Terms relating to the applicable Tranche;

“Event of Default” means any of the events listed in Condition 10 upon the happening of which any Series of the Notes would (subject only to notice by the Trustee as provided in that Condition) become immediately due and repayable;

“Extraordinary Resolution” has the meaning set out in paragraph 20 of the Eighth Schedule;

“Fifteenth Effective Date” means 4th May, 2012;

“Fifth Effective Date” means 2nd July, 2001;

“Final Terms” means, in relation to a Tranche, a Final Terms or Pricing Supplement duly executed by the relevant Issuer, referring to this Trust Deed and specifying the relevant provisions of such Tranche (including any changes to the Conditions);

“First Effective Date” means 24th July, 1995;

“First Supplemental Trust Deed” means the first supplemental trust deed dated 24th July, 1995 and made between the same parties as are party hereto;

“Fixed Rate Notes” means Notes on which interest is calculated at a fixed rate payable in arrear on such dates as are specified in the relevant Final Terms;

“Floating Rate Notes” means Notes on which interest is calculated at a floating rate payable at intervals of such period of months as are specified in the relevant Final Terms;

“Fourteenth Effective Date” means 5th May, 2011;

“Fourth Effective Date” means 4th July, 2000;

“Group Company” means, in relation to N.V. and PLC, those companies required to be consolidated in accordance with Netherlands and United Kingdom legislative requirements relating to consolidated accounts and, for the avoidance of doubt, N.V. and PLC together constitute a single group for the purpose of meeting Netherlands and United Kingdom requirements for consolidated accounts;

“Guarantee” means the guarantees contained in these presents pursuant to which the Notes issued by (i) N.V. are guaranteed unconditionally and irrevocably on a joint and several basis by PLC and UNUS, (ii) PLC are guaranteed unconditionally and irrevocably on a joint and several basis by N.V. and UNUS and (iii) UJH are guaranteed unconditionally and irrevocably on a joint and several basis by PLC and N.V.;

“Guarantors” means N.V., PLC and UNUS and any company which, pursuant to Clause 17, has become a Guarantor but excluding any such company which has ceased to be a Guarantor, and “Guarantor” means any of them;

“ICSD Direct Agreement” means an agreement between the ICSDs and an Issuer in respect of New Global Notes that such Issuer may request be made eligible for settlement with the ICSDs;

“ICSDs” means Euroclear and Clearsteam, Luxembourg;

“Instalment Note” means a Note, the principal amount of which is repayable by instalments;

“Interest Basis” means the basis on which the relevant Notes will bear interest (which may be a fixed or floating rate or on a zero coupon basis);

“Issue Date” means, in respect of any Note, the date of issue and purchase thereof pursuant to, and in accordance with, the Paying Agency Agreement, being, in the case of any Note in the form of a Permanent Global Note or a Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

“Issuers” means, at any time, the Original Issuers and any other company which, pursuant to Clause 17, has become an Issuer but excluding any such company which has ceased to be an Issuer, and “Issuer” means any of them;

“Maturity Date” means, in respect of any Note, the date (if any) on which it is due to be redeemed in accordance with the provisions of Condition 7;

“month” means calendar month;

“Ninth Effective Date” means 10th August, 2005;

“NGN” or “New Global Note” means a Note in global form which is a new global note, as so specified in the applicable Final Terms;

“Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Note” means a note in bearer form (PROVIDED THAT the minimum maturity and/or the maximum maturity (as the case may be) shall comply with all applicable legal and regulatory requirements of the jurisdiction of the currency in which the relevant Notes are denominated), the actual maturity (if any) being specified in the relevant Final Terms, issued or to be issued by any of the Issuers pursuant to the Dealer Agreement and shall be in, or substantially in, the relevant form set out in the relevant Schedule, which shall initially be represented by, and comprised in, a Temporary Global Note. Any Temporary Global Note may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes (if so specified in the relevant Final Terms) and otherwise for a Permanent Global Note which, in turn, may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes;

“Noteholders” means the several persons who are for the time being Holders of outstanding Notes save that, in respect of the Notes of any Series, so long as such Notes or any part thereof are represented by Notes in global form, each person who is for the time being shown in the records of an ICSD or any other relevant clearing system (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear or such other relevant clearing system, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg or such other relevant clearing system) as the Holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document or such other evidence and/or information and/or certification issued by an ICSD or such other relevant clearing system or any form of record made by any of them as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall, for the purpose only of the exercise by the Trustee of all rights, duties, discretions, powers and authorities imposed or conferred on the Trustee which are to be exercised or performed by reference to, or in favour of, the Noteholders but not for any other purpose, be deemed to be and shall be treated as the Holder of such nominal amount of such Notes; and the expressions “Noteholder”, “Holder of Notes” and related expressions shall be construed accordingly;

“Notes in global form” means Notes represented by a Temporary Global Note or a Permanent Global Note;

“Original Issuers” means N.V., PLC and UJH and “Original Issuer” means any of them;

“outstanding” means, in relation to the Notes, all the Notes other than:

(i)	those which have been redeemed in accordance with these presents or the Conditions;

(ii)	those in respect of which the date for redemption (including, but not limited to, the due date for payment of the final instalment in respect of an Instalment Note) in accordance with the provisions of these presents or the Conditions has occurred and the redemption moneys wherefore (including premium (if any) and all interest in respect thereof) have been duly paid to the Trustee in the manner provided in these presents, or to the Principal Paying Agent in the manner provided in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of those Notes, Receipts and/or Coupons (as the case may be);

(iii)	those which have become void under Condition 12;

(iv)	those which have been purchased by any of the Issuers, the Guarantors or any Group Company as provided in Condition 7 and not resold;

(v)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacement Notes have been issued pursuant to Condition 13;

(vi)	(for the purpose only of ascertaining the amount of the Notes outstanding and without prejudice to the status for any other purpose of the Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13;

(vii)	any Temporary Global Note to the extent that it has been exchanged for the relative Permanent Global Note or, as the case may be, the relative Definitive Notes pursuant to its provisions; and

(viii)	any Permanent Global Note to the extent that it has been exchanged for the relative Definitive Notes pursuant to its provisions;

“Paying Agency Agreement” means the paying agency agreement dated 22nd July, 1994 made between the Issuers, the Guarantors and the various agents named therein and the Trustee (as amended, restated or supplemented from time to time) and includes any other agreement the terms of which have been previously approved by the Trustee in writing appointing further or other Paying Agents or appointing any other Principal Paying Agent or amending the terms of any such appointment;

“Paying Agents” means the several institutions (including, where the context permits or requires, the Principal Paying Agent) at their respective specified offices named as such in the Third Schedule or at such other offices as are notified to the Noteholders in accordance with the Paying Agency Agreement or such other or further specified paying agents for all or any Series of Notes, Receipts or Coupons as may from time to time be appointed in respect thereof by the relevant Issuer and the relevant Guarantors with the prior approval of the Trustee in writing and (in respect only of any Series already issued and remaining outstanding at the time of such appointment) notice of whose appointment is given to the Noteholders of such Series in accordance with Condition 14;

“Permanent Global Note” means a global note substantially in the form set out in the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising Notes of a single Tranche issued or, as the case may require, to be issued by the relevant Issuer pursuant to the Dealer Agreement or any other agreement and these presents in exchange for the whole or part of the Temporary Global Note issued in respect of the Notes of such Tranche;

“Principal Paying Agent” means Deutsche Bank AG, London Branch at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom or such other principal paying agent for Notes, Receipts and Coupons of all or any Series as may from time to time be appointed by the relevant Issuer and the relevant Guarantors with the prior approval of the Trustee in writing and (in respect only of any Series already issued and remaining outstanding at the time of such appointment) notice of whose appointment has been given to the Noteholders of such Series in accordance with Condition 14;

“Procedures” means the written administrative procedures and guidelines relating to the terms of Notes which may be issued and the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Guarantors, the Dealers, the Principal Paying Agent and the Trustee;

“Receipt” means a receipt for payment of instalments of principal attached to an Instalment Note, such Receipt being in, or substantially in, the form set out in Part E of the Third Schedule hereto or in such form as the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) may agree and includes any replacement Receipt issued pursuant to Condition 13;

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been made available to the Trustee or the Principal Paying Agent, as the case may be, on or prior to such due date, it means the first date on which, the full amount of such moneys having been so made available, notice to that effect shall have been duly given to the Holders of Notes of the relevant Series in accordance with Condition 14;

“Relevant Guarantors” means, in respect of an issue of Notes (i) by N.V., PLC and UNUS, (ii) by PLC, N.V. and UNUS and (iii) by UJH, N.V. and PLC;

“repay” shall include “redeem” and vice versa and “repaid”, “repayable” and “repayment” and “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Requisite Currency” means, in relation to any Notes, the currency in which such Notes are denominated;

“Second Effective Date” means 13th November, 1997;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means all Notes which are denominated in the same currency and which have the same Maturity Date (if any or otherwise which are Undated Notes) and Interest Basis (both as indicated in the relevant Final Terms) and interest payment dates (if any) and the terms of which (save for the Issue Date, denomination, issue price and first interest payment (all as indicated in the relevant Final Terms)) are otherwise identical (including listing) and the expressions “Notes of the relevant Series”, “Holders of Notes of the relevant Series” and kindred expressions shall be construed accordingly;

“Seventeenth Effective Date” means 2nd May, 2014;

“Seventh Effective Date” means 27th June, 2003;

“Sixteenth Effective Date” means 3rd May, 2013;

“Sixth Effective Date” means 1st July, 2002;

“Sterling” means the lawful currency for the time being of the United Kingdom;

“stock exchange” means the stock exchange or stock exchanges upon which the Notes of any Series are for the time being or are to be listed;

“successor in business” means, in relation to any Issuer or any Guarantor, any company which, as the result of any amalgamation, merger, reconstruction or transfer, either:

(i)	owns beneficially the major part of the undertaking, property and assets owned by such Issuer or Guarantor immediately prior thereto; or

(ii)	carries on, as successor to such Issuer or Guarantor, the major part of the business carried on by such Issuer or Guarantor immediately prior thereto;

“Talon” means a bearer talon for further Coupons or, as the case may be, Receipts in the form set out in Part D of the Third Schedule and includes any replacement talon issued pursuant to Condition 13;

“Temporary Global Note” means a global note substantially in the form set out in the First Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising Notes of a single Tranche, issued by any of the Issuers pursuant to the Dealer Agreement or any other agreement and these presents;

“Tenth Effective Date” means 15th May, 2007;

“Third Effective Date” means 11th November, 1998;

“Thirteenth Effective Date” means 6th May, 2010;

“Tranche” means all Notes of the same Series with the same Issue Date;

“these presents” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions herein contained) and includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“trust corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee;

“Twelfth Effective Date” means 11th May, 2009;

“Undated Notes” means Notes which are specified in the relevant Final Terms as having no fixed maturity date;

“United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands;

“U.S. Person” means (i) any person who is a citizen or resident of the United States; (ii) a domestic partnership; (iii) a domestic corporation or other entity taxable as a corporation; (iv) any estate the income of which is subject to United States federal income taxation regardless of its source; or (v) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of its substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a domestic trust provided that the term “U.S. Person” shall not include foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) purchasing for their own account or for resale;

Words denoting the masculine gender only shall include the feminine gender also; and

Words denoting persons only shall include companies, corporations, partnerships and all other legal entities.

(B)	In these presents references to:

(i)	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(ii)	principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 9 or under any obligation undertaken pursuant to Clause 6;

(iii)	costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof; and

(iv)	“principal” in the context of the payment of principal on a Note shall be deemed to include a reference to the redemption amount (if any) payable on such Note.

(C)	References in this Trust Deed to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(D)	Unless the context otherwise requires, words and expressions contained in these presents shall bear the same meanings as in the Companies Acts 1985 and 1989.

(E)	The headings are inserted herein only for convenience and shall not affect the construction hereof.

2.	Amount of the Notes

(A)	THE Notes will be issued in Series in an aggregate principal amount from time to time outstanding which shall not exceed U.S.$15,000,000,000 or such greater amount as shall be established pursuant to sub-clause (B) of this Clause, and for this purpose:

(i)	each Note denominated in a currency other than U.S. dollars shall be converted into U.S. dollars using the spot rate of exchange for the purchase of the relevant currency against payment of U.S. dollars being quoted by the Principal Paying Agent on the date on which the agreement for the issuance of such Notes was made;

(ii)	the principal amount of each Note with a zero coupon and other Notes issued at a discount shall be the net proceeds receivable by the relevant Issuer for the particular Tranche pursuant to the Dealer Agreement; and

(iii)	the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded,

and otherwise, subject to these presents, subject to such provisions and on such terms and conditions and at such time or times as the relevant Issuer and the relevant Guarantors shall determine and the Trustee shall not be responsible for such conversion or the receipt or application of the proceeds of issue by the relevant Issuer.

(B)	The amount specified in sub-clause (A) of this Clause may be increased from time to time by a deed expressed to be supplemental hereto executed by the Issuers, the Guarantors and the Trustee substantially in the form set out in the Fifth Schedule.

3.	Covenant to repay and to pay interest

(A)	EACH Issuer (in respect of Notes issued by it) covenants with the Trustee that it will, as and when the Notes of any Series or any of them become due to be redeemed or any principal or redemption amount on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to, or to the order of, the Trustee in immediately available funds and/or same day funds, as the case may be, in the relevant currency the principal amount (or instalment thereof) or, as the case may be, redemption amount of the Notes of such Series becoming due for redemption or repayment on that date and (where such Notes bear interest) shall (subject to the provisions of the Conditions) until such payment (as well after as before any judgment or other order of any court of competent jurisdiction) is duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the relevant Final Terms) (or, in the case of Instalment Notes, on each instalment of principal) of the Notes of such Series outstanding from time to time in the relevant currency at the rate calculated from time to time in accordance with, and at the times, provided in the Conditions; PROVIDED THAT:

(i)	every payment of principal, redemption amount or interest in respect of such Notes made to or to the order of the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be in satisfaction pro tanto of the relevant covenant by such Issuer contained in this Clause and shall be deemed for the purposes of this Clause to have been paid to the order of the Trustee except to the extent that there is default in the subsequent payment thereof to the Holders of the Notes, Receipts and/or Coupons of such Series (as the case may be) in accordance with the Conditions in which event interest will again commence to accrue from the date of such default until the date upon which payment is duly made in accordance with this Clause;

(ii)	in the case of any payment of principal, redemption amount or interest in respect of the Notes of such Series made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent (as the case may be) and, unless the Trustee otherwise agrees, notice to that effect has been given to the Holders of Notes of such Series in accordance with Condition 14;

(iii)	in any case where interest on the Notes of such Series falls to be paid in respect of a period of less than a full year interest will be calculated on the basis of 360 days (or 365 days, or 366 days in the case of an Interest Period falling in a leap year, in respect of (i) Fixed Rate Notes of which euro is the Requisite Currency or (ii) Floating Rate Notes of which Sterling is the Requisite Currency) and the actual number of days elapsed or on such other basis as may be specified in the Conditions or in the relevant Final Terms; and

(iv)	in any case where payment of the whole or any part of the principal amount (or instalment thereof) or redemption amount due in respect of any Note of such Series is improperly withheld or refused upon due presentation of such Note, interest shall accrue at the rate aforesaid on the whole or such part of the principal amount (or instalment thereof) or redemption amount (as the case may be) from the date of such withholding or refusal until the date on which notice is given to the Holders of Notes of such Series either in accordance with Condition 14 or individually that the full amount payable in respect of the amount of principal (or instalment thereof) or redemption amount in the relevant currency has been paid to the Principal Paying Agent and the relevant Issuer covenants that it shall unconditionally pay the interest so accrued to or to the order of the Trustee as aforesaid.

(B)	Each Issuer may, from time to time without the consent of the Noteholders of any Series, create and issue further notes, bonds or debentures having the same terms and conditions as the Notes of such Series ranking pari passu in all respects (or in all respects except for the first payment of interest, if any, on them and/or the denomination thereof) so as to form a single series with any previously existing Series of Notes.

(C)	At any time after an Event of Default shall have occurred in respect of the Notes of any Series, the Trustee may:

(i)	by notice in writing to the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the other Paying Agents and the relevant Calculation Agent require the Principal Paying Agent, the other Paying Agents and the relevant Calculation Agent or any of them:

(a)	to act thereafter as Principal Paying Agent, Paying Agents and relevant Calculation Agent respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents and on the terms provided in the Paying Agency Agreement or, as the case may be, the relevant Calculation Agency Agreement mutatis mutandis in relation to such Notes (save that the Trustee’s liability under any provisions thereof for the indemnification of the Paying Agents or any Calculation Agent shall be limited to amounts for the time being held by the Trustee on the terms of these presents in relation to such Notes which are available to the Trustee for such purpose) and thereafter to hold all such Notes and the relative Receipts and Coupons (if any) and all sums, documents and records held by them in respect of such Note and Coupons (if any) on behalf of the Trustee; and/or

(b)	to deliver up all Notes, Receipts and Coupons (if any) of such Series and all sums, documents and records held by them in respect of such Notes and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any document or record which the relative Paying Agent or relevant Calculation Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the relevant Issuer and the relevant Guarantors require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons of the relevant Series to or to the order of the Trustee and not to the Principal Paying Agent or relevant Calculation Agent (as the case may be) and, with effect from the issue of any such notice until such notice is withdrawn, proviso (i) to sub-clause (A) of this Clause shall cease to have effect.

(D)	If any Series of Floating Rate Notes becomes immediately due and repayable pursuant to Condition 10, the rate of interest and interest amounts in respect of them shall continue to be calculated in accordance with the Conditions until all such Floating Rate Notes of such Series shall have been repaid, except that the rates of interest and interest amounts need not be notified in accordance with the Conditions.

(E)	All payments in respect of, under and in connection with these presents and the Notes, Receipts and Coupons of any Series shall be made to the relevant Noteholders, Receiptholders and Couponholders in the relevant currency as specified in the applicable Final Terms.

(F)	The Notes of each Series shall form a separate Series and accordingly, unless for any purpose the Trustee at its absolute discretion shall otherwise determine, all the provisions of these presents shall apply separately to the Notes of each Series and, in these presents, the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, and “Couponholders” and, in each case, kindred expressions shall be construed accordingly.

4.	Issue and constitution of Notes

(A)	BY not later than the close of business (London time) on the third day (excluding Saturdays, Sundays and bank holidays) on which banks are open for business in the City of London preceding each proposed Issue Date, the relevant Issuer shall:

(i)	procure that the Trustee receives a copy of the relevant Final Terms; and

(ii)

deliver to the Trustee a certificate signed (where either N.V. or PLC is the Issuer) by a director of N.V. or PLC, as the case may be, or some other person duly authorised in that behalf or (where UJH is the Issuer) by a Representative Director of UJH or some other person duly authorised in that behalf certifying to the best of the knowledge and belief of the giver of the certificate having made all reasonable enquiries the absence of any event listed in Condition 10 (whether or not applicable to the Notes of such Tranche) or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default and compliance with the

Programme Limit. The relevant Issuer shall also procure that there is delivered to the Trustee an executed copy of the relevant Final Terms prior to the Issue Date in the case where the copy of such Final Terms referred to in (i) above was unexecuted.

Forthwith upon the issue of, and full payment for, the relevant Temporary Global Note(s), the Notes of the Tranche to which it or they relate(s) shall become constituted by these presents without further formality.

(B)	None of the Issuers shall be entitled to, and each Issuer hereby covenants with the Trustee that it will not, issue any Notes pursuant to these presents unless the appropriate Guarantee applies to such Notes.

(C)	Each of the Issuers and the Guarantors shall procure that legal opinions shall be delivered to the Trustee in any of the following circumstances:

(i)	on such occasions as the Trustee so requests after consultation with the relevant Issuers and the relevant Guarantors, on the occurrence of either a change or a proposed change in any applicable law or regulation (or interpretation thereof) affecting any of the Issuers, the Guarantors, the Notes, or these presents or on the Trustee having any other reasonable grounds; and

(ii)	on any occasion on which the Dealers receive any legal opinion in accordance with the Dealer Agreement.

If, notwithstanding the preceding provisions of this Clause 4, the Trustee is not satisfied with any legal opinion delivered to it pursuant to this Clause 4(C) (not being a legal opinion substantially in the form of the legal opinion delivered to the Trustee on the date hereof) the Trustee shall thereafter be entitled not to approve any new Final Terms in respect of which such legal opinion may, at any time, relate or be connected in any way whatsoever.

5.	Forms and issue of the Notes

(A)

THE Notes of each Tranche will be represented on issue by a Temporary Global Note and, if so specified in the Final Terms, such Temporary Global Note shall be a NGN. Each Temporary Global Note shall be exchangeable, in accordance with its terms, for a Permanent Global Note or Definitive Notes having, if so specified in the relevant Final Terms, Receipts or (as the case may be) Coupons attached all as set out in such Temporary Global Note. Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes having, if so specified in the relevant Final Terms, Receipts or (as the case may be) Coupons attached all as set out in such Permanent Global Note. All Notes in global form shall be signed manually on behalf of the relevant Issuer (where N.V. or PLC is the Issuer) by a director of N.V. or PLC or, as the case may be, some other person duly authorised in that behalf or (where UJH is the Issuer) by a Representative Director of UJH, any duly authorised attorney or some other person duly authorised in that behalf and may be a master Note in global form supplied by the relevant Issuer under the provisions of the Paying Agency

Agreement, authenticated by the Principal Paying Agent and, in the case of each Eurosystem-eligible NGN or Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by or on behalf of the specified Common Safekeeper. Each Note in global form which is a CGN, shall be delivered to a bank depositary common to the ICSDs or any other relevant clearing system or, in the case of a Note in global form which is a NGN, shall be delivered to the specified Common Safekeeper in accordance with the provisions of the Paying Agency Agreement. All Definitive Notes shall, unless otherwise specified in the relevant Final Terms, be security printed in accordance with any applicable regulatory requirements from time to time (and Notes shall be security printed in accordance with the requirements of the applicable stock exchange and any other applicable regulatory requirements from time to time), shall be serially numbered and shall, if interest bearing, have attached thereto Coupons or, if so specified in the relevant Final Terms, have endorsed thereon a grid for recording the payment of interest and shall, in the case of Instalment Notes, have attached thereto Receipts. The Notes in global form, the Definitive Notes and the relative Receipts, and Coupons (if any) shall be in bearer form and shall have the Conditions endorsed thereon, attached thereto or incorporated by reference therein. Title to the Notes in global form, the Definitive Notes and the relative Receipts and Coupons shall pass by delivery.

(B)	The Definitive Notes, the Receipts and the Coupons shall be signed manually or in facsimile on behalf of the relevant Issuer (where N.V. or PLC is the Issuer) by a director of N.V. or PLC, as the case may be, or some other person duly authorised in that behalf or (where UJH is the Issuer) by a Representative Director of UJH, any duly authorised attorney or some other person duly authorised in that behalf. Any Issuer may use on any Definitive Note or any Receipt or Coupon facsimile signatures of each of the authorised signatories of the relevant Issuer set out in this sub-clause notwithstanding the fact that when such Definitive Note, Receipt or Coupon shall be issued any such person shall have ceased to hold such office. The Definitive Notes, Receipts or Coupons so executed (and, in the case of the Definitive Notes, authenticated) and issued shall be valid and binding obligations of the relevant Issuer. The master Temporary Global Note and the master Permanent Global Note for an Issuer shall be signed manually by or on behalf of such Issuer in accordance with Clause 5(A). Any Issuer may adopt and use the signature of any person who, at the date of signing a master Temporary Global Note or master Permanent Global Note, is authorised to sign on behalf of the relevant Issuer for such purpose notwithstanding that such person may have ceased to hold such office at the time of the creation and issue of the relevant Tranche or the issue and delivery of the relevant Notes.

(C)

The relevant Issuer shall procure that, prior to their issue and delivery, the Notes in global form and the Definitive Notes shall be authenticated manually by an authorised signatory on behalf of the Principal Paying Agent and, in the case of each Eurosystem-eligible NGN or Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by or on behalf of the specified Common Safekeeper. Notes in global form and Definitive Notes, as the case may be, shall not be valid for any purpose unless and until so authenticated and, in the case of Eurosystem-eligible NGNs or Non-eligible NGNs in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, so effectuated and any Receipts or Coupons appertaining to the relevant Definitive Notes shall not be valid for any purpose unless and until the Definitive Notes to which they appertain shall have been authenticated but, subject thereto, Notes in global form, Definitive Notes and, as the case may be, Receipts or Coupons so executed shall be binding and valid obligations of the relevant Issuer.

(D)	The Trustee shall be entitled to rely on the records of the ICSDs in relation to any determination of the principal amount outstanding of each NGN. For this purpose, “records” means the records that each ICSD holds for its customers which reflect the amount of such customers’ interest in the Notes.

6.	Stamp Duties

(A)	THE relevant Issuer will pay all stamp duties and other similar duties or taxes (if any) payable in The Netherlands, the United States, Japan or the United Kingdom on (i) the constitution and issue of the Notes, the Receipts and/or the Coupons and (ii) the initial delivery of the Notes. The Issuers will pay all stamp duties and other similar duties or taxes (if any) payable in the aforesaid countries on the execution of these presents. If in consequence of an Event of Default the Trustee (or any Noteholder, Receiptholder or Couponholder where permitted under these presents so to do) shall take any proceedings against the relevant Issuer or the relevant Guarantors and/or any proceedings to wind up the relevant Issuer or the relevant Guarantors in The Netherlands and/or the United Kingdom and/or the United States and/or Japan and if for the purposes of any such proceedings these presents or any Notes, Receipts or Coupons are taken into such jurisdiction and any stamp duties or other similar duties or taxes become payable thereon in any such jurisdiction, the relevant Issuer will pay (or reimburse the person making payment of) such stamp duties or other similar duties or taxes.

(B)	Covenant to give substitute tax undertaking

If the relevant Issuer or the relevant Guarantors shall become subject generally to the taxing jurisdiction of any territory other than or in addition to The Netherlands, in the case of N.V., the United Kingdom, in the case of PLC, Japan in the case of UJH or the United States or any political sub-division thereof, in the case of UNUS, or any authority in such other territory having power to tax, then the relevant Issuer or the relevant Guarantors (as the case may be) shall (unless the Trustee shall otherwise agree), but only if by virtue of becoming so subject it shall be necessary in order that the net amounts received by the Holder of any Note or, as the case may be, Receipt or Coupon after withholding or deduction for or on account of taxes or duties imposed or levied by or on behalf of such territory or authority, shall equal the respective amounts of principal and/or redemption amount and/or interest as would have been receivable in respect of the Notes or, as the case may be, Receipts or Coupons in the absence of such withholding or deduction, give to the Trustee an undertaking or covenant in form and manner reasonably satisfactory to the

Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references therein to The Netherlands, the United Kingdom, Japan or the United States or any authority in The Netherlands, the United Kingdom, Japan or the United States having power to tax of references to that other or additional territory or any authority therein having power to tax to whose taxing jurisdiction the relevant Issuer or, as the case may be, the relevant Guarantors shall have become subject as aforesaid and in such event the provisions of these presents shall be read accordingly and the provisions of parts (i) to (iv) of Condition 7(c) shall be amended accordingly.

7.	Covenant to observe provisions of the Trust Deed and Schedules

(A)	EACH of the Issuers and each of the Guarantors hereby covenants with the Trustee to comply with those provisions of these presents which are expressed to be binding on each of them and to perform and observe the same. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents, all of which shall be binding upon each of the Issuers, the Guarantors, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them respectively. The issue of any Series of Notes shall constitute confirmation of the fact that the Notes of such Series carry the benefit of the Guarantee.

(B)	The provisions contained in the Schedules shall have full effect in the like manner as if the same had been incorporated herein.

8.	Guarantee

(A)	(i)	N.V. and UNUS, jointly and severally, in respect of any Notes issued by PLC;

(ii)	PLC and UNUS, jointly and severally, in respect of any Notes issued by N.V.; and

(iii)	N.V. and PLC, jointly and severally, in respect of any Notes issued by UJH,

hereby irrevocably and unconditionally guarantee to the Trustee the due and punctual payment by the relevant Issuer of any moneys payable from time to time by the relevant Issuer in respect of the Notes, the Receipts and the Coupons and under or pursuant to these presents, as the case may be, in the manner hereinafter provided, namely:

(i)

if and whenever the relevant Issuer shall make default in the payment of any moneys payable by the relevant Issuer in respect of the Notes, the Receipts or the Coupons or under or pursuant to these presents, as the case may be, the relevant Guarantors shall forthwith upon written demand therefor made by the Trustee unconditionally pay to or to the order of the Trustee in the relevant currency the amount in respect of which such default has been made and any payment so made shall pro tanto cure such default by the relevant Issuer PROVIDED THAT every payment of such moneys as aforesaid made by the relevant Guarantors to the Noteholders, the Receiptholders and/or the Couponholders, as the case may be, or to, or to the order of, the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be satisfaction pro tanto of the covenants by the Guarantors in this Clause contained (and shall be deemed for the purposes of this Clause to have been paid to or to the order of the Trustee) except, in the case of payment to or to the order of the Principal Paying Agent as aforesaid, to the extent that there is default in the subsequent payment thereof to the Noteholders, the Receiptholders or the Couponholders, as the case may be, in accordance with the Conditions. The provisions of Condition 9 shall apply with respect to payments by any of the Guarantors made hereunder;

(ii)	without prejudice to the provisions of paragraph (i) of this sub-clause (A), each of the Guarantors shall, as between the Trustee and itself, be liable as if it were the principal debtor and not merely a surety and none of the Guarantors shall be exonerated or discharged from liability under the Guarantee by time being given to the relevant Issuer or the relevant Guarantors or any of them by the Trustee or by the Noteholders, Receiptholders or Couponholders or any of them, by any other indulgence or concession to the relevant Issuer granted by the Trustee or by the Noteholders, Receiptholders or Couponholders or any of them or by anything done by the Trustee in exercise of any of the trusts, powers, authorities or discretions vested in it by these presents or by anything which the Noteholders, Receiptholders or Couponholders or the Trustee or any of them may omit or neglect to do or by any other dealing or thing which, but for this provision, might operate to exonerate or discharge any of the relevant Guarantors from their covenants herein contained or by the illegality, invalidity or unenforceability of or any defect in the provisions of any Note, Receipt or Coupon or these presents or any of the relevant Issuer’s obligations thereunder or hereunder;

(iii)

the Guarantee is to be a continuing guarantee and accordingly shall remain in operation until all moneys owing in respect of the Notes, the Receipts and the Coupons and under these presents have been paid or satisfied and is in addition to and not in substitution for any other rights which the Trustee or the Noteholders, Receiptholders or Couponholders or any of them may have under or by virtue of these presents and may be enforced without first having recourse to any such rights and without taking any steps or proceedings against the relevant Issuer. In particular, the Guarantee may be enforced on each and every occasion on which default is made by the relevant Issuer in payment notwithstanding that any call under this Guarantee may have been made previously by the Trustee or that any proceedings may have been commenced against any of the relevant Guarantors in respect of sums already due under the Guarantee;

(iv)	the Trustee may from time to time make any arrangement or compromise with the relevant Guarantors or any of them in relation to the Guarantee which the Trustee may think fit;

(v)	the relevant Guarantors or any of them shall not, without the consent of the Trustee, at any time after default has been made by the relevant Issuer in the payment of any moneys payable by the relevant Issuer in respect of the Notes, the Receipts or the Coupons or under or pursuant to these presents and so long as any moneys payable by the relevant Guarantors in respect of such defaulted moneys remain unpaid, exercise in respect of any amounts paid under the Guarantee any right of subrogation or any other right or remedy which may accrue to the relevant Guarantors in respect of or as a result of such payment; and

(vi)	if any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents shall, on the subsequent bankruptcy or insolvency of the relevant Issuer or the relevant Guarantors or any of them, be avoided under any laws relating to bankruptcy or insolvency, such payment shall not be considered as having discharged or diminished the liability of the relevant Guarantors or any of them, and the Guarantee shall continue to apply as if such payment had at all times remained owing by the relevant Issuer and the relevant Guarantors shall indemnify the Trustee and the Noteholders, Receiptholders and Couponholders, as the case may be, in respect thereof.

(B)	If any moneys shall become payable by any of the Guarantors under the Guarantee, the relevant Issuer shall not, without the consent of the Trustee, so long as such moneys remain unpaid, pay any moneys for the time being due by the relevant Issuer to any of the Guarantors.

(C)	In this Clause 8, the expression “relevant Issuer” shall mean the Issuer in respect of which the relevant Guarantors have given their Guarantee.

9.	Application of moneys received by the Trustee

(A)	THE Trustee shall apply all moneys received by it under these presents in respect of the Notes of any Series:

(i)	first, in payment or satisfaction of the reasonable costs, charges, expenses and liabilities incurred by the Trustee in or about the preparation and execution of, or in carrying out the terms of, or enforcing the trusts of these presents (including remuneration of the Trustee);

(ii)

secondly, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys, redemption amounts and premium (if any) due on or in respect of such Notes; PROVIDED THAT where Notes of more than one Series have become so due and payable, such moneys shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where such moneys are paid in respect of a specific Series or several specific Series, in which event such moneys shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

(iii)	thirdly, in payment of the balance (if any) to the relevant Issuer or, in the event that any moneys were received from the relevant Guarantors, to the extent of such moneys, to the relevant Guarantors (provided that the Trustee shall not have regard as to how any such moneys are apportioned between the Guarantors).

Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent principal, redemption amount, premium or interest in respect of Notes, Receipts or Coupons which have become void under Condition 12, the Trustee shall (subject to no sums being then overdue to the Trustee in respect of any Notes, Receipts or Coupons of any Series and to the payment or provision for the payment or satisfaction of the said costs, charges, expenses and liabilities, including the remuneration of the Trustee) pay the same forthwith to the relevant Issuer (without prejudice to any question as to how such surplus should be dealt with as between the relevant Issuer and any other person for the time being entitled thereto in priority to the relevant Issuer).

(B)	If more than one Series of Notes has become due and payable, the Trustee shall apportion between the relevant Noteholders the payment of the costs, charges, expenses and liabilities referred to in paragraph (i) of sub-clause (A) of this Clause out of moneys received and held upon trust by the Trustee as aforesaid, in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

(C)	The Trustee shall give not less than 14 days’ notice to Noteholders in accordance with the Conditions of the day fixed for any payment to the Noteholders under this Clause 9.

10.	Power to retain and invest less than 10 per cent.

IF the amount of the moneys at any time available for payment in respect of the Notes of any Series under Clause 9 shall be less than one-tenth of the principal amount of the Notes of such Series then repayable, the Trustee may, at its discretion, invest such moneys on behalf of the persons entitled thereto under Clause 9 upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments. The income resulting from such investments shall be applied in accordance with Clause 9. However, upon such income reaching an amount such that, if that amount were added to the investment and any other funds for the time being under the control of the Trustee and applicable for the purpose, the total sum would be sufficient to pay at least one tenth of the principal amount of the Notes of such Series then repayable, then such investment and funds shall also be applied under Clause 9.

11.	Authorised investments

ANY moneys which under the trusts herein contained ought to, or may be, invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee may think fit (in the case of any currency other than the Requisite Currency), with the approval of the relevant Issuer (such approval not to be unreasonably withheld) and the Trustee may at any time vary or transfer any of such investments for or into other such investments, subject to the proviso in Clause 22, neither it nor the relevant Issuer nor the relevant Guarantors shall be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

12.	Indemnification of the Trustee upon enforcement

(A)	THE Trustee shall not be bound to take any steps to enforce the performance of any of the provisions of these presents, the Notes, the Receipts or the Coupons unless (i) it shall have been directed to do so by an Extraordinary Resolution or so requested in writing by the Holders of at least one-fourth in principal amount of the Notes of the relevant Series then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

(B)	Should the Trustee take any proceedings against any Issuer and/or any Guarantor:

(i)	proof therein that as regards any specified Note of a particular Series, default has been made in paying any principal, redemption amount, premium and/or, where the same is not paid against presentation of a Note in global form or, as the case may be, a Coupon, interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Notes of such Series in respect of which a corresponding payment is then due; and

(ii)	proof therein that as regards any specified Coupon appertaining to a Note of a particular Series, default has been made in paying any interest due to the relevant Couponholders shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Coupons appertaining to the Notes of such Series in respect of which a corresponding payment is then due.

13.	Payment to Noteholders, Receiptholders and Couponholders

ANY payment to be made in respect of the Notes of any Series or the Receipts or the Coupons appertaining thereto by the relevant Issuer or relevant Guarantors or the Trustee may be made in the manner provided in the Conditions and any payment so made shall be a good discharge, pro tanto, to such Issuer, or, as the case may be, such Guarantor or the Trustee. Any payment in full of interest made in respect of a Coupon shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.

14.	Production of Notes, Receipts and Coupons

UPON any payment to Noteholders, Receiptholders or Couponholders under Condition 8 the Note, Receipt or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee, or the Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Paying Agent to enface (other than in the case of a Temporary Global Note or Permanent Global Note in NGN form) a memorandum of the amount and date of payment on such Note, Receipt or Coupon or, in the case of payment in full, shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation but such Paying Agent may, in any particular case, dispense with the production and enfacement of a Note, Receipt or Coupon upon such indemnity being given as it shall reasonably think sufficient.

15.	Covenants by the Issuers and the Guarantors

EACH of the Issuers and the Guarantors (provided that UNUS shall have no liability or obligation under this Clause 15 in respect of any of sub-clauses (B), (C), (E), (R) and (S) below) hereby covenants with the Trustee that, so long as any of the Notes issued or guaranteed by it remains outstanding, it shall:

(A)	at all times maintain, while any Notes are outstanding, a Paying Agent (in accordance with the Conditions) and at all times maintain any other agents (including but not limited to any Calculation Agent) required by the Conditions relating to any outstanding Notes all in accordance with the Conditions;

(B)	maintain a paying agent in a European Union member state that is not obliged to withhold or deduct tax pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November, 2000, PROVIDED THAT under no circumstances shall any Issuer or any Guarantor be obliged to maintain a paying agent in such a European Union member state unless at least one European Union member state does not require a paying agent making payments in that European Union member state to withhold or deduct tax pursuant to such law;

(C)	upon becoming aware of the same, give notice in writing to the Trustee of the occurrence of any Event of Default in relation to it or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default in relation to it;

(D)	within 14 days of any written request by the Trustee and at least once in every year (if practicable at the same time as copies of the balance sheet and accounts mentioned under paragraph (f) below are sent) deliver to the Trustee (i) (in the case of N.V. and PLC) a certificate signed by a director of N.V. or PLC, as the case may be, or some other person duly authorised in that behalf and (ii) (in the case of UJH) a certificate signed by a Representative Director of UJH or some other person duly authorised in that behalf to the effect that to the best of the knowledge, information and belief of such person having made all reasonable enquiries:

(i)	there did not exist as at a date not more than five days prior to the date of the certificate nor had there existed at any other time prior thereto since the date hereof or since the date as of which the last such certificate was given any Event of Default or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate would constitute an Event of Default or, if such an Event of Default or event did then exist or had existed, specifying the same; and

(ii)	during the preceding financial year (or during such period as the Trustee may specify in such request) and since the completion thereof up to the date mentioned in (i) above each of the Issuers and the Guarantors complied in all material respects with its obligations contained in these presents or, if such is not the case, specifying the respects in which it has not so complied;

(E)	so far as permitted by law, at all times give to the Trustee such other information as it shall reasonably require for the purpose of the discharge of the duties and discretions vested in it hereunder or by operation of law;

(F)	send to the Trustee four copies in the English language of every publicly available balance sheet, profit and loss account, report or other notice, statement or circular which is (in each case) issued to its members or stockholders, or as soon as practicable after, the time of the issue thereof;

(G)	so far as permitted by law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times to give effect to the terms and conditions of these presents;

(H)	oblige the Principal Paying Agent to notify the Trustee forthwith if it does not on or before the due date for repayment of the Notes of any Series or any of them or the due date for payment of the relevant Receipts and/or the Coupons (if any), receive unconditionally the full amount in the relevant currency of the moneys payable on such due date in respect of all such Notes, Receipts or Coupons, as the case may be;

(I)	as soon as reasonably practicable and before the time of publication send, or procure to be sent, to the Trustee four copies of the form of all notices to be given to Noteholders;

(J)	at all times use their reasonable endeavours to maintain a listing of the Notes on such stock exchange as the Notes are, for the time being, quoted or listed or, if it is unable to do so having used such reasonable endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, use its reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges as they may (with the written approval of the Trustee) decide and shall also use its reasonable endeavours to procure that there will at all times be furnished to any stock exchange on which the Notes are for the time being quoted or listed on the application of the relevant Issuer such information as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

(K)	not less than 45 days prior to the redemption date in respect of the Notes of any Series give the Trustee notice of the proposed redemption of the Notes pursuant to Condition 7(c) or 7(d);

(L)	comply with its obligations under the Paying Agency Agreement and any other agreement (including but not limited to any Calculation Agency Agreement) appointing other agents for the purpose of the Programme and the Dealer Agreement, and use its reasonable endeavours to procure that (i) the Principal Paying Agent and the relevant Calculation Agent comply with all their respective obligations thereunder; and (ii) in respect of each Temporary Global Note which is a NGN or Permanent Global Note which is a NGN, the ICSDs maintain their records in accordance with the relevant ICSD Direct Agreement;

(M)	if, in accordance with the provisions of Condition 8, interest, principal, premium or other redemption amount in respect of Notes becomes payable at the specified office in the United States of any Paying Agent, promptly give notice thereof to the Noteholders in accordance with Condition 14;

(N)	in the event of the existence of a serious threat as referred to in Clause 5(c) of the Paying Agency Agreement, when satisfactory arrangements pursuant to Clause 5(c) of the Paying Agency Agreement have been put in place, forthwith, unless the Trustee otherwise agrees, give notice to the relevant Noteholders in accordance with Condition 14 of such arrangements;

(O)	furnish a copy of the Procedures from time to time in effect to the Trustee;

(P)	ensure that each Note to be issued or other transaction to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority of the country of any relevant currency for the purposes of any relevant Note and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect and copies thereof are supplied promptly to the Trustee;

(Q)	forthwith give notice to the Trustee of the appointment of any new Dealer pursuant to the Dealer Agreement or of any modification to the Dealer Agreement;

(R)	forthwith give notice to the Trustee of the Issuer’s intention to redenominate Notes in accordance with Condition 8C or exchange Notes in accordance with Condition 8D; and

(S)	in the event of any Issuer giving any notice to redenominate the Notes of any Series pursuant to Condition 8C(1) or for the exchange of any Notes of any Series for Notes denominated in euro pursuant to Condition 8D, such Issuer shall (unless the Trustee otherwise agrees in writing), not later than the date on which the redenomination will become effective or, as the case may be, the Notes become exchangeable enter into a deed with the Trustee supplemental to these presents in a form satisfactory to the Trustee which records the terms of any amendments to the Conditions which will arise from such redenomination or exchange and effect any other consequential amendments to these presents which, in the opinion of the Trustee, require to be made to give effect to such redenomination or exchange.

16.	Remuneration of the Trustee

(A)	THE relevant Issuer, failing whom the relevant Guarantors, shall (subject as hereinafter provided) pay to the Trustee such remuneration as shall be agreed from time to time between the Issuers and the Trustee as remuneration for its services as Trustee under these presents. Such remuneration shall, unless otherwise agreed, be deemed to accrue from day to day and shall be paid annually in arrear. At any time after the occurrence of an Event of Default or in the event of the Trustee finding it necessary or being required to undertake any exceptional duties (or duties otherwise outside the scope of the normal duties of the Trustee under these presents) in the performance of its trusteeship under these presents the relevant Issuer, failing whom the relevant Guarantors, shall pay such additional remuneration as shall be agreed between the Trustee and the relevant Issuer (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time). In the event of the Trustee and the relevant Issuer failing to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or failing to agree upon such increased or additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fee of such investment bank being shared equally between the Trustee and the relevant Issuer), and the decision of any such investment bank shall be conclusive and binding on the relevant Issuer, the relevant Guarantors and the Trustee.

(B)

The Trustee shall not be entitled to remuneration in respect of any period after the date on which, all the Notes of any Series having become due for redemption, the redemption moneys (including accrued interest thereon) have been paid to the Trustee, the Principal Paying Agent or otherwise duly provided for to the satisfaction of the Trustee unless, upon due presentation of any Note, Receipt or Coupon, payment of the moneys due in respect thereof is improperly withheld or refused, in which event remuneration will commence again to accrue.

(C)	In addition to remuneration hereunder the relevant Issuer, failing whom the relevant Guarantors, shall, on written request, pay all other reasonable costs, charges and expenses including travelling expenses which the Trustee may properly incur in relation to the preparation and execution of these presents and the exercise of the powers or the execution of the trusts vested in it by or pursuant to these presents and in any other manner in relation to these presents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(D)	The relevant Issuer, failing whom the relevant Guarantors, shall indemnify the Trustee (i) in respect of all liabilities and expenses properly incurred by it or any liability or expense properly incurred by any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by these presents, provided that in the case of any such delegate the Trustee shall have exercised reasonable care in the selection of such delegate and (ii) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in relation to these presents but shall not be liable to indemnify the Trustee or the Noteholders, Receiptholders or Couponholders, as the case may be, against any income tax (or similar taxes) which the Trustee pays or for which the Trustee is liable to account by reason of fees payable in respect of its acting as Trustee pursuance to these presents.

(E)	All sums payable under sub-clauses (C) and (D) of this Clause shall be payable within 30 days of demand. All sums payable by the relevant Issuer, failing whom the relevant Guarantors, under this Clause shall carry interest at a rate equal to two per cent. per annum over the base rate of National Westminster Bank PLC from time to time from the date 30 days after the date of the same being demanded to the day of payment or (where a demand by the Trustee specifies that payment by the Trustee will be made on an earlier date) from 30 days after such earlier date. If practicable, the Trustee will notify the relevant Issuer, failing which the relevant Guarantors, of any expenditure prior to incurring the same but the absence of such notice shall not deprive the Trustee of the right to be reimbursed by the relevant Issuer or the relevant Guarantors to the same extent as the Trustee would be entitled to if prior notification had been given.

(F)	The relevant Issuer, failing whom the relevant Guarantors, shall in addition pay to the Trustee (if so required) an amount equal to the amount of any value added tax or similar tax properly charged in respect of its remuneration hereunder.

(G)	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any costs, charges, expenses or liabilities incurred under these presents have been incurred or to allocate any such costs, charges, expenses or liabilities between the different Series of Notes.

(H)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause 16 shall continue in full force and effect notwithstanding such discharge.

(I)	All payments to be made by the relevant Issuer, failing whom the relevant Guarantors, to the Trustee under this Clause 16 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Obligor shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

17.	Modifications and Substitution

(A)	THE Trustee may from time to time and at any time without any consent of the Noteholders, the Receiptholders or the Couponholders (or, as the case may be, the Holders of the Notes, Receipts or Coupons of any one or more Series) agree with the relevant Issuer (a) to any modification (other than of the provisos to paragraphs 5 and 6 of the Eighth Schedule hereto or any provision of these presents referred to in those provisos) of these presents which in the opinion of the Trustee is not materially prejudicial to the interests of the Holders of the Notes or, as the case may be, the Holders of the Notes of the relevant Series or (b) to any modification of these presents which is of a formal, minor or technical nature or made to correct a manifest error. Any such modification or any substitution pursuant to sub-clause (B) of this Clause shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause any such modification or substitution to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 14.

(B)

The Trustee may, without the consent of the Noteholders, the Receiptholders or the Couponholders (or, as the case may be, the Holders of Notes, Receipts or Coupons of any one or more Series), agree to the substitution (i) in place of the relevant Issuer (or of any previous substitute under this sub-clause (B)) as the principal debtor in respect of the Notes, the Receipts, the Coupons and these presents of any Group Company (incorporated in any such case in any country in the world) or (ii) in place of the relevant Issuer as principal debtor or of any of the relevant Guarantors (or any of the previous substitute under this sub-clause (B)) of any successor in business of the relevant Issuer or, as the case may be, any such relevant Guarantors or of any previous substitute hereunder (any substitute under this sub-clause being hereinafter in this sub-clause (B) referred to as the “Substituted Company”) provided that:

(i)

(a)	a trust deed is executed or some other form of undertaking is given by the Substituted Company to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of these presents, the Notes, the Receipts and the Coupons, with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Company had been named in these presents and on the Notes, the Receipts and the Coupons as the principal debtor in place of any such relevant Issuer (or of any such previous Substituted Company) or, as the case may be, as a guarantor in place of the relevant Guarantor (or of any such previous Substituted Company);

(b)	the Trustee shall be satisfied that the Substituted Company has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of the obligations and liability as the principal debtor or, as the case may be, a guarantor under these presents and in respect of the Notes, the Receipts and the Coupons in place of the relevant Issuer or any such relevant Guarantor (or of any such previous Substituted Company);

(c)	in the case of a substitution of a new principal debtor an unconditional and irrevocable guarantee of (a) N.V. and PLC or, (b) where N.V. or PLC becomes the principal debtor, PLC or, as the case may be, N.V. and UNUS (in each case), shall have been given in form and substance satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company under these presents, the Notes, the Receipts and the Coupons;

(d)	the relevant Issuer and the relevant Guarantors (or, where appropriate, any such previous Substituted Company) and the Substituted Company comply with such other requirements as the Trustee may reasonably direct in the interests of the Holders of the Notes of the relevant Series;

(e)	if the directors of the Substituted Company (or other officers acceptable to the Trustee) shall certify to the Trustee that it is solvent at the time at which the said substitution is proposed to be effected, the Trustee may rely absolutely on such certificate and shall not be bound to have regard to its financial condition, profits or prospects or to compare the same with those of the relevant Issuer or such relevant Guarantor (or of any previous Substituted Company); and

(f)	(without prejudice to the generality of sub-paragraphs (a) to (e) inclusive of this paragraph (i)), where the Substituted Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than The Netherlands, the United Kingdom, Japan, the United States or the territory applicable in respect of any previous Substituted Company, undertakings or covenants are given in terms corresponding to the provisions of Condition 9 containing, in substitution for or in addition to (as the case may require) the references to The Netherlands, the United Kingdom, Japan, the United States or such territory, as the case may be, references to the territory or territories in which the Substituted Company is incorporated, domiciled or resident or the taxing jurisdiction of which, or of any authority of or in which, the Substituted Company is otherwise subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed accordingly and the provisions of parts (i) to (iv) of Condition 7(c) shall be amended accordingly.

(ii)	Upon the execution of such documents and compliance with the said requirements:

(a)	the Substituted Company shall be deemed to be named in these presents and on the Notes, the Receipts and the Coupons as principal debtor or, as the case may be, as a guarantor in place of the relevant Issuer or such relevant Guarantor (or of any previous Substituted Company) and these presents and the Notes, the Receipts and the Coupons shall thereupon be deemed to be amended in such manner as expressly specified in any supplement to these presents or, failing which, as shall be necessary to give effect to the substitution and the giving of any guarantee; and

(b)

(x) in the case of a valid substitution of any of the Issuers (or any such previous Substituted Company), the relevant Issuer (or any such previous Substituted Company) shall be released from any or all of its obligations under these presents and the Notes, the Receipts and the Coupons, but without prejudice to the obligations of the relevant Guarantors (or the successor company of any such Guarantors) under the Guarantee or their guarantee; and (y) in the case of the valid substitution of any of the Guarantors (or any such previous Substituted Company), the relevant Guarantor (or any such previous Substituted Company) shall be released from all of its obligations under the Guarantee or such guarantee but without prejudice to the obligations of the remaining Guarantors (or the successor company of any such Guarantors) under the Guarantee or their guarantee. Not later than 15 days after the execution of any such undertaking and guarantee and such other deeds, documents and instruments as aforesaid and compliance with the said requirements of the Trustee, the relevant Issuer or the relevant Guarantor or the previous Substituted Company shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Condition 14.

(iii)	In connection with any proposed substitution the Trustee may agree, without consent of the Noteholders (or, as the case may be, the Holders of Notes of the relevant Series) to a change of the law governing the Notes (or, as the case may be, the Notes of the relevant Series) and/or these presents Provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Holders of the Notes (or, as the case may be, the Holders of the Notes of the relevant Series).

(C)	The relevant Issuer, N.V. and PLC each hereby covenants with the Trustee that, so long as any of the Notes, the Receipts or the Coupons is outstanding, it will not, except where the relevant Issuer, N.V. or PLC, as the case may be, is the continuing company, merge into, or transfer all or substantially all of its assets or undertaking to, another company (“New Company”) unless, inter alia, a trust deed is executed or some other form of undertaking is given by the New Company in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of these presents, the Notes, the Receipts and the Coupons, with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents and on the Notes, the Receipts and the Coupons in place of the relevant Issuer, N.V. or PLC, as the case may be (or of any previous substitute under this Clause), and the following further conditions apply:

(i)	the relevant Issuer, N.V. or PLC, as the case may be (or any previous substitute under this Clause), and the New Company shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Notes of the relevant Series;

(ii)	where the New Company is incorporated, domiciled or resident in, or is otherwise subject generally to the taxing jurisdiction of, or of any authority in, a territory or territories other than, in the case of N.V., The Netherlands, in the case of PLC, the United Kingdom, in the case of UJH, Japan or, in the case of any previous substitute under this Clause, the applicable territory, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 with the substitution for the references to The Netherlands, the United Kingdom, Japan or such territory, as the case may be, of references to the territory or territories in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject generally and in the event of any such undertaking or covenant being given the provisions of these presents shall be read and construed accordingly and the provisions of parts (i) to (iv) of Condition 7(c) shall be amended accordingly;

(iii)	in the case of the merger of, or transfer by, the relevant Issuer or any previous substitute under this Clause, an unconditional and irrevocable guarantee is given by the relevant Guarantors in form and substance satisfactory to the Trustee of the payment of all moneys payable by the New Company under these presents and the Notes of the relevant Series; and

(iv)	if the directors of the New Company (or other officers acceptable to the Trustee) shall certify to the Trustee that it is solvent at the time at which the said merger or transfer is proposed to be effected, the Trustee may rely absolutely on such certificate and shall not be bound to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer, N.V. or PLC, as the case may be (or of any previous substitute under this Clause).

Any such trust deed or undertaking shall, if so expressed, operate to release the relevant Issuer, N.V. or PLC, as the case may be, or any such previous substitute as aforesaid, from all of its obligations under the Notes, the Receipts, the Coupons and these presents. Not later than 15 days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the relevant Issuer, N.V. or PLC, as the case may be, or such previous substitute shall give notice thereof to the Noteholders in accordance with Condition 14. Upon the execution of such documents and compliance with the said requirements the New Company shall be deemed to be named in these presents and on the Notes, the Receipts and the Coupons in place of the relevant Issuer, N.V. or PLC, as the case may be (or of any previous substitute under this sub-clause), under these presents, the Notes, the Receipts and the Coupons, and these presents, the Notes, the Receipts and the Coupons shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and without prejudice to the generality of the foregoing references in these presents, in the Notes, the Receipts or in the Coupons to the relevant Issuer, N.V. or PLC, as the case may be, or such previous substitute shall, where the context so requires, be deemed to be references to the New Company.

(D)	In connection with any proposed substitution, merger or transfer as aforesaid, the Trustee shall, without prejudice to the generality of the foregoing, not have regard to the consequences of such substitution, merger or transfer for individual Noteholders of the relevant Series resulting from their being for any purpose domiciled or resident in, otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof.

(E)

N.V. and PLC may, at any time, appoint any Group Company to become an Issuer of Notes in accordance with the following provisions of this sub-clause without the consent of the Noteholders, the Receiptholders or the Couponholders. Any Group Company that is to become an Issuer shall do so under the terms of a supplemental deed in or substantially in the form set out in the Sixth Schedule or in such other form as may be approved in writing by the Trustee (which shall take effect in accordance with its terms), whereby such Group Company agrees to be bound as an Issuer under these presents and the Paying Agency Agreement. Each of N.V. and PLC undertakes to use all reasonable efforts to procure that all such acts and things are done as may be necessary or desirable to ensure the due execution and delivery of such supplemental deed by each such Group Company and that each such Group Company becomes bound by such provisions of these presents and the Paying Agency Agreement as are expressed to be assumed by it in such supplemental deed. The Trustee shall be entitled to rely on the legal opinions referred to in such supplemental deed but otherwise shall not be bound to enquire into the financial condition of any such Group Company or to make any investigation into, or to satisfy itself in any way in relation to the valid existence of, any such Group Company, its power or capacity to enter into such supplemental deed or to perform its obligations under these presents or the Paying Agency Agreement, the due authorisation, execution or delivery of such supplemental deed or performance of any such obligations by such Group Company, the obtaining of any necessary consents or authorisations for such execution, delivery or performance, the taking of any action (including any necessary registration or filing) required to ensure the enforceability as against such Group Company of any obligations expressed to be assumed by it under these presents or the Paying Agency Agreement.

(F)	If (i) the Trustee does not have actual knowledge or express notice that any Event of Default or any event which, with the lapse of time and/or the giving of notice and/or the issue of a certificate, would constitute an Event of Default has occurred and is continuing and (ii) the relevant Issuer has outstanding Notes issued by it, the Substituted Company (which if not an Issuer shall have become an Issuer pursuant to sub-clause (B) of this Clause) shall have assumed the obligations of such Issuer pursuant to sub-clause (B) of this Clause, the Trustee shall forthwith execute and deliver a supplemental deed in or substantially in the form set out in the Seventh Schedule or in such other form as may be approved by the Trustee whereby such Issuer is released from its covenants and other obligations under these presents.

18.	Redemption, Purchase and Cancellation

(A)

ALL Notes redeemed or purchased by or on behalf of any of the Issuers, the Guarantors or any Group Company together with all unmatured Coupons attached thereto or surrendered therewith (and, in the case of Instalment Notes, with all unmatured Receipts attached thereto or surrendered therewith), and all Coupons paid in accordance with and in the manner provided in the Conditions, shall be cancelled forthwith by or on behalf of the relevant Issuer save that the purchaser may elect in the case of Notes so purchased to hold or resell such Notes, together with all unmatured Coupons (or, as the case may be, Receipts) attached thereto. The relevant Issuer shall, within seven days after being so requested in writing by the Trustee, procure that a certificate stating (i) the amounts paid in respect of Notes, Receipts and Coupons so redeemed or paid and cancelled, (ii) the certificate numbers of Notes so redeemed, purchased and cancelled and (iii) the total number and maturity dates of such cancelled

Coupons shall, within such seven day period, be given to the Trustee by the Principal Paying Agent provided, other than where such Notes are represented by a NGN, delivery thereof to the Principal Paying Agent has been made by any such purchaser as soon as reasonably practicable after the date of such redemption, purchase and cancellation or payment (as the case may be). In the case of purchase and/or cancellation of a Temporary Global Note which is a NGN or a Permanent Global Note which is a NGN, the relevant Issuer shall procure, in accordance with the terms of the Paying Agency Agreement, that the Principal Paying Agent instructs the ICSDs to make appropriate entries in their respective records to reflect such purchase and/or cancellation. N.V. or PLC shall, within seven days after being so requested in writing by the Trustee, deliver a certificate in writing signed by a duly authorised signatory thereof setting out the total numbers and aggregate nominal amount of Notes of each Series which up to and including the date of such certificate are held beneficially at such date by the Issuers, the Guarantors or any Group Company, but which have not been cancelled. Such certificates may be accepted by the Trustee as conclusive evidence of:

(a)	repayment or discharge pro tanto of the Notes and of payment of Receipts or Coupons respectively; or

(b)	beneficial ownership of the relevant Notes by the Issuers, the Guarantors or any Group Company.

(B)	The relevant Issuer shall procure that there shall be kept a full and complete record of all Notes, Receipts and Coupons (other than certificate numbers of Coupons) and their redemption, payment, purchase and cancellation and of all replacement Notes, Receipts or Coupons issued in substitution for mutilated, lost, stolen or destroyed Notes, Receipts or Coupons and the relevant Issuer shall further procure that such record shall be made available to the Trustee, within seven days after being so requested in writing by the Trustee.

19.	Noteholders to be treated as holding all Receipts and Coupons

(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a trust, power, authority or discretion by reference to the interests of the Noteholders or any of the same (or, as the case may be, the Holders of the Notes of the relevant Series or any of the same), the Trustee shall assume that each Noteholder is the Holder of all Receipts (or, as the case may be, Coupons) appertaining to each Note of such Series of which he is the Holder.

(B)	Each of the Trustee, the Paying Agents, the relevant Issuer and the relevant Guarantors (whether or not it is overdue and regardless of any notice of ownership or writing thereon, or notice of any previous theft or loss thereof) shall for the purpose of making payments and for all other purposes (save as provided in (ii) below) be entitled to deem and treat:

(i)	the bearer of any Note in global form or Definitive Note or the relative Receipt or Coupon; and

(ii)	in the case of any Notes in global form, for the purpose only of the exercise by the Trustee of all rights, duties, discretions, powers and authorities imposed or conferred on the Trustee which are to be exercised or performed by reference to or in favour of Noteholders but not for any other purpose, each person for the time being shown in the records of an ICSD or any other relevant clearing system as having a particular nominal amount of any Notes in global form credited to his securities account, as the absolute owner thereof and of all rights thereunder free from encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in the records of an ICSD or any other relevant clearing system, a certificate or letter of confirmation signed on behalf of an ICSD or the relevant clearing system, or any such certificate or document which may comprise a statement or print-out of electronic records provided by Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedrom System or any other relevant clearing system) as to the identity of the bearer of any Definitive Notes or Coupon.

20.	No notice to Receiptholders or Couponholders

NONE of the relevant Issuer, the relevant Guarantors, nor the Trustee shall be required to give any notice to the Receiptholders or, as the case may be, the Couponholders for any purpose under these presents and the Receiptholders or, as the case may be, the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 14.

21.	Trustee may enter into other transactions with N.V., PLC or any of their group companies

NO Trustee and no director or officer of any corporation being a trustee of these presents shall by reason of the fiduciary position of such trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with N.V. or PLC or any of their respective group companies, whether directly or through any other Group Company or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of N.V. or PLC or any of their respective group companies or any company in which N.V., PLC, UJH or UNUS, as the case may be, is interested and without prejudice to the generality of these provisions it is expressly declared that such contracts and transactions may include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other stock, shares, debenture stock, debentures or other securities of N.V. or PLC or any of their respective group companies or any company in which N.V., PLC, UJH or UNUS, as the case may be, is interested or any contract or banking or insurance with N.V. or PLC or any of their respective group companies and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Receiptholders or Couponholders or N.V. or PLC or any of their respective group companies for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

22.	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000 in favour of the Trustee

BY way of supplement to the Trustee Act 1925 and the Trustee Act 2000 (the “Trustee Acts”) it is expressly declared as follows:

(A)	the Trustee may in relation to these presents act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in The Netherlands, the United Kingdom, Japan, the United States or elsewhere (whether obtained by the Trustee, N.V., PLC, UJH, UNUS, any Group Company of N.V. or PLC or any Paying Agent) and shall not be responsible for any loss occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter or facsimile copy and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(B)	the Trustee shall be at liberty to accept a certificate signed by (i) any Director or other person duly authorised of N.V. or PLC (as the case may be) (ii) a Representative Director or other person duly authorised of UJH or (iii) the President, any Vice President or the Treasurer or other person duly authorised of UNUS as to any fact or matter prima facie within the knowledge of N.V., PLC, UJH or, as the case may be, UNUS as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(C)	the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by these presents or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and, provided it shall not have acted fraudulently, the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof;

(D)	the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian these presents and all deeds and other documents relating to these presents or the notes of any series, and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder, or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(E)	the Trustee as between itself, the Noteholders, the Receiptholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders, the Receiptholders and the Couponholders;

(F)	the Trustee shall not be responsible for acting upon any resolution purporting to have been passed at any meeting of the Noteholders (or, as the case may be, the Noteholders of any Series) in respect whereof minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders, the Receiptholders and/or the relative Couponholders (or, as the case may be, the Noteholders of any Series, the Receiptholders and the Couponholders (if any));

(G)	the Trustee may, in the conduct of the trust business, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(H)	any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his reasonable and properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(I)	the Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes of any Series, the exchange of any Temporary Global Note for a Permanent Global Note or, as the case may be, Definitive Notes or the exchange of any Permanent Global Note for Definitive Notes or for the delivery of the Definitive Notes to the persons entitled thereto;

(J)	the Trustee shall not be liable to the relevant Issuer or the relevant Guarantors or any Noteholder, Receiptholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic;

(K)

the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder confidential, financial or other information made available to the

Trustee by any Issuer and/or any Guarantor in connection with these presents and no Noteholder, the Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information;

(L)	where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange, if available, and any rate, method and date so specified shall be binding on the relevant Issuer, the relevant Guarantors, the Noteholders, the Receiptholders and the Couponholders;

(M)	any consent given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit;

(N)	whenever in these presents the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, (or, as the case may be, the Holders of the Notes of any one or more Series) it shall have regard to the interests of such Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim from the relevant Issuer or the relevant Guarantors any indemnification or payment in respect of any tax consequence of any such exercise upon any individual Noteholder, Receiptholder or Couponholder;

(O)	the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to any Issuer, any Guarantor or any Noteholder, Receiptholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of an ICSD or any other relevant clearing system or any form of record made and verified by either of them to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in its records as having a particular nominal amount of Notes of a particular Series credited to his securities account; and

(P)	no provision of the Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

Provided nevertheless that none of the provisions of these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of these presents conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or any of its employees, agents or delegates may be guilty in relation to its duties under these presents.

23.	Disapplication

SECTION 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

24.	Trustee entitled to assume due performance

EXCEPT as herein otherwise expressly provided the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, that each of the Issuers and the Guarantors is duly performing and observing all the covenants and provisions contained in these presents relating to the Issuers and/or the Guarantors (as the case may be) and on their respective parts to be performed and observed and that no event has happened upon the happening of which any of the Notes of any Series may become repayable.

25.	Waiver

THE Trustee may, without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders (or, as the case may be, the Holders of Notes of the relevant Series) shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed breach or breach of any of the covenants or provisions contained in these presents or the Notes, the Receipts or Coupons (or, as the case may be, the Notes of such Series and the relative Receipts and/or Coupons) or determine, in relation to any Series, that any condition, event or act which constitutes, or which with the giving of notice and/or the lapse of time and/or the issue of a certificate would constitute, but for such determination, an Event of Default for the purposes of these presents shall not do so PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred upon it by this Clause in respect of the Notes of any Series in contravention of any express direction by an Extraordinary Resolution of the Notes of such Series then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made). Any such waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders (or, as the case may be, the Holders of the Notes, Receipts and Coupons of such Series) and if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders (or, as the case may be, the Holders of Notes of such Series) in accordance with Condition 14 as soon as practicable thereafter.

26.	Power to delegate

THE Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by these presents, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Trustee may think fit in the interests of the Noteholders (or, as the case may be, the Holders of Notes of any one or more Series) and provided that the Trustee shall have exercised reasonable care in the selection of such delegate and subject to the proviso in Clause 22, it shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss incurred by any misconduct or default on the part of such delegate or sub-delegate. The Trustee shall give prompt notice to the relevant Issuer of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice to the relevant Issuer or any sub-delegate.

27.	Competence of a majority of Trustees

WHENEVER there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally.

28.	Appointment of New Trustees

(A)	THE power of appointing new trustees shall be vested in the Issuers but, subject to sub-clause (B) of this Clause, no person shall be appointed as Trustee in relation to any Series who shall not previously have been approved by an Extraordinary Resolution of the Holders of Notes of that Series. A trust corporation may be appointed sole trustee of the presents but subject thereto there shall be at least two trustees of these presents one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Paying Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being of these presents. The removal of any trustee shall not become effective unless there remains a trustee of these presents (being a trust corporation) in office after such removal.

(B)

Notwithstanding the provisions of sub-clause (A) of this Clause, the Trustee may, upon giving prior notice to but without the consent of the Issuers or the Guarantors or the Noteholders, Receiptholders or Couponholders (or, as the case may be, the Holders of Notes, Receipts or Coupons of any one or more Series), appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (i) if the Trustee considers such appointment to be in the interests of the Holders of the Notes of the relevant Series or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed. The Issuers hereby irrevocably appoint the Trustee to be their attorney in their name and on their behalf to execute any such instrument of appointment. Such person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred on or imposed by the instrument of appointment (which shall include all relevant obligations which are imposed on the Trustee). The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

29.	Retirement of Trustees

(A)	ANY Trustee for the time being of these presents may retire at any time upon giving not less than three months’ notice in writing to each Issuer and each Guarantor without assigning any reason and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee of the presents (being a trust corporation) in office after such retirement. Each of the Issuers covenants that in the event of a trustee giving such notice under this Clause it shall use its best endeavours to procure a new trustee to be appointed.

(B)	Where there are outstanding separate Series of Notes constituted by this Deed the powers conferred upon the Issuers and the Guarantors, the Noteholders and the Trustee by Clause 28 and sub-clause (A) of this Clause 29 shall, at the discretion of the person exercising such power, be capable of being exercised, and shall be effective where so expressed to be exercised, to enable a new trustee to be appointed, a trustee to be removed, a trustee to retire and a separate trustee or co-trustee to be appointed separately in relation to each such separate Series of Notes as aforesaid, and “Trustee” as used in this Deed shall be construed accordingly. In the event of the foregoing provisions of this sub-clause (B) resulting in there being more than one Trustee at any one time, executed originals of this Deed and all other original documentation shall be held by or to the order of The Law Debenture Trust Corporation p.l.c. if still trustee of any of the said separate Series of the Notes, or by such one of the trustees as the Issuers or Guarantors may, subject to any contrary direction of the Noteholders of the relevant Series by Extraordinary Resolution, from time to time designate.

30.	Powers of the Trustee are additional

THE powers conferred by these presents upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the Holder of any of the Notes, Receipts or Coupons.

31.	Currency Indemnity

(A)	IF a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee or any of the Noteholders, Receiptholders or, as the case may be, Couponholders under these presents or any of the Notes, Receipts or Coupons or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order is expressed in a currency (in this Clause referred to as the “Judgment Currency”) other than the currency in which such amounts are so owing (the “relevant currency”) and the Trustee or the Noteholders, Receiptholders or, as the case may be, Couponholders do not have an option to have such judgment or order of such court expressed in the relevant currency, the relevant Issuer (failing which the relevant Guarantors) shall be liable, as a separate and independent obligation, to indemnify and hold the Trustee and the Noteholders, Receiptholders and Couponholders harmless against any deficiency arising or resulting from any variation between (1) the rate of exchange applied in converting any amount expressed in the relevant currency into the Judgment Currency for the purposes of such judgment or order and (2) the rate of exchange of the Judgment Currency for the relevant currency as at the date or dates of discharge of the said judgment or order.

(B)	If as a result of any judgment expressed in a Judgment Currency as is referred to in sub-clause (A) of this Clause and a variation in rates of exchange as therein mentioned the amount received by the Trustee, if converted on the date of payment into the relevant currency, would yield a sum in excess of the sum (expressed in the relevant currency) due to the Trustee, the Trustee shall hold such excess to the order of the relevant Issuer.

32.	Notices

ANY notice or demand to any Issuer, or any Guarantor or the Trustee or any approval or certificate of the Trustee required to be given, made or served for any purpose of these presents shall be given, made or served by sending the same by pre-paid post (first-class if inland, airmail if overseas), telex or by facsimile copy or by delivering the same by hand as follows:

(i)	if to Unilever N.V.:

Address:	Weena 455
3013 AL Rotterdam
The Netherlands
Fax:	+31 10 217 4287
Attention:	Group Secretary

(ii)	if to Unilever PLC:

Address:	Unilever House
100 Victoria Embankment
London EC4Y 0DY
Fax:	+44 20 7822 6108
Attention:	Group Secretary

(iii)	if to Unilever Japan Holdings K.K.

Address:	Nakameguro GT Tower
1-1, Kamimeguro 2-chome
Meguro-ku
Tokyo 153-8578
Japan
Fax:	+81 3 3719 4462
Attention:	Treasury

(iv)	if to Unilever United States, Inc.

Address:	700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632
United States of America
Fax:	+1 (201) 894 2775
Attention:	General Counsel

(v)	if to the Trustee to:

Address:	Fifth Floor
100 Wood Street
London EC2V 7EX
Fax:	+44 20 7606 0643
Attention:	The Manager, Commercial Trusts

or at such other address as shall have been notified (in accordance with this Clause) by the party in question to the other parties hereto for the purposes of this Clause and any notice sent by post as provided in this Clause shall be deemed to have been given, made or served 48 hours (in the case of inland post) or 14 days (in the case of overseas post) after despatch, any notice sent by telex as provided in this Clause shall be deemed to have been given, made or served at the time the answerback is received and any notice sent by facsimile copy as provided in this Clause shall be deemed to have been given, made or served upon receipt in complete and legible form. A notice given under this Trust Deed but received on a day which is not a Business Day (as defined in the Fourth Schedule to this Trust Deed) or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place. In the case of a notice or demand to any Issuer, a copy of such notice or demand shall, in addition, be given, made or served hereunder to each of the Guarantors.

33.	Contracts (Rights of Third Parties) Act 1999

THE parties to this Trust Deed do not intend that any term of this Trust Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Trust Deed.

34.	Governing Law

THESE presents, the Notes, the Receipts and the Coupons, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, English law and, in relation to all claims arising hereunder, whether contractual or non-contractual, N.V., UJH and UNUS severally agree that the courts of England are to have jurisdiction to settle any such claim and that accordingly any suit, action or proceedings arising hereunder (together referred to as “Proceedings”) may be brought in such courts save that, in respect of Notes, Receipts and Coupons issued under this Trust Deed which are denominated in the lawful currency of Switzerland and in respect of which it is specified in the relevant Final Terms that such Notes are to be listed on the SIX Swiss Exchange, each of the parties hereto irrevocably agrees, for the benefit only of the Trustee and the holders of such Notes, Receipts or Coupons that the ordinary courts of the Canton of Zurich, place of jurisdiction being Zurich 1, Switzerland, shall have non-exclusive jurisdiction to hear and determine Proceedings. Nothing contained in this Clause shall limit any right to take Proceedings against N.V., UJH, UNUS or PLC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of N.V., UJH and UNUS irrevocably agrees that any Proceedings in England or any demand or any notice in respect of Notes may be made or served on it by the same being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 for the time being of PLC (or at such other office as it may have notified in writing to the Trustee and as the Trustee shall from time to time have approved) and marked for the attention of the Group Secretary of PLC or such other official of PLC as N.V., UJH or, as the case may be UNUS may have notified in writing to the Trustee and the Trustee shall from time to time have approved.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

THE FIRST SCHEDULE

Form of Temporary Global Note

Series Number: [ ]	Serial Number: [ ]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

[1]	Include bracketed language on all Notes with maturities of more than 365 days.

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][1]

[NAME OF ISSUER]

(incorporated in 2[            ] with limited liability)

TEMPORARY GLOBAL NOTE

representing up to

[Aggregate principal amount of Series]

[Title of Notes]

irrevocably and unconditionally guaranteed by

3[                     ]

This Temporary Global Note is issued in respect of [principal amount of Temporary Global Note] in principal amount of an issue of [aggregate principal amount of Series] in aggregate principal amount of [title of Notes] (the “Notes”) by [NAME OF ISSUER] (the “Issuer”) and has the benefit of the guarantee of [            ] (the “Guarantors”) contained in the Trust Deed as defined below. The Notes are constituted by a trust deed dated 22nd July, 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto) made between the Issuer and the other parties named therein as issuers, the Guarantors and the other parties named therein as guarantors and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such for the holders of Notes from time to time).

The Issuer for value received promises, all in accordance with the Conditions (as defined in the Trust Deed) and the final terms or the pricing supplement (as applicable) (the “Final Terms”) prepared in relation to the Notes to pay to the bearer upon surrender hereof on [maturity date] [by [            ] [equal] successive [semi-annual/quarterly/other] instalments on the dates specified in the Conditions]4 or on such earlier date as the same may become payable in accordance therewith the principal sum of [denomination in words and numerals] [(as reduced from time to time in accordance with the Conditions)] or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein] all subject to and in accordance with the Conditions.

[1]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[2]	Insert jurisdiction of incorporation of Issuer and, if Unilever N.V. is Issuer, include “and having its corporate seat in Rotterdam, The Netherlands”.
[3]	Insert name of Guarantors.
[4]	Insert only where Notes are Instalment Notes.

If the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Temporary Global Note shall be aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the “ICSDs”). The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes represented by this Temporary Global Note) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD stating the nominal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of such ICSD at that time.

If the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Temporary Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in the Schedule hereto.

Except as specified herein, the bearer of this Temporary Global Note is entitled to the benefit of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby, and all payments under and to the bearer of this Temporary Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

On or after the date (the “Exchange Date”) which is 40 days after the original issue date of the Notes, upon notice being given to the Principal Paying Agent, not earlier than the Exchange Date in substantially the form set out in Annex 1 hereto, by an ICSD acting on the instructions of any holder of an interest in this Temporary Global Note, this Temporary Global Note is exchangeable in whole or in part for, as specified in the relevant Final Terms, either (a) either, if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, interests recorded in the records of the ICSDs in a Permanent Global Note or, if the relevant Final Terms indicated this Temporary Global Note is not intended to be a New Global Note, a permanent global note (the “Permanent Global Note”) representing the Notes and in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed or (b) definitive notes (“Definitive Notes”) in substantially the form (subject to completion) set out in the Third Schedule to the Trust Deed.

On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to or to the order of Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such at its specified office in relation to the Notes). The Issuer shall procure that:

(a)	if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note and this Temporary Global Note is to be exchanged for a Permanent Global Note, on an exchange of the whole or part only of this Temporary Global Note, details of such exchange shall be entered pro rata in the records of the ICSDs such that the nominal amount of Notes represented by this Temporary Global Note shall be reduced by the nominal amount of this Temporary Global Note so exchanged; or

(b)	if the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note or if the relevant Final Terms indicate that this Temporary Global

Note is intended to be a New Global Note and this Temporary Global Note is to be exchanged for Definitive Notes, on an exchange of part only of this Temporary Global Note details of such exchange shall be entered by or on behalf of the Issuer in the Schedule hereto, whereupon the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the nominal amount of this Temporary Global Note so exchanged. On any exchange of this Temporary Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in the Schedule to the Permanent Global Note.

If interests in a Temporary Global Note are exchanged for a Permanent Global Note as provided above, interests in such Permanent Global Note may thereafter be exchanged for Definitive Notes, as provided above.

[Payments of interest otherwise falling due before the Exchange Date will be made only:

(a)	upon presentation of the Temporary Global Note to the Principal Paying Agent at its specified office in relation to the Notes provided that no such presentation shall be required if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note; and

(b)	upon or to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme or the operator of any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto.]

[On any occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that either:

(a)	if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, details of such payment shall be entered in the records of the ICSDs; or

(b)	if the relevant Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, the same is noted on the Schedule hereto.]

On any occasion on which a payment of principal or redemption amount is made in respect of this Temporary Global Note or on which Notes represented by this Temporary Global Note are to be cancelled, the Issuer shall procure that:

(a)

if the relevant Final Terms indicates that this Temporary Global Note is intended to be a New Global Note, details of such payment, redemption or cancellation (as the case may be) shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the ICSDs and represented by this Temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed and cancelled or by the aggregate amount of the Notes in respect of which such payment is made (or, in the case of partial payment, the corresponding part thereof); and

(b)	if the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note, (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

This Temporary Global Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and will be construed in accordance with, English law.

[The Issuer has, in the Trust Deed, agreed, for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts. The Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or Holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law preclude the taking of proceedings in any other jurisdiction.]1

[The Issuer has, in the Trust Deed, agreed, for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts, save that in respect of Notes issued under the Trust Deed which are denominated in the lawful currency of Switzerland and in respect of which it is specified in the relevant Final Terms that such Notes are to be listed on the SIX Swiss Exchange, each of the parties hereto irrevocably agrees, for the benefit only of the Trustee and the holders of such Notes that the ordinary courts of the Canton of Zurich, place of jurisdiction being Zurich 1, Switzerland, shall have non-exclusive jurisdiction to hear and determine Proceedings. The

[1]	Insert where Issuer is not incorporated in England and Wales.

Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or Holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.]1

This Temporary Global Note shall not be valid for any purpose until authenticated for and on behalf of Deutsche Bank AG, London Branch as Principal Paying Agent and, if the relevant Final Terms indicate that this Temporary Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the ICSDs.

AS WITNESS the manual signature[s] of [two directors]2 [a duly authorised officer] on behalf of the Issuer.

[NAME OF ISSUER]

By:	[manual signature][3] and [second signatory where appropriate]
(duly authorised)

ISSUED in London as of [            ] [    ]

AUTHENTICATED for and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH
as Principal Paying Agent without recourse, warranty or liability

By:	[manual signature]
(duly authorised)

[1]	Insert where Notes are denominated in Swiss Francs and are to be listed on the SIX Swiss Exchange.
[2]	Applicable where Issuer is Unilever N.V.
[3]	If the Issuer is Unilever N.V., include the name and the title of each signatory.

[EFFECTUATED without
recourse, warranty or liability by

as common safekeeper

By: [manual signature][1]

[1]

Effectuation is only required if this Temporary Global Note is a New Global Note (i) which is intended to be a Eurosystem-eligible New Global Note, as specified in the relevant Final Terms or (ii) in respect of which the Issuer has instructed the Principal Paying Agent that effectuation is to be applicable.

THE SCHEDULE1

Payments, Delivery of Definitive Notes,

Exchange for Permanent Global Note and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Amount of principal or, as the case may be, redemption amount then paid	Aggregate principal amount of Definitive then delivered	Aggregate principal amount of this Temporary Global Note then exchanged for the Permanent Global Note	Aggregate principal amount of Note then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signatory

[1]	This Schedule should only be completed where the relevant Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note.

ANNEX I

[Form of certificate to be given in relation to exchanges of this Temporary Global Note for the Permanent Global Note or Definitive Notes:]

[NAME OF ISSUER]

[Aggregate principal amount and title of Notes]

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed dated 22nd July, 1994 as amended, restated or supplemented from time to time, as of the date hereof [            ] principal amount of the above-captioned Securities (i) is owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trusts (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), or (iv) is beneficially owned either by non-U.S. persons or U.S. persons who purchased such securities in a transaction that did not require registration under the U.S. Securities Act of 1933 (the “Securities Act”) (terms used in this clause (iv) shall have the meanings assigned to them in Regulation S under the Securities Act) or state securities laws, and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i), (ii) or (iv)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [1][ ]

[Euroclear Bank S.A./N.V./ Clearstream Banking, société anonyme]

By:	[authorised signature]

[1]	To be dated not earlier than the Exchange Date.

ANNEX II

[Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:]

[NAME OF ISSUER]

[Aggregate principal amount and title of Notes]

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed dated 22nd July, 1994, as of the date hereof [            ] principal amount of the above-captioned Securities (i) is owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trust (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” and described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [1][ ]

[Euroclear Bank S.A./N.V./ Clearstream Banking, société anonyme]

By:	[authorised signature]

[1]	To be dated not earlier than the relevant interest payment date.

ANNEX III

[Form of account-holder’s certification referred to in preceding certificates:]

[NAME OF ISSUER]

[Aggregate principal amount and title of Notes]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not (a) citizens or residents of the United States, (b) domestic partnerships, (c) domestic corporations or other entities taxable as corporations, (d) estates, the income of which is subject to United States federal income taxation regardless of its source, or (e) trusts if they (x) are subject to the primary supervision of a court within the United States and one or more “United States persons” within the meaning of the Internal Revenue Code of 1986, as amended, have the authority to control all of each such trust’s substantial decisions or (y) have made a valid election under applicable Treasury Regulations to be treated as domestic trust (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [1] [ ]

[Account-holder] as or as agent for the beneficial owner of the Notes.

By:	[authorised signature]

[1]	To be dated not earlier than 15 days before the Exchange Date or, as the case may be, the relevant interest payment date.

THE SECOND SCHEDULE

Form of Permanent Global Note

Series Number: [ ]	Serial Number: [ ]

[ANY UNITED STATES PERSON WHO (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

THIS GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

[1]	Include bracketed language on all Notes will maturities of more than 365 days.

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][1]

[NAME OF ISSUER]

(incorporated in2[            ] with limited liability)

PERMANENT GLOBAL NOTE

in respect of

[principal amount of Global Note]

representing up to

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

3[                     ]

This Permanent Global Note is issued in respect of [principal amount of Permanent Global Note] in principal amount of an issue of [aggregate principal amount of Series] in aggregate principal amount of [title of Notes] (the “Notes”) by [NAME OF ISSUER] (the “Issuer”) and has the benefit of the guarantee (the “Guarantee”) of [            ] (the “Guarantors”) contained in the Trust Deed as defined below. The Notes are constituted by a trust deed dated 22nd July, 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto) made between the Issuer and the other parties named therein as issuers, the Guarantor[s] and the other parties named therein as guarantors and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such for the holders of the Notes from time to time).

The Issuer for value received promises, all in accordance with the Conditions (as defined in the Trust Deed) of the Notes and the final terms or the pricing supplement (as applicable) (the “Final Terms”) prepared in relation to the Notes, to pay to the bearer upon surrender hereof on [maturity date] [by [            ] [equal] successive [semi-annual/quarterly/other] instalments on the dates specified in the Conditions]4 or on such earlier date as the same may become payable in

[1]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[2]	Insert jurisdiction of incorporation of Issuer and, if Unilever N.V. is Issuer, include “and having its corporate seat in Rotterdam, The Netherlands”.
[3]	Insert name of Guarantors.
[4]	Insert only where Notes are Instalment Notes.

accordance therewith the principal sum of [denomination in words and numeral] [(as reduced from time to time in accordance with the Conditions)] or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on such principal amount at the rate or rates specified therein], all subject to and in accordance with the Conditions.

If the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this New Global Note shall be aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the “ICSDs”). The records of the ICSDs (which expression in this Permanent Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes represented by this Permanent Global Note) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Global Note and, for these purposes, a statement issued by an ICSD stating the nominal amount of Notes represented by this Permanent Global Note at any time shall be conclusive evidence of the records of such ICSD at that time.

If the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Permanent Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in the Schedule hereto.

The bearer of this Permanent Global Note is entitled to the benefit of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby, and all payments under and to the bearer of this Permanent Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

If so specified in the relevant Final Terms, this Permanent Global Note is exchangeable in whole (but not in part only) for definitive Notes (“Definitive Notes”) in substantially the form (subject to completion) set out in the Third Schedule to the Trust Deed upon the exercise of the relevant option by the bearer hereof and, unless otherwise specified in the relevant Final Terms, at the cost of the Issuer. In order to exercise such option, the bearer hereof must, not less than forty-five days before the date upon which the delivery of such Definitive Notes is required, deposit this Permanent Global Note with Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”), which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such) at its specified office with the form of exchange endorsed hereon duly completed. This Permanent Global Note will, in any event, be exchangeable in whole, but not in part, (at the cost of the Issuer) for Definitive Notes if any Note becomes due and repayable following an Event of Default (as defined in Condition 10A) and is not duly redeemed (and the funds required for such redemption are not available to the Principal Paying Agent for the purposes of affecting such redemption) by 6.00 p.m. (London time) on the thirtieth day after the time at which such Notes become immediately redeemable, or if either Euroclear Bank S.A./N.V. or Clearstream Banking société anonyme or the operator of any other relevant clearing system should cease to operate as a clearing system (other than by reason of public holidays) or should announce an intention permanently to cease business, and it shall not be practicable to transfer the Notes to another clearing system within 90 days.

[On any occasion on which a payment of interest is made in respect of this Permanent Global Note, the Issuer shall procure that either:

(a)	if the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such payment shall be entered in the records of the ICSDs; or

(b)	if the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, the same is noted on the Schedule hereto.]

On any occasion on which a payment of principal or redemption amount is made in respect of this Permanent Global Note or on which this Permanent Global Note is exchanged as aforesaid or on which any Notes represented by this Permanent Global Note are to be cancelled, the Issuer shall procure that:

(a)	if the relevant Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such payment, redemption, exchange or cancellation (as the case may be) shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the ICSDs and represented by this Permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed and cancelled or by the aggregate amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof); and

(b)	if the relevant Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled and (ii) the remaining principal amount of this Permanent Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

Payments due in respect of Notes for the time being represented by this Permanent Global Note shall be made to the bearer of this Permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Insofar as the Temporary Global Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note, then upon presentation of this Permanent Global Note to the Principal Paying Agent at its specified office in relation to the Notes and to the extent that the aggregate principal amount of such Temporary Global Note is then reduced by reason of such further exchange, the Issuer shall procure that:

(a)	if the applicable Final Terms indicates that this Permanent Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the ICSDs; or

(b)	if the applicable Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in the Schedule hereto. Upon any such exchange, the nominal amount of the Notes represented by this Permanent Global Note shall be increased by the nominal amount of the Notes so exchanged.

This Permanent Global Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and will be construed in accordance with, English law.

[The Issuer has, in the Trust Deed, agreed for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action, proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts. The Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed for the time being of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or the holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.]1

[The Issuer has, in the Trust Deed, agreed for the benefit of the Trustee and the Holders of the Notes that the courts of England shall have jurisdiction to hear and determine any suit, action, proceedings which may arise out of or in connection with the Trust Deed or the Notes (including a claim or dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed or the Notes) (“Proceedings”) and, for such purposes, irrevocably submitted to the jurisdiction of such courts, save that, in respect of Notes issued under the Trust Deed which are denominated in the lawful currency of Switzerland and in respect of which it is specified in the relevant Final Terms that such Notes are to be listed on the SIX Swiss Exchange, each of the parties hereto irrevocably agrees, for the benefit only of the Trustee and the holders of such Notes that the ordinary courts of the Canton of Zurich, place of jurisdiction being Zurich 1, Switzerland, shall have non-exclusive jurisdiction to hear and determine Proceedings. The Issuer has, in the Trust Deed, agreed that the process by which any Proceedings in England are begun may be served on it by being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed of Unilever PLC. Nothing contained herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law. The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or the Holders of the Notes or any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.]2

[1]	Insert where Issuer is not incorporated in England or Wales.
[2]	Insert where Notes are denominated in Swiss Francs and are to be listed on the SIX Swiss Exchange.

This Permanent Global Note shall not be valid for any purpose until authenticated for and on behalf of Deutsche Bank AG, London Branch as Principal Paying Agent and, if the relevant Final Terms indicate that this Permanent Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the ICSDs.

AS WITNESS the manual signature[s] of [two directors]1 [a duly authorised officer] on behalf of the Issuer.

[NAME OF ISSUER]

By:	[manual signature][2] and [second signatory where appropriate]
(duly authorised)

ISSUED in London as of [            ] [    ]

AUTHENTICATED for and on behalf of
Deutsche Bank AG, London Branch as Principal Paying Agent without recourse, warranty or liability

By:	[manual signature]
(duly authorised)

[EFFECTUATED without
recourse, warranty or liability by

as common safekeeper

By:	[manual signature][3]

[1]	Applicable where Issuer is Unilever N.V.
[2]	If the Issuer is Unilever N.V., include the name and the title of each signatory.
[3]

Effectuation is only required if this Permanent Global Note is a New Global Note (i) which is intended to be a Eurosystem-eligible New Global Note, as specified in the relevant Final Terms or (ii) in respect of which the Issuer has instructed the Principal Paying Agent that effectuation is to be applicable.

EXCHANGE NOTICE

                                         , being the bearer of this Permanent Global Note at the time of its deposit with the Principal Paying Agent at its specified office for the purposes of the Notes, hereby exercises the option to have this Permanent Global Note exchanged in whole for Notes in definitive form and directs that such Notes in definitive form be made available for collection by it from the Principal Paying Agent’s specified office.

By:

(duly authorised)

THE SCHEDULE1

Payments, Delivery of Definitive Notes, further exchanges

of the Temporary Global Note and Cancellation of Notes

Date of payment, delivery, further exchange of Temporary Global Note or cancellation	Amount of interest then paid	Amount of principal or, as the case may be, redemption amount then paid	Aggregate principal amount of Definitive then delivered	Aggregate principal amount of further exchanges of Temporary Global Note	Current principal amount of this Permanent Global Note	Authorised Signatures

[1]	The Schedule should only be completed where the relevant Final Terms indicates that this Global Note is not intended to be a New Global Note.

THE THIRD SCHEDULE

Form of Definitive Note

PART A

[On the face of the Notes:]

[Denomination]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

[1]	Include bracketed language on all Notes with maturities of more than 365 days.

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][2]

[UNILEVER N.V., a company having its corporate seat in Rotterdam, The

Netherlands/UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.]3

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

[UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER UNITED STATES, INC. on a joint and several basis/UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER PLC on a joint and several basis]3

This [title of Notes] forms one of a series of [title of Notes] (the “Notes”) in an aggregate principal amount of [insert aggregate principal amount of series] issued by [Unilever N.V./Unilever PLC/Unilever Japan Holdings K.K.]3 as issuer (the “Issuer”) and has the benefit of the guarantee of [Unilever PLC and Unilever United States, Inc./ Unilever N.V. and Unilever United States, Inc./Unilever N.V. and Unilever PLC]3 (the “Guarantors” contained in the trust deed defined below) on a joint and several basis and is issued pursuant to a trust deed (the “Trust Deed” which expression shall include any amendments or supplements thereto) dated 22nd July 1994 and made between, inter alios, the Issuer and the other companies named therein as issuers, the Guarantors and The Law Debenture Trust Corporation p.l.c., as trustee.

The Issuer for value received promises, all in accordance with the terms and conditions [endorsed hereon/attached hereto/incorporated by reference herein] and the Final Terms referred to therein and prepared in relation to the Notes and the Trust Deed, to pay to the bearer upon surrender hereof on [maturity date] [by [            ] [equal] successive [semi-annual/quarterly/other] instalments on the dates specified in the Final Terms]4 or on such earlier date as the same may become payable in accordance therewith the principal amount of:

[denomination in words and numerals]

[(as reduced from time to time in accordance with such terms and conditions)]3 or such other redemption amount as may be specified therein [and to pay in arrear on the dates specified therein interest on the principal amount hereof [(as reduced from time to time in accordance with such terms and conditions)]5 at the rate or rates specified therein]6.

[2]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[3]	Amend as appropriate.
[4]	Insert only where Notes are Instalment Notes.
[5]	Amend as appropriate.
[6]	Insert only where Notes are interest bearing.

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade):

(a)	must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and

(b)

if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.][7]

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade):

(a)	must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and

(b)

it if involves its physical delivery and unless it is made between a professional borrower and a professional lender, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.][8]

[This Note shall not]9 [Neither this Note nor any of the interest coupons appertaining hereto shall]10 be valid for any purpose until this Note has been authenticated for and on behalf of as principal paying agent.

This Note, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

[7]

Include if the Notes (i) are Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not listed on the stock exchange of Euronext Amsterdam N.V. and (iv) do not qualify as commercial paper or certificates of deposit.

[8]

Include if the Notes (i) are Zero Coupon Notes or other Notes which qualify as saving certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not listed on the stock exchange of Euronext Amsterdam N.V. and (iv) qualify as commercial paper or certificates of deposit.

[9]	Insert only where Notes are not interest bearing.
[10]	Insert only where Notes are interest bearing.

AS WITNESS the facsimile signature[s] of [two directors]11 [a duly authorised officer] on behalf of the Issuer.

[UNILEVER N.V./UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.][12]

By:	[manual or facsimile signature] [13]
(duly authorised)

ISSUED in London as of [            ] [    ]

AUTHENTICATED for and on behalf of
Deutsche Bank AG, London Branch
as principal paying agent without recourse, warranty or liability

By:	[manual signature]
(duly authorised)

[Where no provision is made for separate coupons for the payment of interest the appropriate grid to record payments of principal and/or interest, as the case may be, should be included.]

[11]	Applicable where Issuer is Unilever N.V.
[12]	Amend as appropriate.
[13]	If the Issuer is Unilever N.V., include the name and the title of each signatory.

[On the reverse of the Notes:]

TERMS AND CONDITIONS

[As set out in the Fourth Schedule and as supplemented by the relevant Final Terms]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PAYING AGENTS

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

P.O. Box 283 (HQ7050)

1000 EA Amsterdam

The Netherlands

Deutsche Bank AG, Paris

Branch

c/o Deutsche Bank AG,

London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Deutsche Bank Luxembourg S.A.

2 boulevard Konrad Adenauer,

L-1115 Luxembourg

PART B

Forms of Coupon

[Attached to the Notes (interest-bearing, fixed rate and having Coupons):]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.] 1

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][2]

[1]	Include bracketed language on all Notes with maturities of more than 365 days.
[2]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC/ UNILEVER JAPAN HOLDINGS K.K.]1

Unconditionally and irrevocably guaranteed by

[UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER UNITED STATES, INC. on a joint and several basis/UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER PLC on a joint and several basis]2

[Amount and title of Notes]

[Serial Number:             ]

Coupon for [            ] due on [                    ]

This Coupon is payable to bearer (subject to the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Note”) to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) at the office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly appointed and notified to the Noteholders).

[The Note to which this Coupon appertains may, in certain circumstances specified in such terms and conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]3

[ ]

[UNILEVER N.V./UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.][1]

By:	[manual or facsimile signature][4]
(duly authorised)

[On the reverse of each Coupon]

[1]	Amend as appropriate.
[2]	Amend as appropriate
[3]	Delete if the Coupons are not to become void upon early redemption of the Note(s).
[4]	In the case of Unilever N.V., include the name and the title of the signatory.

PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PAYING AGENTS

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

P.O. Box 283 (HQ7050)

1000 EA Amsterdam

The Netherlands

Deutsche Bank AG, Paris

Branch

c/o Deutsche Bank AG,

London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Deutsche Bank Luxembourg S.A.

2 boulevard Konrad Adenauer,

L-1115 Luxembourg

PART C

[Attached to the Notes (interest-bearing, floating rate and having Coupons):]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][2]

[UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC/ UNILEVER JAPAN HOLDINGS K.K.]3

Unconditionally and irrevocably guaranteed by

[1]	Include bracketed language on all Notes with maturities of more than 365 days.
[2]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[3]	Amend as appropriate.

[UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER UNITED STATES, INC. on a joint and several basis/UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER PLC on a joint and several basis]2

[Amount and title of Notes]

Coupon for the amount of interest due on [            ]

Such amount is payable (subject to the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Notes”) to which this Coupon appertains and the Final Terms referred to therein, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) at the office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly appointed and notified to the Noteholders).

[The Note to which this Coupon appertains may, in certain circumstances specified in such terms and conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]1

[                    ]

[UNILEVER N.V./UNILEVER PLC/ UNILEVER JAPAN HOLDINGS K.K.]2

By:	[manual or facsimile signature][3]
(duly authorised)

[1]	Delete if the Coupons are not to become void upon early redemption of the Notes.
[2]	Amend as appropriate.
[3]	In the case of Unilever N.V., include the name and the title of the signatory.

[On the reverse of each Coupon:]

PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PAYING AGENTS

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

P.O. Box 283 (HQ7050)

1000 EA Amsterdam

The Netherlands

Deutsche Bank AG, Paris Branch

c/o Deutsche Bank AG, London

Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Deutsche Bank Luxembourg S.A.

2 boulevard Konrad Adenauer,

L-1115 Luxembourg

PART D

Form of Talon

[Attached to the Notes (interest-bearing and having Coupons or, as the case may be, being Instalment Notes):]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][2]

[UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.]3

[1]	Include bracketed language on all Notes with maturities of more than 365 days.
[2]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[3]	Amend as appropriate.

Unconditionally and irrevocably guaranteed by

[UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER UNITED STATES, INC. on a joint and several basis/UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER PLC on a joint and several basis]1

[Amount and title of Notes]

Talon for further [Coupons/Receipts]1

After all the [Coupons/Receipts] appertaining to the Note to which this Talon appertains have matured, further [Coupons/Receipts] [(including a Talon for further [Coupons/Receipts])] will be issued at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further paying agents and/or specified offices from time to time duly given in accordance with the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Notes”) to which this Talon appertains and the Final Terms referred to therein (which shall be binding on the Holder of this Talon whether or not it is for the time being attached to such Note) upon production and surrender of this Talon. The initial Paying Agents and their specified offices are set out on the reverse hereof.

Under the said terms and conditions, such Notes may, in certain circumstances, fall due for redemption before the original due date for exchange of this Talon and in any such event this Talon shall become void and no exchange shall be made in respect hereof.

[                    ]

[UNILEVER N.V./UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.]1

By:	[manual or facsimile signature][2]
(duly authorised)

[1]	Amend as appropriate.
[2]	In the case of Unilever N.V., include the name and the title of the signatory.

[On the reverse of each Talon:]

PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PAYING AGENTS

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

P.O. Box 283 (HQ7050)

1000 EA Amsterdam

The Netherlands

Deutsche Bank AG, Paris

Branch

c/o Deutsche Bank AG,

London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Deutsche Bank Luxembourg S.A.

2 boulevard Konrad Adenauer,

L-1115 Luxembourg

PART E

Form of Receipt

[Attached to Instalment Notes:]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[PAYMENT OF INTEREST ON THE NOTES TO A RESIDENT OF JAPAN OR A JAPANESE CORPORATION (EXCEPT FOR A FINANCIAL INSTITUTION DESIGNATED BY THE CABINET ORDER RELATING TO THE SPECIAL TAXATION MEASURES LAW OF JAPAN WHICH HAS COMPLIED WITH THE REQUIREMENTS UNDER ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION FOR JAPANESE TAX PURPOSES (A “NON-RESIDENT HOLDER”) WHO OR WHICH IS A PERSON HAVING A SPECIAL RELATIONSHIP (AS DESCRIBED IN ARTICLE 3-2-2, PARAGRAPHS 5 THROUGH 7 OF THE CABINET ORDER) WITH THE ISSUER (A “SPECIALLY-RELATED PERSON OF THE ISSUER”) WILL BE SUBJECT TO JAPANESE INCOME TAX ON THE AMOUNT SPECIFIED IN SUB-PARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION OR TO A NON-RESIDENT HOLDER THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER (EXCEPT AS PROVIDED IN SUB-PARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)

IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS FIRM (WHICH HAS COMPLIED WITH THE JAPANESE TAX EXEMPTION REQUIREMENTS) THROUGH ITS PAYMENT HANDLING AGENT IN JAPAN AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.][2]

[UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands/UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.]3

[1]	Include bracketed language on all Notes with maturities of more than 365 days.
[2]

Include bracketed language on all Notes issued by (a) UJH or (b) N.V. or PLC, in circumstances where any interest on the Notes is attributable to a business in Japan conducted by such Issuer of the Notes in the manner provided for in the Special Taxation Measures Law of Japan.

[3]	Amend as appropriate.

Unconditionally and irrevocably guaranteed by

[UNILEVER PLC AND UNILEVER UNITED STATES, INC. on a joint and several basis /UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER UNITED STATES, INC. on a joint and several basis/UNILEVER N.V., a company having its corporate seat in Rotterdam, The Netherlands AND UNILEVER PLC on a joint and several basis]1

Receipt of the sum of [    ] being the instalment of principal payable in accordance with the terms and conditions [endorsed on/attached to/incorporated by reference to] the [title of Notes] (the “Notes”) to which this Receipt appertains and the Final Terms referred to therein (the “Conditions”).

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the Holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable against presentation and surrender of this Receipt, at the office of the Principal Paying Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (or any other or further paying agents and/or specified offices from time to time duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. If the Note to which this Receipt appertains shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The Issuer shall have no obligation in respect of this Receipt if it is presented without the Note to which it appertains.

[UNILEVER N.V./UNILEVER PLC/UNILEVER JAPAN HOLDINGS K.K.] 23

By:	[facsimile signature][4]
(duly authorised)

[1]	Amend as appropriate.
[2]	Amend as appropriate.
[3]	Amend as appropriate.
[4]	In the case of Unilever N.V., include the name and the title of the signatory.

[On the reverse of each Receipt:]

PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PAYING AGENTS

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

P.O. Box 283 (HQ7050)

1000 EA Amsterdam

The Netherlands

Deutsche Bank AG, Paris

Branch

c/o Deutsche Bank AG,

London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

Deutsche Bank Luxembourg S.A.

2 boulevard Konrad Adenauer,

L-1115 Luxembourg

THE FOURTH SCHEDULE

Terms and Conditions of the Notes

The following is the text of the Terms and Conditions of the Notes which (subject to completion) will be applicable to each Tranche of Notes.

The Notes are constituted by a trust deed dated 22nd July 1994 (the “Trust Deed”, which expression shall include any amendments or supplements thereto or any restatement thereof) made between Unilever N.V. (“N.V.”), Unilever PLC (“PLC”) and Unilever Japan Holdings K.K. (“UJH”) as issuers (the “Issuers” and each an “Issuer”, which expression shall include any Group Company (as defined below) which becomes an Issuer as contemplated by Condition 15), N.V., PLC and Unilever United States, Inc. (“UNUS”) as guarantors of the Notes as hereinafter described (the “Guarantors” and each a “Guarantor”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor to The Law Debenture Trust Corporation p.l.c. in its capacity as such) as trustee for the holders of each Series of the Notes (the “Noteholders”). Pursuant to the Trust Deed, the Notes issued by (i) N.V. are guaranteed unconditionally and irrevocably on a joint and several basis by PLC and UNUS, (ii) PLC are guaranteed unconditionally and irrevocably on a joint and several basis by N.V. and UNUS and (iii) UJH are guaranteed unconditionally and irrevocably on a joint and several basis by N.V. and PLC.

Certain statements herein are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes and of the interest coupons, if any, appertaining to the Notes (the “Coupons”) and the receipts, if any, in respect of instalments of principal (the “Receipts”). The Notes, the Coupons and the Receipts also have the benefit of a paying agency agreement dated 22nd July 1994 (the “Paying Agency Agreement”, which expression shall include any amendments or supplements thereto or any restatement thereof) made between N.V., PLC, UJH and UNUS in their capacities as Issuers and Guarantors (as applicable), Deutsche Bank AG, London Branch as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to Deutsche Bank AG, London Branch in its capacity as such and any substitute or additional principal paying agent appointed in accordance with the Paying Agency Agreement), the paying agents named therein (the “Paying Agents”, which expression shall, unless the context otherwise requires, include the Principal Paying Agent and any substitute or additional paying agents appointed in accordance with the Paying Agency Agreement) and the Trustee. Noteholders and the holders of the Coupons (the “Couponholders”) and the holders of Receipts (the “Receiptholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Paying Agency Agreement. Copies of the Trust Deed and the Paying Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of this Information Memorandum at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents.

For the purposes of Notes denominated in Swiss Francs (“Swiss Notes”) only, the relevant Issuer will, together with the Principal Paying Agent and the Swiss paying agent specified in the Final Terms relating to the relevant issue of Swiss Notes as principal Swiss paying agent (the “Principal Swiss Paying Agent”), enter into a supplemental paying agency agreement. In addition, all references in the Terms and Conditions of the Notes to the “Principal Paying Agent” and the “Paying Agents” shall, so far as the context permits, be construed as references only to the relevant Swiss paying agents, as set out in the relevant Final Terms relating to the Swiss Notes. References in the Terms and Conditions of the Notes to “Euroclear” and/or “Clearstream, Luxembourg” shall, so far as the context permits, be construed as including references to SIX SIS AG, the Swiss Securities Corporation in Olten, Switzerland (“SIX SIS AG”), or to any other Intermediary (as defined below) clearing system through which the Swiss Notes are to be cleared, which shall be considered an additional or alternative clearing system for the purposes of the Swiss Notes.

The Notes are issued in series (each a “Series”), and each Series may comprise one or more tranches (“Tranches” and each a “Tranche”) of Notes. Each Tranche will be the subject of final terms or a pricing supplement (“Final Terms”) prepared by, or on behalf of, the Issuer, a copy of which will, in the case of a Tranche of Notes which is to be listed on the Official List (the “Official List”) of the United Kingdom Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (the “U.K. Listing Authority”) and/or NYSE Euronext in Amsterdam (“Euronext Amsterdam”) and/or the SIX Swiss Exchange and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange, be lodged with the U.K. Listing Authority and the London Stock Exchange plc and/or Euronext Amsterdam and/or the SIX Swiss Exchange and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange and be available for inspection at the specified office of each of the Paying Agents appointed in respect of such Notes.

In these Terms and Conditions, unless otherwise expressly stated, references to Notes are to Notes of the relevant Series (and, where the context permits, shall be deemed to include Receipts appertaining to such Notes), references to Receipts are references to Receipts appertaining to Notes of the relevant Series, references to Coupons are to Coupons appertaining to Notes of the relevant Series, references to the Issuer are to the Issuer of such Notes, references to the Guarantors are references to the Guarantors of such Issuer’s obligations under such Notes and references to the Paying Agents are references to the Paying Agents appointed in respect of such Notes. Subject thereto, capitalised terms shall, unless defined herein, have the meanings ascribed thereto in the Trust Deed.

1.	FORM AND DENOMINATION

(a) Notes are issued in bearer form. Each Note is a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note. All payments in respect of each Note shall be made in the currency shown on its face.

Form of Notes

(b) Each Tranche of Notes will be represented upon issue by a temporary global note (a “Temporary Global Note”) in substantially the form (subject to amendment and completion) scheduled to the Trust Deed and, if so specified in the Final Terms, such Temporary Global Note shall be a New Global Note. On or after the date (the “Exchange Date”) which is 40 days after the completion of distribution of the Notes of the relevant Tranche and provided certification as to the beneficial ownership thereof as required by U.S. Treasury regulations (in the form set out in the Temporary Global Note or such other form as may replace it) has been received, interests in the Temporary Global Note may be exchanged for:

(i)	interests in a permanent global note (a “Permanent Global Note”) representing the Notes of that Tranche and in substantially the form (subject to amendment and completion) scheduled to the Trust Deed; or

(ii)	definitive Notes in bearer form (“Definitive Notes”) which will be serially numbered and in substantially the form (subject to amendment and completion) scheduled to the Trust Deed.

If interests in the Temporary Global Note are exchanged for interests in a Permanent Global Note pursuant to clause (i) above, interests in such Permanent Global Note may thereafter be exchanged for Definitive Notes described in clause (ii) above.

Each exchange of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for a Definitive Note, and each exchange of an interest in a Permanent Global Note for a Definitive Note, shall be made outside the United States.

(c) If any date on which a payment of interest is due on the Notes of a Tranche occurs while any of the Notes of that Tranche are represented by the Temporary Global Note, the related interest payment will be made on the Temporary Global Note only to the extent that certification as to the beneficial ownership thereof as required by U.S. Treasury regulations (in the form set out in the Temporary Global Note or such other form as may replace it) has been received by Euroclear Bank S.A./N.V. (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other relevant clearing system. Payments of principal or interest (if any) on a Permanent Global Note will be made through Euroclear or Clearstream, Luxembourg without any requirement for certification.

(d) If so specified in the relevant Final Terms, interests in a Permanent Global Note will be exchangeable in whole (but not in part only), at the option of the Holder of such Permanent Global Note and in accordance with the rules and procedures for the time being of Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system and, unless otherwise specified in the relevant Final Terms, at the Issuer’s cost, for Definitive Notes. In order to exercise such option, the Holder must, not less than 45 days before the date on which delivery of Definitive Notes in global or definitive form is required, deposit the relevant Permanent Global Note with the Principal Paying Agent with the form of exchange notice endorsed thereon duly completed. Interests in a Permanent Global Note will, in any event, be exchangeable in whole (but not in part only) at the cost of the Issuer, for Definitive Notes (i) if any Note of the relevant Series becomes due and repayable following a Default (as defined in Condition 10A), or (ii) if either Euroclear or Clearstream, Luxembourg or any other relevant clearing system should cease to operate as a clearing system (other than by reason of public holiday) or should announce an intention permanently to cease business and it shall not be practicable to transfer the relevant Notes to another clearing system within 90 days.

Swiss Notes will be in bearer form and shall be represented exclusively by a Swiss Permanent Global Note which shall be deposited with SIX SIS AG, or, as the case may be, with any other intermediary recognised for such purposes by the SIX Swiss Exchange (SIX SIS AG or any such other intermediary, the “Intermediary”). Once the Swiss Permanent Global Note is deposited with the Intermediary, and entered into the accounts of one or more participants of the Intermediary, the Notes will constitute intermediated securities (Bucheffekten) (“Intermediated Securities”) in accordance with the provisions of the Swiss Federal Intermediated Securities Act (Bucheffektengesetz).

The records of the Intermediary will determine the number of Swiss Notes held through each participant in that Intermediary. In respect of the Swiss Notes held in the form of Intermediated Securities, the holders of the Swiss Notes (the “Holders”) will be the persons holding the Swiss Notes in a securities account in their own name and for their own account.

Each Holder shall have a quotal co-ownership interest (Miteigentumsanteil) in the Swiss Permanent Global Note to the extent of his claim against the Issuer, provided that for so long as the Swiss Permanent Global Note remains deposited with the Intermediary the co-ownership interest shall be suspended and the Swiss Notes may only be transferred or otherwise disposed of in accordance with the provisions of the Swiss Federal Intermediated Securities Act (Bucheffektengesetz), i.e., by the entry of the transferred Swiss Notes in a securities account of the transferee.

Neither the Issuer nor the Holders shall at any time have the right to effect or demand the conversion of the Swiss Permanent Global Note (Globalurkunde) into, or the delivery of, uncertificated securities (Wertrechte) or Swiss Definitive Notes (Wertpapiere). No physical delivery of the Swiss Notes shall be made unless and until Swiss Definitive Notes (Wertpapiere) are printed. Swiss Definitive Notes may only be printed, in whole, but not in part, if the Principal Swiss Paying Agent determines, in its sole discretion, that the printing of the Swiss Definitive Notes

(Wertpapiere) is necessary or useful. Should the Principal Swiss Paying Agent so determine, it shall provide for the printing of Swiss Definitive Notes (Wertpapiere) without cost to the Holders. Upon delivery of the Swiss Definitive Notes (Wertpapiere), the Swiss Permanent Global Note will be cancelled and the Swiss Definitive Notes (Wertpapiere) shall be delivered to the Holders against cancellation of the Swiss Notes in the Holders’ securities accounts.

(e) Interest-bearing Definitive Notes will, if so specified in the relevant Final Terms, have endorsed thereon a grid for the recording of the payment of interest or have attached thereto at the time of their initial delivery Coupons presentation of which will be a prerequisite to the payment of interest in certain circumstances specified below. Interest-bearing Definitive Notes, if specified in the relevant Final Terms as having Coupons attached, will also, if so specified in the relevant Final Terms, and shall, in the case of such Undated Notes (as defined in Condition 7(b)) or long-dated Notes, have attached thereto, at the time of their initial delivery, a talon (a “Talon”) for further coupons and the expression “Coupons” shall, where the context so permits, include Talons. Definitive Notes, the principal amount of which is repayable by instalments (“Instalment Notes”), will have endorsed thereon a grid for recording the repayments of principal or have attached thereto at the time of their initial delivery Receipts presentation of which will be a prerequisite to the repayment of the relevant instalment in certain circumstances specified below.

(f) The following legend will appear on all Notes with maturities of more than 365 days and (in the case of Definitive Notes) on Receipts, Coupons and Talons appertaining thereto:

“Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to the limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code”.

The Internal Revenue Code sections referred to above provide that United States Holders, with certain exceptions, will not be entitled to deduct any loss on Notes, Receipts or Coupons and will not be entitled to capital gains treatment in respect of any gain recognised on any sale, disposition, redemption or payment of principal in respect of Notes, Receipts or Coupons.

Denomination of Notes

(g) Subject to any then applicable legal and regulatory requirements, (i) Notes will be in the denomination or denominations (each of which denominations must be integrally divisible by either the smallest denomination or by the smallest increment between denominations, whichever is smaller) specified in the relevant Final Terms and (ii) Notes may not be issued under the Programme which have a minimum denomination of less than €100,000 (or its equivalent in another currency). Notes of one denomination will not be exchangeable, after their initial delivery, for Notes of any other denomination.

Currency of Notes

(h) Notes may be denominated in any currency (including, without limitation, euro (as defined in Condition 8C(3)) subject to compliance with all applicable legal or regulatory requirements.

References to “Notes”

(i) For the purposes of these Terms and Conditions, references to “Notes” shall, as the context may require, be deemed to be to Temporary Global Notes, Permanent Global Notes or Definitive Notes.

2.	STATUS OF THE NOTES

Subject to Condition 4, the Notes constitute direct, unconditional and unsecured obligations of the Issuer and (subject as aforesaid) rank and will rank pari passu without any preference among themselves with all other present and future unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by law).

3.	STATUS OF THE GUARANTEE

Subject to Condition 4, the obligations of each Guarantor under the guarantee constitute unsecured obligations of such Guarantor and (subject as aforesaid) rank and will rank (subject to any obligations preferred by law) pari passu with all other present and future unsecured and unsubordinated obligations of such Guarantor.

4.	NEGATIVE PLEDGE

So long as any Notes remain outstanding (as defined in the Trust Deed), neither N.V. nor PLC will create or have outstanding any mortgage, charge, lien, pledge or other security interest upon the whole or any substantial part of its undertaking or assets (including any uncalled capital), present or future, to secure any Indebtedness of any person (or any guarantee or indemnity given in respect thereof) unless the Notes and the Coupons shall be secured by such mortgage, charge, lien, pledge or other security interest equally and rateably therewith in the same manner or in a manner satisfactory to the Trustee or such other security for the Notes and Coupons shall be provided as the Trustee shall, in its absolute discretion, deem not less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of Noteholders provided that the restriction contained in this Condition shall not apply to:

(i)	any mortgage, charge, lien, pledge or other security interest arising solely by mandatory operation of law; and

(ii)	any security over assets of N.V. or, as the case may be, PLC arising pursuant to the Algemene Voorwaarden (general terms and conditions) of the Nederlandse Vereniging van Banken (Dutch Bankers’ Association) and/or similar terms applied by financial institutions, if and insofar as applicable.

For the purposes of this Condition:

“Indebtedness” means any loan or other indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which at the time of issue thereof either is, or is intended to be, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other recognised securities market and which by its terms has an initial stated maturity of more than one year; and

“substantial” means, in relation to each of N.V. and PLC, an aggregate amount equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of N.V., PLC and their group companies (being those companies required to be consolidated in accordance with Netherlands and United Kingdom legislative requirements relating to consolidated accounts) (the “Unilever Group”, and any company within the Unilever Group being referred to herein as a “Group Company”), such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the Auditors (as defined in the Trust Deed) that, in their opinion, (1) the amounts shown in a certificate provided by N.V. and PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been accurately extracted from the accounting records of the Unilever Group, and (2) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.

5.	TITLE

(a) Title to Notes and Coupons will pass by delivery. References herein to the “Holders” of Notes, Receipts or Coupons signify the bearers of such Notes, Receipts or such Coupons.

(b) The Issuer, the Guarantors, the Trustee and the Paying Agents may deem and treat the Holder of any Note, Receipt or Coupon as the absolute owner thereof (whether or not such Note, Receipt or Coupon shall be overdue and notwithstanding any notice of any previous loss or theft thereof or any express or constructive notice of any claim by any other person of any interest therein) for the purpose of making payments and for all other purposes.

6.	INTEREST

Notes may be interest-bearing or non-interest-bearing, as specified in the relevant Final Terms. The Final Terms in relation to each Tranche of interest-bearing Notes shall specify which one (and one only) of Conditions 6A, 6B or 6C shall be applicable and Condition 6D will be applicable to each Tranche of interest-bearing Notes as specified therein.

6A.	Interest – Fixed Rate

Notes, in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable, shall bear interest from their date of issue (the “Issue Date”) (as specified in the relevant Final Terms) or from such other date as may be specified in the relevant Final Terms at the rate or rates per annum (or otherwise) (the “Fixed Rate of Interest”) specified in the relevant Final Terms. Such interest will be payable in arrear on such dates (the “Fixed Interest Payment Dates”) as are specified in the relevant Final Terms and on the date of final maturity thereof (the “Maturity Date”). The amount of interest payable in respect of any Note in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable shall be calculated by multiplying the product of the Fixed Rate of Interest and:

(i)	in the case of any such Note in global form, the principal amount of such Note; or

(ii)	in the case of any such Note in definitive form, the Calculation Amount,

in each case, by the applicable Day Count Fraction (as defined in Condition 6E(6)) as specified in the relevant Final Terms and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Denomination of a Note in relation to which this Condition 6A is specified in the relevant Final Terms as being applicable and which is in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding. If no Day Count Fraction is specified in the relevant Final Terms then, in the case of Notes denominated in any currency other than U.S. dollars, the applicable Day Count Fraction shall be Actual/Actual (ICMA) (as defined in Condition 6E(6)(ii)) and, in the case of Notes denominated in U.S. dollars, the applicable Day Count Fraction shall be 30/360 (as defined in Condition 6E(6)(v)).

6B.	Interest – Floating Rate

6B(1) Notes, in relation to which this Condition 6B is specified in the relevant Final Terms as being applicable, shall bear interest at the rates per annum (or otherwise) determined in accordance with this Condition 6B.

6B(2) Such Notes shall bear interest from their Issue Date (as specified in the relevant Final Terms) or from such other date as may be specified in the relevant Final Terms. Such interest will be payable on each Interest Payment Date (as defined in Condition 6E(1)) and on the date of the final maturity thereof (the “Maturity Date”) (if any).

6B(3) The relevant Final Terms, in relation to Notes in relation to which this Condition 6B is specified as being applicable, shall specify which page (the “Relevant Screen Page”), on the Reuters Screen or any other information vending service, shall be applicable. For these purposes, “Reuters Screen” means the Reuters Money Market Rates Service (or such other service as may be nominated as the information vendor for the purpose of displaying comparable rates in succession thereto). The reference rate for such Notes shall be the London interbank offered rate (“LIBOR”) or the Euro interbank offered rate (“EURIBOR”), in each case for the relevant period, as specified in the relevant Final Terms (the “Reference Rate”).

6B(4) The rate of interest (the “Rate of Interest”) for each Interest Period (as defined in Condition 6E(1)) in relation to Notes in relation to which this Condition 6B is specified as being applicable shall be determined by the Determination Agent (being the Principal Paying Agent) on the following basis:

(i)	the Determination Agent will determine the rate for deposits (or, as the case may require, the arithmetic mean of the rates for deposits rounded (if necessary) to the fourth decimal place, with 0.00005 being rounded upwards) in the relevant currency for a period of the duration of the relevant Interest Period according to the rate (or rates) appearing for the Reference Rate on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date (as defined in Condition 6B(6)). If five or more rates for deposits appear for the Reference Rate on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Determination Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such rates for deposits;

(ii)	if, on any Interest Determination Date, no such rate for deposits so appears (or, as the case may require, if fewer than three such rates for deposits so appear) or if the Relevant Screen Page (or any replacement therefor) is unavailable or if the Reference Rate is unavailable on the Relevant Screen Page, the Determination Agent will request appropriate quotations and will determine the arithmetic mean of the rates at which deposits in the relevant currency are offered by four major banks in, in the case of Notes denominated in any currency other than euro, the London interbank market or, in the case of Notes denominated in euro, the Euro-zone interbank market, selected by the Determination Agent, at the Relevant Time on the Interest Determination Date to prime banks in, in the case of Notes denominated in any currency other than euro, the London interbank market or, in the case of Notes denominated in euro, the Euro-zone interbank market for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If two or more of such banks provide the Determination Agent with such quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded (if necessary) to the fourth decimal place, with 0.00005 being rounded upwards) of such quotations. “Euro-zone” means the zone comprising the member states of the European Union that from time to time have the euro as their currency;

(iii)	if, on any Interest Determination Date, only three such rates for deposits are so quoted by such banks, the Determination Agent will determine the arithmetic mean (rounded as aforesaid) of the rates so quoted; or

(iv)	if fewer than three or no rates are so quoted by such banks, the Determination Agent will determine the arithmetic mean of the rates quoted by four major banks in the Relevant Financial Centre (as defined in Condition 8B(1)) (or, in the case of Notes denominated in euro, in such financial centre or centres as the Determination Agent may select), selected by the Determination Agent, at approximately 11.00 a.m. (Relevant Financial Centre time (or local time at such other financial centre or centres as aforesaid)) on the Interest Determination Date for loans in the relevant currency to leading European banks for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Notes during each Interest Period will be the sum of the relevant margin (the “Relevant Margin”) specified in the relevant Final Terms and the rate (or, as the case may be, the arithmetic mean) so determined; provided that, if the Determination Agent is unable to determine a rate (or, as the case may be, an arithmetic mean) in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Notes during such Interest Period will be the sum of the Relevant Margin and the rate (or, as the case may be, the arithmetic mean) last determined in relation to such Notes in respect of the preceding Interest Period; and provided always that, if there is specified in the relevant Final Terms a minimum interest rate or a maximum interest rate, then the Rate of Interest shall in no event be less than or, as the case may be, exceed such minimum or maximum interest rate.

6B(5) The Determination Agent will, as soon as practicable after determining the Rate of Interest in relation to each Interest Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the principal amount of each denomination of such Notes specified in the relevant Final Terms for the relevant Interest Period. The Interest Amount will be calculated by multiplying the product of the Rate of Interest for such Interest Period and:

(i)	in the case of such Notes in global form, the principal amount of such Notes; or

(ii)	in the case of such Notes in definitive form, the Calculation Amount,

in each case, by the applicable Day Count Fraction specified in the relevant Final Terms and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Denomination of a Note to which this Condition 6B is specified in the relevant Final Terms as being applicable and which is in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding. If no Day Count Fraction is specified in the relevant Final Terms then, in the case of Notes denominated in any currency other than sterling, the applicable Day Count Fraction shall be Actual/360 (as defined in Condition 6E(6)) and, in the case of Notes denominated in sterling, the applicable Day Count Fraction shall be Actual/Actual (ISDA) (as defined in Condition 6E(6)).

6B(6) For the purposes of these Terms and Conditions:

(i)	“Interest Determination Date” means, in respect of any Interest Period, the date falling such number (if any) of London Banking Days or, as the case may be, TARGET Days as may be specified in the relevant Final Terms prior to the first day of such Interest Period or, if none is specified:

(a)	in the case of Notes denominated in sterling, the first day of such Interest Period; or

(b)	in the case of Notes denominated in euro, the date falling two TARGET Days prior to the first day of such Interest Period; or

(c)	in any other case, the date falling two London Banking Days prior to the first day of such Interest Period;

(ii)	“London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London;

(iii)	“Relevant Time” means the time as of which any rate is to be determined as may be specified in the relevant Final Terms or, if none is specified:

(a)	in the case of Notes denominated in euro, approximately 11.00 a.m. (Brussels time); or

(b)	in any other case, approximately 11.00 a.m. (London time);

(iv)	“TARGET Day” means a day on which the TARGET System (as defined in Condition 8B(1)(iii)) is open; and

(v)	“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

6C.	Interest – Swap-Related (ISDA)

6C(1) Notes, in relation to which this Condition 6C is specified in the relevant Final Terms as being applicable, shall bear interest at the rates per annum determined in accordance with this Condition 6C.

6C(2) Each such Note shall bear interest from its Issue Date (as specified in the relevant Final Terms) or from such other date as may be specified in the relevant Final Terms. Such interest will be payable on such dates and in such amounts as would have been payable (regardless of any event of default or termination event thereunder) by the Issuer had it entered into a swap transaction (to which there applied an ISDA Master Agreement (Multicurrency Cross Border) and the 2000 ISDA Definitions (as amended and updated from time to time) or the 2006 ISDA Definitions (as amended and updated from time to time), as the case may be (the “ISDA Definitions”), each as published by the International Swaps and Derivatives Association, Inc.), with the Holder of such Note under which:

•	the first day of the relevant Interest Period was the Reset Date;

•	the Issuer was the Fixed Rate Payer or, as the case may be, the Floating Rate Payer;

•	the Determination Agent was the Calculation Agent;

•	the Issue Date (or such other date as may be specified in the relevant Final Terms) was the Effective Date;

•	the principal amount of such Note was the Calculation Amount; and

•	all other terms were as specified in the relevant Final Terms.

Capitalised terms used in this Condition 6C shall, where the context so requires, have the meanings ascribed to them in the ISDA Definitions.

6D.	Interest – Supplemental Provision

Conditions 6E(1), 6E(2), 6E(3) and 6E(5) shall be applicable to all Notes which are interest-bearing in the manner specified therein and, as appropriate, in the relevant Final Terms.

6E.	Interest Payment Date Conventions

6E(1) The Final Terms in relation to each Tranche of Notes to which Condition 6B is applicable shall specify which of the following conventions shall be applicable, namely:

(i)	the “FRN Convention”, in which case interest shall be payable in arrear on each date (each, an “Interest Payment Date”) which numerically corresponds to their Issue Date or such other date as may be specified in the relevant Final Terms or, as the case may be, the preceding Interest Payment Date in the calendar month which is the number of months specified in the relevant Final Terms after the calendar month in which such Issue Date or such other date as aforesaid or, as the case may be, the preceding Interest Payment Date occurred provided that:

(a)	if there is no such numerically corresponding day in the calendar month in which an Interest Payment Date should occur, then the relevant Interest Payment Date will be the last day which is a Business Day in that calendar month;

(b)	if an Interest Payment Date would otherwise fall on a day which is not a Business Day, then the relevant Interest Payment Date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(c)	if such Issue Date or such other date as aforesaid or the preceding Interest Payment Date occurred on the last day in a calendar month which was a Business Day, then all subsequent Interest Payment Dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which such Issue Date or such other date as aforesaid or, as the case may be, the preceding Interest Payment Date occurred; or

(ii)	the “Modified Following Business Day Convention”, in which case interest shall be payable in arrear on such dates (each, an “Interest Payment Date”) as are specified in the relevant Final Terms; provided that, if any Interest Payment Date would otherwise fall on a date which is not a Business Day, the relevant Interest Payment Date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case the relevant Interest Payment Date will be the first preceding day which is a Business Day.

Each period beginning on (and including) such Issue Date or such other date as aforesaid and ending on (but excluding) the first Interest Payment Date and each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”.

Notification of Rates of Interest, Interest Amounts and Interest Payment Dates

6E(2) The Determination Agent will cause each Rate of Interest, floating rate, Interest Payment Date, final day of an interest calculation period, Interest Amount, floating amount or other item, as the case may be, determined or calculated by it to be notified to the Issuer, the Guarantors, the Trustee and the Principal Paying Agent (from whose respective specified offices such information will be available) and, in the case of Notes listed on the Official List and/or Euronext Amsterdam and/or the SIX Swiss Exchange and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange (as specified in the relevant Final Terms), cause each such Rate of Interest, floating rate, Interest Payment Date, final day of an interest calculation period, Interest Amount, floating amount or other item, as the case may be, to be notified to the U.K. Listing Authority and/or Euronext Amsterdam and/or the SIX Swiss Exchange and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange (as specified in the relevant Final Terms) as soon as practicable after such determination but in any event not later than the fourth London Banking Day thereafter. The Determination Agent will be entitled (with the prior written consent of the Trustee) to amend any Interest Amount, floating amount, Interest Payment Date or final day of an interest calculation period (or to make appropriate alternative arrangements by way of adjustment) without prior notice in the event of the extension or abbreviation of the relevant Interest Period or an interest calculation period and such amendment or adjustment will be notified in accordance with the first sentence of this Condition 6E(2).

6E(3) The determination or calculation by the Determination Agent (or, failing such determination or calculation by the Determination Agent, the Trustee, pursuant to Condition 6E(4)) of all rates of interest and amounts of interest and other items falling to be determined or calculated by it for the purposes of this Condition 6 shall, in the absence of manifest error, be final and binding on all parties.

Determination or Calculation by Trustee

6E(4) If the Determination Agent does not at any time for any reason determine the Rate of Interest or calculate any Interest Amount for an Interest Period, the Trustee shall do so and such determination or calculation shall be deemed to have been made by the Determination Agent. In doing so, the Trustee shall determine or calculate the relevant matter in such manner as, in its absolute discretion, it shall deem fair and reasonable in the circumstances (having such regard as it shall think fit to the procedures described above), but subject always to any maximum or minimum interest rate which may be specified in the relevant Final Terms, or, subject as aforesaid, apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its sole opinion, it can do so and in all other respects it shall do so in such manner as it shall, in its absolute discretion, deem fair and reasonable in the circumstances.

Accrual of Interest

6E(5) Interest shall accrue on the principal amount of each Note or, in the case of an Instalment Note, on each instalment of principal or, in the case of a partly paid Note, on the paid-up principal amount of such Note or otherwise as indicated in the relevant Final Terms. Interest will cease to accrue as from the due date for redemption therefor (or, in the case of an Instalment Note, in respect of each instalment of principal, on the due date for payment thereof) unless (except in the case of any payment where presentation and/or surrender of the relevant Note is not required as a precondition of payment), upon due presentation or surrender thereof, payment in full of the principal amount or the relevant instalment or, as the case may be, redemption amount is improperly withheld or refused, in which case interest shall continue to accrue thereon as provided in the Trust Deed.

6E(6) The applicable “Day Count Fraction” means, in respect of the calculation of an amount for any period of time (from and including the first day of such period to but excluding the last day of such period) whether or not constituting an Interest Period (a “Calculation Period”), such Day Count Fraction as may be specified in the relevant Final Terms or, if no Day Count Fraction is specified in the relevant Final Terms, such Day Count Fraction as is specified in Condition 6A or Condition 6B(5), as the case may be, and:

(i)	if “Actual/Actual (ISDA)” or “Actual/Actual” is so specified, means the actual number of days in such Calculation Period divided by 365 (or, if any portion of such Calculation Period falls in a leap year, the sum of (a) the actual number of days in such portion of such Calculation Period falling in a leap year divided by 366 and (b) the actual number of days in such portion of such Calculation Period falling in a non-leap year divided by 365);

(ii)	if “Actual/Actual (ICMA)” is so specified:

(a)	if such Calculation Period falls within a single Determination Period, means the actual number of days in such Calculation Period divided by the product of the number of days in the Determination Period in which it falls and the number of Determination Periods in any year; and

(b)	if such Calculation Period does not fall within a single Determination Period, means the sum of (x) the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of the actual number of days in that Determination Period and the number of Determination Periods in any year and (y) the actual number of days in such Calculation Period falling in the subsequent Determination Period divided by the product of the actual number of days in the subsequent Determination Period and the number of Determination Periods in any year;

“Determination Period” means, in the case of Notes in relation to which Condition 6A is specified in the relevant Final Terms, the period from, and including, a Fixed Interest Payment Date in any year to, and excluding, the next Fixed Interest Payment Date;

(iii)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in such Calculation Period divided by 365;

(iv)	if “Actual/360” is so specified, means the actual number of days in such Calculation Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is so specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360x(Y2 – Y1)] + [30x(M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of such Calculation Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is so specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360x(Y2 – Y1)] + [30x(M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of such Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is so specified, means the number of days in such Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360x(Y2 – Y1)] + [30x(M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of such Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of such Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of such Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of such Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in such Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31 and in which case D2 will be 30.

7.	REDEMPTION AND PURCHASE

Final Redemption

(a) Unless previously redeemed, or purchased and cancelled, Notes shall be redeemed at their principal amount (or at such other redemption amount as may be specified in the relevant Final Terms) (or, in the case of Instalment Notes, in such amounts as may be specified in the relevant Final Terms) on the date or dates (or, in the case of Notes which bear interest at a floating rate, on the date or dates upon which interest is payable) specified in the relevant Final Terms. Notes may be redeemed before such date or dates in accordance with Condition 7(c). If stated as being applicable in the relevant Final Terms, Notes may also be redeemed before such date or dates in accordance with Condition 7(d) and/or Condition 7(g). The Issuer may also purchase Notes in accordance with Condition 7(h).

No Fixed Maturity

(b) This Condition 7(b) is applicable to Notes with no specified maturity date (“Undated Notes”). There is no fixed date for redemption of Undated Notes and the Issuer shall (without prejudice to the provisions of Condition 10 and the Issuer’s right to purchase Notes in accordance with Condition 7(h)) only redeem Undated Notes in accordance with Condition 7(c) and/or, if stated as being applicable in the relevant Final Terms, in accordance with Condition 7(d) and/or Condition 7(g).

Redemption for taxation reasons

(c) The Issuer may, at its option, redeem the Notes in whole, but not in part, upon not more than 60 days’ nor less than 30 days’ notice (specifying, in the case of Notes which bear interest at a floating rate, a date for such redemption which is an Interest Payment Date) to the Holders of such Notes at their principal amount (or such other redemption amount as may be specified in these Terms and Conditions) less, in the case of any Instalment Note, the aggregate amount of all instalments which shall have become due and payable prior to the date specified for such redemption in respect of such Note under any other Condition and which remain unpaid at such date, together with interest accrued (if any) thereon (calculated as provided in these Terms and Conditions and the Trust Deed) and, in the case of Undated Notes, arrears of interest (if any) in respect thereof to but excluding the date fixed for redemption, and, in any case, any additional amounts payable under Condition 9 or under any additional or substitute undertaking given pursuant to the Trust Deed (each a “Tax Early Redemption Amount”) provided that the Issuer or a Guarantor shall provide to the Trustee an opinion in writing of a reputable firm of lawyers of good standing (such opinion to be in a form, and such firm to be a firm, to which the Trustee shall have no reasonable objection) to the effect that there is a substantial likelihood that the Issuer or such Guarantor would be required to pay Additional Amounts in accordance with Condition 9 or under any additional or substitute undertaking given pursuant to the Trust Deed upon the next due date for a payment in respect of the Notes by reason of:

(i)	any actual or proposed change in or amendment to the laws, regulations or rulings of The Netherlands, the United Kingdom, Japan or the United States or any political subdivision or taxing authority thereof or therein; or

(ii)	any actual or proposed change in the official application or interpretation of such laws, regulations or rulings; or

(iii)	any action which shall have been taken by any taxing authority or any court of competent jurisdiction of The Netherlands, the United Kingdom, Japan or the United States or any political subdivision or taxing authority thereof or therein, whether or not such action was taken or brought with respect to the relevant Issuer or Guarantor; or

(iv)	any actual or proposed change in the official application or interpretation of, or any actual or proposed execution of, or amendment to, any treaty or treaties affecting taxation to which The Netherlands, the United Kingdom, Japan or the United States is or is to be a party, which change, amendment or execution becomes effective, taking of action occurs, or proposal is made, on or after the Issue Date of such Notes.

Optional Early Redemption (Call)

(d) If this Condition 7(d) is specified in the relevant Final Terms as being applicable, then the Issuer may, upon the expiry of the appropriate notice (as specified in Condition 7(e)) redeem all (but not, unless and to the extent that the relevant Final Terms specifies otherwise, some only) of the Notes at their call early redemption amount (which shall be their principal amount or such other call early redemption amount as may be specified in the relevant Final Terms) less, in the case of any Instalment Note, the aggregate amount of all instalments which shall have become due and payable prior to the date specified for such redemption in respect of such Note under any other Condition and which remain unpaid at such date, together with accrued interest (if any) thereon (calculated as provided in these Terms and Conditions and the Trust Deed) and, in the case of Undated Notes, arrears of interest (if any) in respect thereof to but excluding the date fixed for redemption (each, a “Call Early Redemption Amount”).

The Appropriate Notice

(e) The appropriate notice referred to in Condition 7(d) is a notice given by the Issuer to the Trustee and the Principal Paying Agent which notice shall be signed by an authorised signatory of the Issuer and shall specify:

•	the Notes subject to redemption;

•

(if the relevant Final Terms specifies that some only of the Notes may be redeemed) whether Notes are to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Notes which are to be redeemed;

•

the due date for such redemption, which shall be a Business Day (as defined in Condition 8B(1)) which shall be not less than 30 days after the date on which such notice is validly given, which shall be, in the case of Notes which bear interest at a floating rate, an Interest Payment Date; and

•	the Call Early Redemption Amount at which such Notes are to be redeemed.

Any such notice shall be given not more than 60 days and not less than 30 days prior to the date fixed for redemption, shall also be given to the Holders of the Notes in accordance with Condition 14, shall be irrevocable (unless the Trustee otherwise agrees), and the delivery thereof shall oblige the Issuer to make the redemption therein specified.

Partial Redemption

(f) If the Notes are to be redeemed in part only on any date in accordance with Condition 7(d) the Notes to be redeemed shall be drawn by lot in such European city as the Issuer and the Trustee may agree, or identified in such other manner or in such other place as the Trustee may, in its absolute discretion, approve and deem appropriate and fair, subject always to compliance with all applicable laws and the requirements and procedures of any stock exchange on which the relevant Notes may be listed and of any clearing system in which the Notes are held and, in the case of such clearing system being Euroclear and Clearstream, Luxembourg, such redemption to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion.

Optional Early Redemption (Put)

(g) If this Condition 7(g) is specified in the relevant Final Terms as being applicable, then the Issuer shall, upon the exercise of the relevant option by the Holder of any Note, redeem such Note on the date or the next of the dates specified in the relevant Final Terms at its principal amount (or such other redemption amount as may be specified in the relevant Final Terms) less, in the case of any Instalment Note, the aggregate amount of all instalments which shall have become due and payable prior to the date specified for such redemption in respect of such Note under any other

Condition and which remain unpaid at such date, together with accrued interest (if any) thereon (calculated as provided in these Terms and Conditions and the Trust Deed) and, in the case of Undated Notes, arrears of interest (if any) in respect thereof to, but excluding, the date fixed for redemption (each, a “Put Early Redemption Amount”). In order to exercise such option, the Holder must, not less than 45 days before the date so specified, deposit the relevant Note (together, in the case of an interest-bearing Definitive Note, with any unmatured Coupons appertaining thereto) with any Paying Agent together with a duly completed redemption notice in the form which is available from the specified office of any of the Paying Agents.

Purchase of Notes

(h) The Issuer, each Guarantor and any Group Company may at any time purchase Notes at any price in the open market or otherwise. If purchases are made by tender, tenders must be made available to all Noteholders alike.

Cancellation

(i) All Notes (together, in the case of interest-bearing Definitive Notes, with unmatured Coupons attached thereto or surrendered therewith and, in the case of Instalment Notes, with all unmatured Receipts attached thereto or surrendered therewith) redeemed in accordance with this Condition 7 shall be cancelled forthwith and may not be reissued or resold, and Notes (together, in the case of interest-bearing Definitive Notes, with unmatured Coupons attached thereto or surrendered therewith and, in the case of Instalment Notes, with all unmatured Receipts attached thereto or surrendered therewith) purchased in accordance with this Condition 7 may, at the option of the purchaser, be cancelled, held or resold.

8.	PAYMENTS

8A.	Payments

8A(1) Payment of amounts (whether principal, redemption amount or otherwise and including accrued interest other than interest due against surrender of matured Coupons) due in respect of a Note will be made against presentation and (in the case of payments of instalments of principal other than on the due date for redemption) surrender of the relevant Receipts (provided that the Receipt is presented for payment together with its relative Note) or, in any other case, of the relevant Note at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States provided that such payment is not made into the United States or into an account maintained in the United States.

8A(2) Payment of amounts due in respect of interest on Notes will be made:

(i)	in the case of a Temporary Global Note or Permanent Global Note, against presentation of the relevant Temporary Global Note or Permanent Global Note at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States and, in the case of a Temporary Global Note, upon due certification as required therein;

(ii)	in the case of Definitive Notes without Coupons attached thereto at the time of their initial delivery, against presentation of the relevant Definitive Notes at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States; and

(iii)	in the case of Definitive Notes initially delivered with Coupons attached thereto, against surrender of the relevant Coupons at the specified office of any of the Paying Agents outside (unless Condition 8A(3) applies) the United States.

8A(3) Payments of amounts due in respect of interest on Notes and exchanges of Talons for Coupon sheets in accordance with Condition 8A(6) will not be made at the specified office of any Paying Agent in the United States (as defined in the United States Internal Revenue Code of 1986 and Regulations thereunder) unless:

(i)	payment in full of amounts due or, as the case may be, the exchange of Talons in respect of interest on such Notes when due at all the specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions;

(ii)	such payment or, as the case may be, exchange is permitted by applicable United States law; and

(iii)	the Notes are denominated in and payable in United States Dollars.

If paragraphs (i) to (iii) above apply, the Issuer and the Guarantors shall forthwith appoint a further Paying Agent with a specified office in New York City.

8A(4) If the due date for payment of any amount due in respect of any Note is not both a Relevant Financial Centre Day and a local banking day, then the Holder thereof will not be entitled to payment thereof until the next day which is such a day and, thereafter, will be entitled to receive payment by cheque on any local banking day, and will be entitled to payment by transfer to a designated account, on any day which is a local banking day, a Relevant Financial Centre Day and a day on which commercial banks and foreign exchange markets settle payments in the relevant currency in the place where the relevant designated account is located. No further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in Condition 6E(5). For the purpose of this Condition 8A(4), “Relevant Financial Centre Day” means, in the case of a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the Relevant Financial Centre and any other place specified in the relevant Final Terms and, in the case of payment in euro, a TARGET Day and a “local banking day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of presentation of the relevant Note or, as the case may be, Coupon.

8A(5) Each Definitive Note initially delivered with Coupons attached thereto shall be presented and, save in the case of partial redemption of such Note (including, in the case of an Instalment Note, payment of any instalment other than the final instalment), surrendered for final redemption together with all unmatured Coupons appertaining thereto, failing which:

(i)	in the case of Definitive Notes which bear interest at a fixed rate or rates, the amount of any missing unmatured Coupons (or, in the case of a payment not being made in full, that portion of the amount of such missing unmatured Coupon which that redemption amount paid bears to the total redemption amount due) (excluding for this purpose Talons) will be deducted from the amount otherwise payable on such final redemption, the principal amount so deducted being payable against surrender of the relevant Coupon at the specified office of any of the Paying Agents at any time within 10 years of the Relevant Date applicable to payment of such final redemption amount; and

(ii)	in the case of Definitive Notes which bear interest at, or at a margin above or below, a floating rate, all unmatured Coupons relating to such Notes (whether or not surrendered therewith) shall become void and no payment shall be made thereafter in respect of them.

The provisions of paragraph (i) of this Condition 8A(5) notwithstanding, if any Definitive Notes which bear interest at a fixed rate or rates should be issued with a maturity date and a fixed rate or fixed rates such that, on the presentation for payment of any such Definitive Note without any unmatured Coupons attached thereto or surrendered therewith, the amount required by paragraph (i) to be deducted would be greater than the amount otherwise due for payment, then, upon the due date for redemption of any such Definitive Note, such unmatured Coupons (whether or not attached) being Coupons representing an amount in excess of the relevant redemption amount shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of paragraph (i) in respect of such Coupons as have not so become void, the amount required by paragraph (i) to be deducted would not be greater than the amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Definitive Note to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates.

8A(6) In relation to Definitive Notes initially delivered with Talons attached thereto, on or after the due date for the payment of interest on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon sheet may be surrendered at the specified office of any Paying Agent outside (unless Condition 8A(3) applies) the United States in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 12 below. Each Talon shall, for the purpose of these Terms and Conditions, be deemed to mature on the due date for the payment of interest on which the final Coupon comprised in the relative Coupon sheet matures.

8A(7) Payments of amounts due (whether principal, redemption amount, interest or otherwise) in respect of Notes will be made by (a) transfer to an account in the relevant currency specified by the payee or (b) cheque in the relevant currency drawn on a bank in the Relevant Financial Centre provided, however, that in the case of (a), payment shall not be made to an account within the United States unless permitted by applicable U.S. tax law requirements.

8B.	Payments - General Provisions

8B(1) Save as otherwise specified herein, for the purposes of these Terms and Conditions:

(i)	“Business Day” means:

•	in relation to Notes payable in euro, a TARGET Day;

•

in relation to Notes payable in any other currency, a day on which commercial banks are open for business and foreign exchange markets settle payments in the Relevant Financial Centre in respect of the relevant currency; and

•	a day on which commercial banks are open for business and foreign exchange markets settle payments in any place specified in the relevant Final Terms;

(ii)	“Relevant Financial Centre” means, in relation to the Notes denominated in a currency other than euro, such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of “Business Day” in the ISDA Definitions and, in relation to Notes denominated in euro, the principal financial centre of any of the member states in the Euro-zone; and

(iii)	“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007, or any successor thereto.

8B(2) Payments will, without prejudice to the provisions of Condition 9, be subject in all cases to: (i) any applicable fiscal or other laws and regulations; and (ii) any withholding or deduction imposed by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”) or any agreement entered into pursuant to FATCA.

8C.	Redenomination

8C(1) Unless disapplied in the relevant Final Terms, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, in the case of Notes denominated in the currency of a member state of the European Union that has not adopted the single currency in accordance with the Treaty, with effect from the Redenomination Date specified in the notice, Notes denominated in the currency of such member state of the European Union that adopts the single currency in accordance with the Treaty shall be redenominated in euro.

8C(2) The election will have effect as follows:

(i)	each Specified Denomination and, in the case of Fixed Rate Notes, each amount of interest specified in the Coupons will be deemed to be such amount of euro as is equivalent to its denomination or the amount of interest so specified in the Specified Currency at the Established Rate, rounded down to the nearest €0.01 (any fraction arising therefrom shall be paid on the Redenomination Date to the Noteholder in addition to the payment of interest otherwise payable on such Redenomination Date);

(ii)	if definitive notes are required to be issued after the Redenomination Date they shall be issued at the expense of the Issuer in denominations of at least €100,000, or such higher denominations as the Agent shall determine and notify to the Noteholders;

(iii)	after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(iv)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date it will be calculated:

(A)	in the case of the Notes in global form, by applying the Rate of Interest to the principal amount of such Notes; and

(B)	in the case of Notes in definitive form, by applying the Rate of Interest to the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, which, in this case, shall be Actual/Actual (ICMA) and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with the applicable market convention. Where the Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Denomination without any further rounding;

(v)	if the Notes are Floating Rate Notes the relevant Final Terms will specify any relevant changes to the provisions relating to interest; and

(vi)	such other changes shall be made to these Terms and Conditions as the Issuer may decide, after consultation with the Principal Paying Agent, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro to the satisfaction of the Trustee.

8C(3) For the purposes of these Terms and Conditions:

(i)	“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

(ii)	“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

(iii)	“Redenomination Date” means (in the case of interest-bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph 8C(1) above and which falls on or after the date on which the relevant member state of the European Union that has not adopted the single currency in accordance with the Treaty, adopts the single currency in accordance with the Treaty;

(iv)	“Specified Currency” means the currency specified in the relevant Final Terms;

(v)	“Specified Denomination” means the denomination (of the relevant Notes in the Specified Currency) specified in the relevant Final Terms; and

(vi)	“Treaty” means the Treaty establishing the European Community as amended.

8D.	Exchange

The Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and not less than 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Issuer may decide, after consultation with the Principal Paying Agent, and as may be specified in the notice, including arrangements under which Receipts and Coupons unmatured at the date so specified become void.

8E.	The Paying Agents

8E(1) The Issuer and the Guarantors together reserve the right, in accordance with the provisions of the Paying Agency Agreement, to vary or terminate the appointment of any Paying Agent (including the Principal Paying Agent) and to appoint additional or other Paying Agents provided that they will at all times maintain (i) a Principal Paying Agent, (ii) a Paying Agent with a specified office in a European city (but outside the United Kingdom), (iii) so long as any Notes are listed on the Official List and/or Euronext Amsterdam and/or the Stock Exchange of Hong Kong and/or the Singapore Exchange (as specified in the relevant Final Terms), a Paying Agent each with a specified office in London and/or Amsterdam and/or in such other place as may be required by the Stock Exchange of Hong Kong and/or the Singapore Exchange, and (iv) in the circumstances described in Condition 8A(3), a Paying Agent with a specified office in New York City. The Paying Agents reserve the right at any time to change their respective offices to some other specified office in the same city. Notice of all changes in the identities or specified offices of the Paying Agents will be notified promptly by the Issuer to the Holders of the Notes in accordance with Condition 14.

8E(2) The Paying Agents act solely as agents of the Issuer and the Guarantors or, following the occurrence of a Default (as defined in Condition 10), the Trustee and, save as provided in the Paying Agency Agreement, do not assume any obligations towards or relationship of agency or trust for any Holder of any Note, Receipt or Coupon and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon them in the Paying Agency Agreement or incidental thereto.

8E(3) The initial Paying Agents and their respective initial specified offices are specified below.

9.	TAXATION

All payments of principal of, and interest on, Notes by the Issuer or, as the case may be, a Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of The Netherlands (in the case of payment by N.V.), the United Kingdom (in the case of payment by PLC), Japan (in the case of payment by UJH) or the United States (in the case of payment by UNUS) or (in any such case) any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In such event, except to the extent that the withholding or deduction is made in respect of FATCA or any agreement entered into pursuant to FATCA, the Issuer or, as the case may be, such Guarantor, will pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts received by the holder of any Note, Receipt or, as the case may be, Coupon, after such withholding or deduction, shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes, Receipts or, as the case may be, Coupons in the absence of such withholding or deduction, provided however that no such Additional Amounts shall be payable:

(A)	by N.V. or PLC with respect to:

(i)	any Note, Receipt or Coupon presented for payment by, or on behalf of, a Holder who is liable to such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with The Netherlands or, as the case may be, the United Kingdom other than the mere holding of such Note, Receipt or Coupon; or

(ii)	any payment in respect of a Note, Receipt or Coupon where the Holder thereof would be able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iii)	if presentment is required, any Note, Receipt or Coupon presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day; or

(iv)	any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment by N.V. or, as the case may be, PLC if such payment can be made without such withholding or deduction by any other Paying Agent; or

(v)	any estate, inheritance, gift, sales, transfer, excise, personal property or any similar tax, assessment or other governmental charge; or

(vi)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal, premium, if any, or interest, if any, with respect to such Note, Receipt or Coupon; or

(vii)	any Note, Receipt or Coupon where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November 2000 on the taxation of savings income; or

(viii)	any Note, Receipt or Coupon presented for payment by, or on behalf of, a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a member state of the European Union; or

(ix)	any payment in respect of a Note, Receipt or Coupon to any Holder who is not the sole beneficial owner of such Note, Receipt or Coupon to the extent that a beneficial owner thereof would not have been entitled to payment thereof had such beneficial owner been the Holder of such Note, Receipt or Coupon; or

(x)	where any tax or similar amount is required to be withheld or deducted from a payment pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council in its Dispatch dated 24 August 2011, in particular the principle to have a person other than the Issuer withhold or deduct tax, including, without limitation, any paying agent; or

(xi)	any combination of (i) to (x);

(B)	by UJH with respect to:

(i)	any Note, Receipt or Coupon presented for payment by, or on behalf of, a Holder who is liable to such taxes or duties in respect of such Note, Receipt or Coupon by reason of its being connected with Japan otherwise than merely by holding or ownership of the Note, Receipt or Coupon or by the receipt of principal or interest in respect of such Note, Receipt or Coupon; or

(ii)	any payment in respect of a Note, Receipt or Coupon where the Holder thereof would otherwise be exempted from any such withholding or deduction but who fails to comply with any applicable requirement to provide Exemption Information (as defined below) or to submit a Claim for Exemption (as defined below) to the Paying Agent to whom the relevant Note, Receipt or Coupon is presented, or whose Exemption Information is not duly communicated through the Participant (as defined below) and the relevant international clearing organisation to such Paying Agent; or

(iii)	any payment in respect of a Note, Receipt or Coupon where the Holder thereof is for Japanese tax purposes treated as a resident of Japan, a Japanese corporation or a person having a special relationship with the Issuer as described in the Law (as defined below) (except for (A) as a Designated Financial Institution (as defined below) who complies with the requirement to provide Exemption Information or to submit a Claim for Exemption to the Paying Agent to whom the relevant Note, Receipt or Coupon is presented or (B) a resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant (as defined below) or otherwise) the relevant Paying Agent of its status as exempt from Japanese national or local taxes to be withheld or deducted by the Issuer by reason of such resident of Japan or Japanese corporation, as the case may be, receiving interest on the relevant Note, Receipt or Coupon through a paying handling agent in Japan appointed by it).

Where a Note, Receipt or Coupon is held through a participant of an international clearing organisation or a financial intermediary (each a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Japanese taxes, if the relevant Holder is (A) a non-resident of Japan or a non-Japanese corporation or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Law (Law No. 26 of 1957) and the cabinet order (Cabinet Order No. 43 of 1957) thereunder as amended (together with the ministerial ordinance and other regulation thereunder, the “Law”) (a “Designated Financial Institution”), all in accordance with the Law, such Holder shall, at the time of entrusting a Participant with the custody of the relevant Note, Receipt or Coupon, provide certain information prescribed by the Law to enable the Participant to establish that such Holder is exempted from the requirement for Japanese taxes to be withheld or deducted (the “Exemption Information”) and advise the Participant if the Holder ceases to be so exempted.

Where a Note, Receipt or Coupon is not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Japanese taxes, if the relevant Holder is (A) a non-resident of Japan or a non-Japanese corporation or (B) a Designated Financial Institution, all in accordance with the Law, such Holder shall, on or prior to each time on which it receives interest, submit to the relevant Paying Agent a claim for exemption from withholding tax (Hikazei Tekiyo Shinkokusho) (a “Claim for Exemption”) stating, inter alia, the name, address and any other required information of the Holder, the title of the Notes, the relevant Interest Payment Date, the amount of interest and the fact that the Holder is qualified to submit the Claim for Exemption, together with documentary evidence regarding its identity and residence; or

(C)	by UNUS with respect to:

(i)	any Note, Receipt or Coupon presented for payment by, or on behalf of, a Holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with the United States other than the mere holding of such Note, Receipt or Coupon; or

(ii)	any payment in respect of a Note, Receipt or Coupon where the Holder thereof would be able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iii)	if presentment is required, any Note, Receipt or Coupon presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day; or

(iv)	any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment by UNUS in its capacity as Guarantor if such payment can be made without such withholding or deduction by any other Paying Agent; or

(v)	any estate, inheritance, gift, sales, transfer, excise, personal property or any similar tax, assessment or other governmental charge; or

(vi)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal, premium, if any, or interest, if any, with respect to such Note, Receipt or Coupon; or

(vii)	any Note, Receipt or Coupon where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November 2000 on the taxation of savings income; or

(viii)	any Note, Receipt or Coupon presented for payment by, or on behalf of, a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent; or

(ix)	any payment in respect of a Note, Receipt or Coupon to any Holder who is not the sole beneficial owner of such Note, Receipt or Coupon to the extent that a beneficial owner thereof would not have been entitled to payment thereof had such beneficial owner been the Holder of such Note, Receipt or Coupon; or

(x)	any combination of (i) to (ix).

As used herein, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount of the moneys payable has not been made available to the Principal Paying Agent on or prior to such date, the date on which, the full amount of such moneys having been made available, notice to that effect shall have been given to the Noteholders in accordance with Condition 14.

References herein to principal of, or interest on, the Notes shall be deemed also to refer to any Additional Amounts which may be payable with respect thereto under this Condition or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Condition shall be without prejudice to the rights of substitution conferred by Condition 15.

10.	REPAYMENT UPON EVENT OF DEFAULT

10A. The following events or circumstances (each, a “Default”) shall be acceleration events in relation to the Notes of a Series:

(a)	there is a default in the payment of any principal of, or for more than 15 days in the payment of any interest due on, any of the Notes; or

(b)	there is a default in the performance or observance by the Issuer, N.V. or PLC of any other obligation under the Trust Deed or the Notes and such default continues for 30 days after written notice thereof shall have been given to the Issuer and the Guarantors by the Trustee requiring the same to be remedied; or

(c)	(i) any other indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) of either N.V. or PLC becomes prematurely repayable as a result of a default under the terms thereof, or (ii) either N.V. or PLC defaults in the repayment of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) at the maturity thereof (taking into account any applicable grace period therefor), or (iii) any guarantee or indemnity given by either N.V. or PLC in respect of any indebtedness in respect of borrowed money (amounting in aggregate principal amount to not less than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies) shall not be honoured when due and called upon (taking into account any applicable grace period therefor) save where the Trustee is satisfied that liability under such guarantee or indemnity is being contested in good faith; or

(d)

an order is made or a decree or an effective resolution is passed for the winding-up, liquidation or dissolution of the Issuer or N.V. or PLC or an administration order is made or an administrator is appointed in relation to PLC (except for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee or, where UJH is the Issuer, for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or a merger, reconstruction or amalgamation not involving bankruptcy or insolvency) and (except where such order, decree or resolution is initiated or consented to by the relevant company or its shareholders) such order, decree or resolution is not discharged or stayed within a period of 60 days; or

(e)	the Issuer or N.V. or PLC (except in the case of N.V. or PLC for the purpose of a merger, reconstruction or amalgamation, under the terms of Condition 15 or the terms of which have previously been approved in writing by the Trustee or, where UJH is the Issuer, for the purpose of a merger, reconstruction or amalgamation under the terms of Condition 15 or a merger, reconstruction or amalgamation not involving bankruptcy or insolvency) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

(f)	an administrative receiver or other receiver, trustee, assignee or like officer is appointed of (where the Issuer is UJH) the whole or a substantial part of the undertaking or assets of UJH or (in any case) the whole or a substantial part of the undertaking or assets of PLC or (in any case) an administrator (bewindvoerder) is provisionally or definitively appointed by the District Court in the event of a moratorium (surséance van betaling) over the whole or a substantial part of the undertaking or assets of N.V. and (except where any such appointment is made by or at the instigation or motion of the relevant company or its shareholders) such appointment is not discharged within 30 days; or

(g)	a trustee in bankruptcy (curator) is appointed by the District Court in the event of bankruptcy (faillissement) affecting the whole or a substantial part of the undertaking or assets of N.V. and such appointment is not discharged within 30 days; or

(h)	a distress or execution is levied or enforced upon or sued out against a substantial part of the assets of either N.V. or PLC (being, in the case of N.V., either an executory attachment (executoriaal beslag) or a conservatory attachment (conservatoir beslag)) and is not removed, discharged, cancelled or paid out within 30 days after the making thereof or any encumbrancer takes possession of (where the Issuer is UJH) the whole or a substantial part of the undertaking or assets of UJH or (in any case) the whole or a substantial part of the undertaking or assets of N.V. or PLC and is not discharged within 30 days; or

(i)	for any reason the guarantee of either N.V. or PLC in respect of the Notes ceases to be in full force and effect.

For the purposes of paragraphs (f), (g) and (h) the expression “a substantial part” means a part whose value is equal to or greater than 25 per cent. of the aggregate value of the fixed assets and current assets of the Unilever Group, such value and such assets being determined by reference to the then most recently published audited consolidated balance sheet of the Unilever Group. A report by the auditors of the relevant company that, in their opinion, (i) the amounts shown in a certificate provided by N.V. and PLC (showing the fixed assets and current assets of the relevant part and those fixed assets and current assets expressed as a percentage of the fixed assets and current assets of the Unilever Group) have been correctly extracted from the accounting records of the Unilever Group and (ii) the percentage of the fixed assets and current assets of that part to the fixed assets and the current assets of the Unilever Group has been correctly calculated, shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.

10B. If any Default shall occur in relation to the Notes of a Series, the Trustee in its discretion may, and (subject to its rights under the Trust Deed to be indemnified and/or secured and/or prefunded to its satisfaction), if so directed by an Extraordinary Resolution of the Holders of the Notes of the relevant Series or if so requested in writing by the Holders of not less than 25 per cent. in principal amount of the Notes of the relevant Series, shall, but, in the case of the happening of any of the events referred to in paragraphs (b), (c), (e), (f), (g) or (h) of Condition 10A, only if the Trustee shall have certified to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Holders of the Notes of the relevant Series, by written notice to the Issuer and the Guarantors declare that such Notes are immediately repayable whereupon the same shall become immediately repayable at their default early redemption amount (which shall be their principal amount or such other default early redemption amount as may be specified in the relevant Final Terms) less, in the case of any Instalment Note, the aggregate amount of all instalments which shall have become due and payable in respect of such Note prior to the date fixed for redemption under any other Condition and which remains unpaid at such date together with all interest (if any) accrued thereon (calculated as provided in these Terms and Conditions and in the Trust Deed) and, in the case of Undated Notes, arrears of interest (if any) in respect thereof.

11.	ENFORCEMENT

At any time after the Notes of a Series shall have become repayable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and the Guarantors as it may think fit to enforce repayment of such Notes together with accrued interest and to enforce the provisions of the Trust Deed, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least 25 per cent. in principal amount of the Notes of the relevant Series then outstanding and (ii) it shall have been indemnified and/or received security to its satisfaction. Only the Trustee may enforce the provisions of the Notes or the Trust Deed and no Holder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantors unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

12.	PRESCRIPTION

(a) Claims against the Issuer and/or any Guarantors in respect of Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years, in the case of Notes and Receipts and five years, in the case of Coupons, from the Relevant Date (as defined in Condition 9) relating thereto.

(b) In relation to Definitive Notes initially delivered with Talons attached thereto, there shall not be included in any Coupon sheet issued upon exchange of a Talon pursuant to Condition 8A(6) any Coupon which would be void upon issue or the due date for payment of which would fall after the due date for the redemption of the relevant Note or which would be void pursuant to this Condition 12.

13.	REPLACEMENT OF NOTES, RECEIPTS AND COUPONS

If any Note, Receipt or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer or the Principal Paying Agent may require. Mutilated or defaced Notes, Receipts and Coupons must be surrendered before replacements will be delivered.

14.	NOTICES

Notices to Holders of Notes will be deemed to be validly given if published in one leading English language daily newspaper with circulation in London (which is expected to be the Financial Times) or, if this is not possible, in one other leading English language daily newspaper with circulation in Europe or, in the case of a Temporary Global Note or Permanent Global Note, if delivered to Euroclear and/or Clearstream, Luxembourg and/or any other applicable clearing system for communication by them to the persons shown in their respective records as having interests therein provided that the requirements of the relevant stock exchange(s) have been complied with. All notices in respect of a Note listed on Euronext Amsterdam shall be published in the Euronext Amsterdam Daily Official List (“Officiële Prijscourant”). Any such notice shall be deemed to have been given on the date of such publication or, if so published more than once, on the date of first publication or, as the case may be, on the fourth day after the date of such delivery to Euroclear and/or Clearstream, Luxembourg and/or such other clearing system. If publication is not practicable in any such newspaper, notice will be validly given if made in such other manner, and shall be deemed to have been given on such date, as the Trustee may in each case approve in writing.

Holders of Coupons and Receipts will be deemed for all purposes to have notice of the contents of any notice given to Holders of Notes in accordance with this Condition.

In the case of Swiss Notes, for so long as any Swiss Notes are listed on the SIX Swiss Exchange and so long as the rules of the SIX Swiss Exchange so require, all notices in respect of the Swiss Notes will be validly given through the Principal Swiss Paying Agent (i) by means of electronic publication on the internet website of the SIX Swiss Exchange under the section headed “global notices” (www.swx.com) or (ii) otherwise in accordance with the regulations of the SIX Swiss Exchange.

15.	MEETINGS OF NOTEHOLDERS; MODIFICATION; WAIVER; SUBSTITUTION

The Trust Deed contains provisions for convening meetings of Holders of any Series of Notes to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing a clear majority in principal amount of the Notes of that Series for the time being outstanding or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes of that Series so held or represented, except that, at any meeting the business of which includes the modification of certain of these Terms and Conditions or provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent., of the principal amount of the Notes of that Series for the time being outstanding. An Extraordinary Resolution passed at any meeting of Noteholders of any Series of Notes will be binding on all Noteholders of that Series, whether or not they are present at the meeting, and on all Couponholders of that Series.

The Trust Deed contains provisions for the convening of a single meeting of Holders of Notes of more than one Series where the Trustee so decides.

The Trustee may agree, without the consent of the Noteholders or Couponholders of any Series, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Holders of such Notes or to any modification which is of a formal, minor or technical nature or is made to correct a manifest error. The Trustee may also determine that any event which would or might otherwise constitute a Default under Condition 10 shall not do so, provided that, in the opinion of the Trustee, such event is not materially prejudicial to the interests of the Holders of the Notes of the relevant Series. Any such modification, waiver, authorisation or determination shall be binding on the Holders of the Notes of such Series and of the Receipts and of the Coupons (if any) relating thereto and (unless the Trustee agrees otherwise) any such modification shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 14.

The Trustee may also agree, subject to certain conditions set out in the Trust Deed, but without the consent of the Holders of the Notes of such Series and of the Receipts and of the Coupons (if any) relating thereto, (i) to the substitution of any Group Company in place of the Issuer as principal debtor in respect of the Notes of any Series or (ii) to the substitution in place of the Issuer as principal debtor, or of any Guarantor, of any successor in business (as defined in the Trust Deed) of the Issuer or, as the case may be, that Guarantor. It is a condition of any such substitution that such Notes, Receipts and Coupons (if any) relating thereto thereupon become or remain, as the case may be, unconditionally and irrevocably guaranteed on a joint and several basis by N.V. (except where N.V. is the new principal debtor), PLC (except where PLC is the new principal debtor) and UNUS (except where UJH is the new principal debtor).

So long as any Notes remain outstanding (as defined in the Trust Deed), neither UJH nor N.V. nor PLC will merge with, or transfer all or substantially all of its assets or undertaking to, another company (except where UJH, N.V. or PLC, as the case may be, is the continuing company) unless that other company agrees, in form and manner reasonably satisfactory to the Trustee, to be bound by the terms of the Notes, Receipts and the Coupons (if any) appertaining thereto and the Trust Deed in place of UJH or, as the case may be, N.V. or PLC and the Trustee is satisfied that the conditions set out in the Trust Deed are complied with.

In considering the interests of the Noteholders for the purposes of any substitution, merger or transfer as aforesaid the Trustee shall not have regard to the consequences for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof.

16.	INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with N.V., PLC, UJH, UNUS and/or any Group Company without accounting to any Noteholders, Receiptholders or Couponholders for any profit resulting therefrom.

17.	FURTHER ISSUES AND ADDITIONAL ISSUERS

17A. The Issuer may, from time to time, without the consent of the Holders of any Notes, Receipts or Coupons of any Series, create and issue further notes, bonds or debentures having the same terms and conditions as the Notes of an existing Series in all respects (or, in all respects except for the first payment of interest, if any, on them and/or the denomination thereof) so as to form a single series with the Notes of the existing Series.

17B. Subject as provided in the Trust Deed, N.V. and PLC may designate any Group Company to become an Issuer of Notes under the Trust Deed. As provided in the Trust Deed, any such Group Company which is to become an Issuer of any Series of Notes shall become such under the terms of a supplemental deed in or substantially in the form scheduled to the Trust Deed (or in such other form as may be approved by the Trustee in writing) (which shall take effect in accordance with its terms) whereby such Group Company agrees to be bound as an Issuer under the Trust Deed and the Paying Agency Agreement, all as more fully provided in the Trust Deed.

18.	GOVERNING LAW

The Trust Deed, the Paying Agency Agreement, the Notes, the Receipts and the Coupons, and any non-contractual obligations arising out of or in connection with them, are governed by, and will be construed in accordance with, English law.

19.	JURISDICTION

The Issuer and the Guarantors (other than PLC) have, in the Trust Deed, submitted to the jurisdiction of the English courts, save that where the Notes, Receipts or Coupons are denominated in the lawful currency of Switzerland and in respect of which it is specified in the relevant Final Terms that such Notes, Receipts or Coupons are to be listed on the SIX Swiss Exchange the Issuers and the Guarantors have, in the Trust Deed, submitted to the non-exclusive jurisdiction of the ordinary courts of the Canton of Zurich, place of jurisdiction being Zurich 1, Switzerland, for all purposes in connection with the Trust Deed, the Notes, the Receipts and the Coupons.

20.	RIGHTS OF THIRD PARTIES

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

THE FIFTH SCHEDULE

Form of Supplemental Deed increasing Programme Limit

THIS DEED made the [    ] day of [            ], [    ]

BETWEEN

(1)	UNILEVER N.V., UNILEVER PLC, UNILEVER JAPAN HOLDINGS K.K. and UNILEVER UNITED STATES, INC.; and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c. as Trustee.

SUPPLEMENTAL to a Trust Deed dated 22nd July, 1994 made between the parties hereto relating to a Programme for the Issuance of Debt Instruments WITNESSES that the limit of U.S.$15,000,000,000 imposed by Clause 2(A) of the said Trust Deed as amended by Deeds supplemental thereto dated 24th July, 1995, 11th July, 1996, 13th November, 1997, 11th November, 1998, 4th July, 2000, 2nd July, 2001, 1st July, 2002, 27th June, 2003, 2nd June, 2004, 10th August, 2005, 15th May, 2007, 13th May, 2008, 11th May, 2009, 6th May, 2010, 5th May, 2011, 4th May, 2012, 3rd May, 2013 and [2nd] May, 2014 is hereby increased to U.S.$[        ].

IN WITNESS thereof the parties hereto have executed this Deed as a deed the day and year first above written.

THE SIXTH SCHEDULE

Form of Supplemental Deed joining a New Issuer

THIS SUPPLEMENTAL DEED is made this [    ] day of [            ], [    ]

BY:

(1)	[ ] a company incorporated in [ ] having its registered office at [ ] (the “New Issuer”);

(2)	UNILEVER N.V., a company incorporated under the laws of The Netherlands, whose corporate seat is in Rotterdam and its address at Weena 455, 3013 AL, Rotterdam, The Netherlands, UNILEVER PLC, a company incorporated under the laws of England, whose registered office is at Port Sunlight, Wirral, Merseyside CH62 4UJ, United Kingdom, UNILEVER JAPAN HOLDINGS K.K., a company incorporated under the laws of Japan, whose registered office is at 1-1, Kamimeguro 2-chome, Meguro-ku, Tokyo 153-8578, Japan and UNILEVER UNITED STATES, INC., a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

(3)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”);

(4)	[ ] in its capacity as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to [ ] in its capacity as such); and

(5)	[ ] and [ ] in their capacities as paying agents (the “Paying Agents”, which expression shall include the Principal Paying Agent and any substitute or additional paying agents so appointed).

WHEREAS:

(A)	This Supplemental Deed is supplemental to the trust deed dated 22nd July, 1994 made between Unilever N.V., Unilever PLC and Unilever Japan Holdings K.K. as issuers (the “Original Issuers”), Unilever PLC, Unilever N.V. and Unilever United States, Inc. as guarantors (the “Original Guarantors”) and the Trustee (such trust deed, as from time to time amended and restated or supplemented in accordance with its terms being referred to herein as the “Trust Deed”) and to the paying agency agreement dated 22nd July, 1994 made between the Original Issuers, the Original Guarantors, the Trustee, the Principal Paying Agent and the Paying Agents (such paying agency agreement, as from time to time amended and restated or supplemented with the prior consent of the Trustee being referred to herein as the “Paying Agency Agreement”).

(B)	The New Issuer is a Group Company of Unilever N.V. and Unilever PLC.

(C)	At the request of [ ], the New Issuer wishes to execute this Supplemental Deed (being a deed supplemental to the Trust Deed in order to become an Issuer as defined in the Trust Deed) and pursuant to the provisions therein contained, and pursuant to the provisions contained in the Paying Agency Agreement.

(D)	Each of the Agents (as defined in Clause 1 hereof) wishes, pursuant to the terms of the Paying Agency Agreement to act as an agent (in the capacity in which it has been appointed under the Paying Agency Agreement and in accordance with the terms thereof) of [ ] which becomes an Issuer pursuant to, and in the manner provided in, Clause 17(E) of the Trust Deed.

(E)	[ ] has agreed to guarantee the payment of all moneys payable by the New Issuer under the Trust Deed and in respect of any Notes issued by the New Issuer in the manner appearing hereunder and under the Trust Deed.

[(F)

The Trustee has received legal opinion(s) from legal counsel in the country of incorporation of the New Issuer and of [                    ] and from legal counsel in England, reasonably satisfactory to it, to the effect, inter alia, that the New Issuer and [            ] each have the capacity and power to enter into this supplemental deed and that, when executed and delivered by such New Issuer and [                    ], this supplemental deed will constitute valid and legally binding obligations of such New Issuer.][1]

NOW THEREFORE THIS SUPPLEMENTAL DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.	Definitions and Interpretations

(A)	In this Supplemental Deed, any reference to “Agents” is to the Principal Paying Agent and the other Paying Agents.

(B)	To the extent to which the same are applicable and unless otherwise defined herein, the definitions and provisions contained in Clause 1 of the Trust Deed shall apply to and be incorporated in this Supplemental Deed (including the recitals hereto).

2.	Acknowledgement by New Issuer

The New Issuer hereby appoints the Trustee (and the Trustee hereby accepts such appointment) to act as Trustee on the same terms as set out in the Trust Deed.

3.	Guarantee

[                    ] hereby confirms that the guarantee contained in Clause 8 of the Trust Deed applies to all amounts owing by the New Issuer under or pursuant to the Trust Deed and any Notes, Receipts or Coupons appertaining thereto.

[1]	Recital (F) and Clause 6 of this Supplemental Deed are alternatives, one of which (to be determined by the Trustee) should be deleted.

4.	Appointment of Agents

The New Issuer hereby appoints each of the Agents as its agent on the same terms set out in the Paying Agency Agreement and each of the Agents accepts its appointment as agent of the New Issuer in relation to any Notes issued by the New Issuer and shall comply with the terms and conditions applicable thereto, the provisions of the Paying Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

5.	Incorporation of Terms

It is declared that there shall be deemed to be incorporated in this Supplemental Deed all the covenants, undertakings, powers, obligations and/or other provisions of the Trust Deed, the Schedules thereto, the Conditions and the Paying Agency Agreement relating to or affecting the Issuers in the same manner and to the same extent as if the same had been, mutatis mutandis, set out in full in this Supplemental Deed and made applicable to the New Issuer, and (without prejudice to the generality of the foregoing) the New Issuer accordingly covenants:

(i)	in favour of the Trustee to duly perform and observe and be bound by the said covenants, undertakings, powers, obligations and/or other provisions imposed on or relating to or affecting it by or under the Trust Deed or the Schedules or the Conditions; and

(ii)	in favour of the Trustee and each of the Agents, to duly perform and observe and be bound by the said covenants, undertakings, powers, obligations and/or other provisions imposed on or relating to or affecting it by or under the Paying Agency Agreement.

[6.	Conditions

This Supplemental Deed shall not take effect unless and until the Trustee shall have received opinions of legal counsel in the country of incorporation of the New Issuer and of [                    ] and in England, reasonably satisfactory to it, to the effect, inter alia, that the New Issuer and [                    ] each have the capacity and power to enter into this Supplemental Deed and that this Supplemental Deed constitutes valid and legally binding obligations of the New Issuer and [                    ].]

7.	Counterparts

This Supplemental Deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this Supplemental Deed by signing any such counterpart.

8.	Governing Law

This Supplemental Deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England.

[9.	Jurisdiction

In relation to all claims arising hereunder (including a claim relating to any non-contractual obligations arising out of or in connection with this Supplemental Deed) [                    ] severally agree that the courts of England are to have jurisdiction to settle any such claim and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising hereunder may be brought in such courts, save that in respect of Notes issued under the Trust Deed which are denominated in the lawful currency of Switzerland and in respect of which it is specified in the relevant Final Terms that such Notes are to be listed on the SIX Swiss Exchange, each of the parties hereto irrevocably agrees, for the benefit only of the Trustee and the holders of such Notes that the ordinary courts of the Canton of Zurich, place of jurisdiction being Zurich 1, Switzerland, shall have non-exclusive jurisdiction to hear and determine Proceedings. Nothing contained in this Clause shall limit any right to take proceedings against [                    ] in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each of [                    ] irrevocably agrees that any legal proceedings or any demand or any notice may be made or served on it by the same being posted in a prepaid registered or recorded delivery letter addressed to it at the address set out in Clause 32 of the Trust Deed for the time being of Unilever PLC (or at such other office as it may have notified in writing to the Trustee and as the Trustee shall from time to time have approved) and marked for the attention of the Group Secretary of Unilever PLC or such other official of Unilever PLC as [                    ] may have notified in writing to the Trustee and the Trustee shall from time to time have approved.]

IN WITNESS WHEREOF this Supplemental Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

THE SEVENTH SCHEDULE

Form of Supplemental Deed releasing an Issuer

THIS SUPPLEMENTAL DEED is made this [    ] day of [            ], [        ]

BY:

(1)	[ ] a duly incorporated company having its [registered office at [ ]][1] [corporate seat in Rotterdam, The Netherlands][2] (the “Retiring Issuer”);

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”);

(3)	[ ] in its capacity as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to [ ] in its capacity as such);

(4)	[ ] and [ ] in their capacities as paying agents (the “Paying Agents”, which expression shall include the Principal Paying Agent and any substitute or additional paying agents so appointed).

WHEREAS:

(A)	This supplemental deed is supplemental to the trust deed dated 22nd July, 1994 made between Unilever N.V., Unilever PLC and Unilever Japan Holdings K.K. as Issuers (the “Original Issuers”), Unilever PLC and Unilever N.V. and Unilever United States, Inc. as Guarantors (the “Original Guarantors”) and the Trustee (such trust deed, as from time to time amended and restated or supplemented in accordance with its terms being referred to herein as the “Trust Deed”) and to the paying agency agreement dated 22nd July, 1994 made between the Original Issuers, the Original Guarantors, the Trustee, the Principal Paying Agent and the other Paying Agents (such paying agency agreement, as from time to time amended and restated or supplemented with the prior consent of the Trustee being referred to herein as the “Paying Agency Agreement”).

(B)	[There are not outstanding any Notes issued by the Retiring Issuer.]/ [ ] has assumed the obligations under the Notes.][3]

[1]	Delete if N.V. is the Retiring Issuer.
[2]	Include if N.V. is the Retiring Issuer.
[3]	Delete as applicable.

(C)	At the request of the Retiring Issuer, the Trustee has agreed to execute this supplemental deed in order to release the Retiring Issuer from its obligations, undertakings and covenants under the Trust Deed.

(D)	The Trustee and each of the Agents (as defined in Clause 1 of these presents) have agreed that the Retiring Issuer shall be released from its obligations, undertakings and covenants under the Paying Agency Agreement upon the execution and delivery of this supplemental deed.

NOW THEREFORE THIS SUPPLEMENTAL DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.	(A)	In this supplemental deed, any reference to “Agents” is to the Principal Paying Agent and the other Paying Agents as such expressions are defined in the Paying Agency Agreement.

(B)	To the extent to which the same are applicable, the definitions and provisions contained in Clause 1 of the Trust Deed shall apply to and be incorporated in this supplemental deed (including the recitals hereto).

2.	At the request of the Retiring Issuer:

(a)	the Trustee hereby releases the Retiring Issuer from its obligations, undertakings and covenants under the Trust Deed; and

(b)	the Trustee and each of the Agents hereby releases the Retiring Issuer from its obligations, undertakings and covenants under the Paying Agency Agreement.

3.	The release of the Retiring Issuer shall not affect any accrued rights and liabilities as between the Retiring Issuer, the Trustee and the Agents pursuant to the Trust Deed and the Paying Agency Agreement.

4.	This supplemental deed may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument and any one of the parties hereby may execute this supplemental deed by signing any such counterpart.

5.	This supplemental deed, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS WHEREOF this supplemental deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

THE EIGHTH SCHEDULE

Provisions for Meetings of Holders of Notes

1.	(A)	As used in this Schedule, the following expressions shall have the meanings hereinafter mentioned unless the context otherwise requires:

(1)	“voting certificate” shall mean a certificate in the English language issued by any Paying Agent and dated, in which it is stated:

(a)	that on the date thereof, Notes of any Series (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment thereof) of the principal amount(s) specified and bearing specified serial numbers have been deposited with such Paying Agent and that no such Notes will be released until the first to occur of:

(i)	the conclusion of the meeting specified in such certificate or if applicable any adjournment thereof or any poll taken on any resolution proposed thereat (whichever is the later); and

(ii)	the surrender of the voting certificate to the Paying Agent who issued the same; or

(b)	that until the release of the Notes represented thereby the bearer thereof is entitled to attend and vote at such meeting or any adjournment thereof in respect of the Notes represented by such certificate;

(2)	“block voting instruction” shall mean a document in the English language issued by any Paying Agent and dated, in which:

(a)	it is certified that Notes of the relevant Series (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment thereof) have been deposited with such Paying Agent and that no such Bearer Notes will be released until the first to occur of:

(i)	the conclusion of the meeting specified in such document or if applicable any adjournment thereof or any poll taken on any resolution proposed thereat (whichever is the later); and

(ii)	the surrender, not less than 48 hours before the time for which such meeting or adjourned meeting is convened or poll called, of the respective receipts to the Paying Agent who issued the same in respect of each such deposited Note which is to be released coupled with notice from the Paying Agent to the relevant Issuer of such surrender;

(b)	it is certified that each depositor of such Notes has instructed such Paying Agent that the vote(s) attributable to his or its Notes so deposited should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment;

(c)	the total number, the principal amounts and the certificate numbers of the Notes so deposited are listed, distinguishing with regard to principal amount and with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution, and those in respect of which instructions have been given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document.

(B)	Voting certificates and block voting instructions shall only be issued in respect of Notes deposited with any Paying Agent not less than 48 hours before the time for which the meeting or the poll to which the same relate has been convened or called and shall be valid only for so long as the relevant Notes will not be released pursuant to this paragraph 1 hereof and during the validity thereof the Holder of any such voting certificate or (as the case may be) the proxy or proxies named in any block voting instruction shall, for all purposes in connection with any meeting of Holders of Notes, be deemed to be the Holder of the Notes of the relevant Series to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited shall nevertheless be deemed for such purposes not to be the Holder of those Notes.

2.	The Trustee, the relevant Issuer or the relevant Guarantors at any time may, and the Trustee shall (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing at the time by Holders of Notes holding not less than one-tenth of the principal amount outstanding of the Notes of any particular Series for the time being outstanding shall, convene a meeting of the Holders of Notes of such Series. Whenever the relevant Issuer or the relevant Guarantors is or, as the case may be, are about to convene any such meeting it shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such place as the Trustee may approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Holders of the Notes of the relevant Series in the manner provided in the Conditions. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee, and to the relevant Issuer or the relevant Guarantors unless the meeting shall be convened by such relevant Issuer or the relevant Guarantors. Such notice shall be given in the manner provided in these presents and shall, unless in any particular case the Trustee otherwise agrees, specify the terms of the resolutions to be proposed and shall include to the extent applicable to the relevant Series, inter alia, statements to the effect that Notes of the relevant Series may be deposited with any Paying Agent for the purpose of obtaining voting certificates or appointing proxies until 48 hours before the time fixed for the meeting but not thereafter.

4.	A person (who may, but need not, be the Holder of a Note of the relevant Series) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Holders of Notes present shall choose one of their number to be chairman and, failing such choice, the relevant Issuer may appoint a chairman who may, but need not, be the Holder of a Note.

5.	At any such meeting two or more persons present in person holding Notes of the relevant Series and/or voting certificates and/or being proxies or representatives and being or representing in the aggregate a clear majority in principal amount of the Notes of the relevant Series for the time being outstanding shall form a quorum for the action of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Notes of the relevant Series or voting certificates or being proxies and holding or representing in the aggregate a clear majority in principal amount of the Notes of the relevant Series for the time being outstanding; PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	varies the date of maturity or any date of redemption of any of the Notes of the relevant Series or any date for payment of any principal or interest in respect thereof; or

(ii)	reduces or cancels the principal amount of the Notes of the relevant Series, varies any provision regarding the calculation of the amount or the rate of interest payable thereon or varies the rate of discount, rate of amortisation or any other rate of return applicable thereto or reduces the amount of principal or interest payable on any date; or

(iii)	modifies the provisions contained in this Schedule concerning the quorum required at any meeting of Holders of Notes in respect of the Notes of the relevant Series or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution; or

(iv)	varies the currency in which any payment (or other obligation) in respect of the Notes of the relevant Series is to be made; or

(v)	amends this proviso in any manner,

the quorum shall be two or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 66 per cent. of the principal amount of the Notes of the relevant Series for the time being outstanding.

6.	If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Holders of Notes, be dissolved. In any other case it shall be adjourned for such period, not being less than fourteen days nor more than 42 days, and to such time and place as may be appointed by the chairman. Save as otherwise provided in the proviso to this paragraph, at such adjourned meeting two or more persons present in person holding Notes of the relevant Series and/or voting certificates and/or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting Provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above, the quorum shall be two or more persons present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate no less than 33 per cent. of the principal amount of the Notes of the relevant Series for the time being outstanding.

7.	The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.	At least fourteen days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

9.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder of a Note or as a Holder of a voting certificate and/or as a proxy.

10.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or the relevant Issuer or the relevant Guarantors or by one or more persons holding one or more Notes of the relevant Series or voting certificates and/or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth part of the principal amount outstanding of the Notes of the relevant Series for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12.	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee, the relevant Issuer and the relevant Guarantors (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Holders of Notes. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Holders of Notes or to join with others in requesting the convening of such a meeting unless he is the Holder of a voting certificate or is a proxy or representative.

Neither the relevant Issuer nor the relevant Guarantors nor any of their group companies shall be entitled to vote in respect of Notes held by or on its behalf but this shall not prevent any proxy or representative named in the block voting instructions from being a director, officer or representative of, or otherwise connected with, the relevant Issuer, the relevant Guarantors or any of their group companies.

14.	(a)	Subject as provided in paragraph 13 above, at any such meeting (a) on a show of hands every person who is present in person or who produces his appointment as a representative or a Note or a voting certificate or who is a proxy, shall have one vote and (b) on a poll every person who is so present shall have one vote in respect of each U.S.$1 (a “Unit”) of Notes of the relevant Series so produced or represented by the voting certificate so produced or in respect of which he is a proxy. Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

(b)

If any Issuer shall have issued and have outstanding Notes which are not denominated in U.S. dollars, in the case of any meeting of holders of Notes of more than one currency, the amount of such Notes shall (i) for the purposes of paragraph 22 below be the equivalent in U.S. dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies to U.S. dollars on the day on which the request in writing or instrument in writing is received by the Trustee or if that is not a day on which banks and foreign exchange markets are open in London, the next following such day and (ii) for the purposes of paragraphs 5, 6, 10 and 14(a) above and paragraph 17 below (whether in respect of the meeting, or any adjournment thereof or any poll resulting therefrom) be the equivalent at such spot rate on the Business Day (as defined in Condition 8B(1)) prior to the day of such meeting. In such circumstances, and where Notes denominated in U.S. dollars but of different amounts are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every U.S.$1 in principal amount of the Notes (converted as above) held.

15.	A proxy named in any block voting instruction need not be a Holder of any Note.

16.	Each block voting instruction and each form of proxy, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent, shall be deposited at the registered office of the relevant Issuer (or at such other place as the Trustee shall designate or approve) not less than 24 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the proxy named in the block voting instruction or form of proxy proposes to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting or poll proceeds to business. A notarially certified copy of each such block voting instruction and form of proxy and satisfactory proof as aforesaid (if applicable) shall be deposited with the Trustee before the commencement of the meeting, adjourned meeting or poll but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of the proxy named in, any such block voting instruction or form of proxy.

17.	Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed; PROVIDED THAT no intimation in writing of such revocation or amendment shall have been received from the Principal Paying Agent by the relevant Issuer at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the block voting instruction or form of proxy is intended to be used.

18.	A meeting of the Holders of Notes shall, in respect of the Notes of the relevant Series and subject to the provisions contained in the Conditions, in addition to the powers hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution namely:

(a)	to sanction any proposal by the relevant Issuer or the relevant Guarantors for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Holders of Notes and/or the Receiptholders and/or the Couponholders in respect of the Notes of the relevant Series, against the relevant Issuer and/or Guarantors whether such rights shall arise under these presents, the Notes, the Receipts or Coupons (if any) of that Series or otherwise;

(b)

power to sanction any scheme or proposal for the exchange or sale of the Notes of any Series, for the conversion of the Notes of any Series, into or the cancellation of the Notes of any Series, in consideration of, shares, stock, bonds, notes, debentures, debenture stocks and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

(c)	to assent to any modification or alteration of the provisions contained in the Notes or the Coupons of the relevant Series, the Conditions thereof or these presents which shall be proposed by the relevant Issuer, the relevant Guarantors or the Trustee;

(d)	to waive or authorise any breach or proposed breach by the relevant Issuer or the relevant Guarantors of its or their obligations under the Conditions applicable to the Notes of the relevant Series or these presents or determine that any act or omission which might otherwise constitute an Event of Default under the Conditions applicable to the Notes of the relevant Series shall not be treated as such;

(e)	to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(f)	to give any authority, direction or sanction which under these presents or the Conditions applicable to the Notes of the relevant Series is required to be given by Extraordinary Resolution;

(g)	to appoint any persons (whether Holders of Notes or not) as a committee or committees to represent the interests of the Holders of Notes in respect of the Notes of the relevant Series and to confer upon such committee or committees any powers or discretions which such Holders of Notes could themselves exercise by Extraordinary Resolution;

(h)	to approve a person proposed to be appointed a new Trustee under these presents and to remove any Trustee or Trustees for the time thereof; and

(i)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which the Trustee may have become responsible under these presents or under the Notes of the relevant Series.

19.	An Extraordinary Resolution passed at a meeting of the Holders of Notes in respect of the Notes of the relevant Series duly convened and held in accordance with these presents shall be binding upon all the Holders of Notes of the relevant Series, whether present or not present at such meeting, and upon all the Receiptholders and Couponholders in respect of Notes of the relevant Series and each of the Holders of Notes and Receiptholders and Couponholders shall, in respect of the Notes of that Series, be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing thereof.

20.

The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Holders of Notes in respect of the Notes of the relevant Series duly convened and held in accordance with the provisions contained herein by a majority consisting of not less than three-fourths of the votes cast thereon or an instrument or instruments in writing signed by the Holder or Holders of not less than 75 per cent. of the Notes of the relevant Series for the time being outstanding.

21.	If and whenever an Issuer shall have issued and have outstanding any Notes which do not form one single Series then the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects one Series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the Holders of the Notes of the relevant Series;

(ii)	a resolution which in the opinion of the Trustee affects more than one Series of the Notes but does not give rise to a conflict of interest between the Holders of Notes of any of the Series affected shall be deemed to have been duly passed if passed at a single meeting of the Holders of the Notes of all Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Holders of the Notes of one Series or group of Series so affected and the Holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if in lieu of being passed at a single meeting of the Holders of the Notes of all such Series it shall be duly passed at separate meetings of the Holders of the Notes of each Series so affected; and

(iv)	to all such meetings as aforesaid all preceding provisions of this Schedule shall, mutatis mutandis, apply as if references therein to Notes and Noteholders or Holders of Notes of the relevant Series were references to the Notes of the Series or group of Series in question and to the Holders of such Notes respectively.

22.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the relevant Issuer or the Trustee and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Holders of Notes in respect of the Notes of the relevant Series, shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

Subject to all other provisions contained in these presents, the Trustee may by agreement with N.V. and PLC, without the consent of the Noteholders, the Receiptholders or the Couponholders, prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its discretion determine.

23.	So long as the Notes of the relevant Series are represented by any Notes in global form, the Holder of the relevant Notes in global form shall for the purposes of this Schedule be deemed to be two persons and, at any such meeting, as having one vote in respect of each Unit for which such Notes in global form may be exchanged.